As filed with the Securities and Exchange Commission on February 11, 2004

Registration No. 333-107042

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4 to

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZION OIL & GAS, INC.

(Name of Small Business Issuer in its Charter)

Delaware	1382	20-0065053
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

6510 Abrams Road, Suite 300, Dallas, Texas 75231
(214) 221-4610
(Address and Telephone Number of Principal Executive Offices)

9 Yair Stern St., Herzliya, 46412 Israel
+972 (9) 955-2619
(Address of principal place of business or intended principal place of business)

The Corporation Trust Company
1209 Orange Street, Wilmington, Delaware 19801
(302) 658-7581
(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Alice A. Waters, Esq. 111 East Franklin Street, Waxahachie, Texas 75165 (972) 938-9090	Lawrence Cohen, Esq. Stark & Stark, PC 993 Lenox Drive, Building 2 Lawrenceville, New Jersey 08648 (609) 896-9060

Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Title of each	Amount	Proposed Maximum	Proposed	Amount of
Class of Securities	to be	Offering Price	Maximum Aggregate	Registration
To be Registered	Registered	Per Unit	Offering Price	Fee
Common Stock,	7,000,000	$5.00 per share	$35,000,000	$2,831.00
$.01 par value	shares

____________________________________________________________________________________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Zion Oil & Gas, Inc.
Shares of Common Stock, par value $.01 per Share

Minimum 1,300,000 Shares                                                                                       Maximum 7,000,000 Shares

Zion Oil & Gas, Inc. is offering to sell to the public a minimum of 1,300,000 up to a maximum of 7,000,000 shares of our common stock, par value $.01 per share, at a price of $5.00 per share, through Network 1 Financial Securities, Inc. (the "Underwriter") and other broker/dealers (arranged by the Underwriter) who are members of the National Association of Securities Dealers, Inc. (NASD). The compensation to the Underwriter and other broker/dealers (collectively, the "Placement Agents") will consist of a commission of 6% ($0.30 per share) and a variable non-accountable expense reimbursement of 1.16% to 3% ($0.058 to $0.15 per share), depending upon the aggregate offering amount, as described in the "PLAN OF DISTRIBUTION" on page 24. In addition, the Underwriter shall receive warrants (the "Underwriter's Warrants") to purchase the number of shares equal to 5% of the shares sold by the Placement Agents, at an exercise price of $7.35 per share, exercisable no sooner than one year after the effective date of this offering and terminating five years after such date.

This offering is a "best efforts minimum/maximum offering." The Placement Agents are not required to place any firm orders or purchase any of the shares, but have agreed to use their best efforts to market the shares on our behalf. We cannot sell any of the shares until we have received and accepted subscriptions (using the tear-out form in the back of this prospectus) and payment for a minimum of 1,300,000 shares ($6,500,000). We and the Placement Agents will deposit all payments in an escrow account at Commerce Bank/Delaware, National Association, with whom we have signed an escrow agreement. If we do not accept an investor's subscription, we will return his funds promptly, with any interest earned, without deduction. If we do not receive acceptable subscriptions and payment for 1,300,000 shares on or before May 31, 2004 (which may, in our sole discretion, be extended by us for ninety days), we will terminate the offering and promptly refund the money raised with any interest earned, without deduction. If the minimum is received on or before May 31, 2004 (or later, if extended), we will promptly complete the initial sale of at least the minimum by transferring the funds out of the escrow account and promptly issuing the stock to the investors. After the initial closing, we and the Placement Agents will continue to deposit all subsequent payments into the escrow account until the earlier of (i) December 31, 2004, or (ii) the date on which a total of 7,000,000 shares have been subscribed and accepted, promptly after which we will have a final closing. There may be one or more interim closings between the initial and the final closings. Your minimum purchase must be at least 100 shares ($500). Depending upon the state in which state you reside, the maximum amount you may invest may depend on certain "suitability standards." This is our initial public offering and no public market currently exists for our common stock. The NASDAQ SmallCap MarketSM has approved the listing of our common stock, conditional upon completion of the minimum offering and conditional upon at least three market makers willing to trade the stock.

Investing in our common stock is very risky. Our financial condition is unsound. We plan to spend most of the money raised to prepare for and drill one or more "wildcat" oil and gas exploratory wells in the State of Israel. Your investment will be subject to a combination of the highest risks associated with new ventures, oil and gas exploration, and political uncertainty. A significant portion of our gross revenues will be donated to charity. See "Risk Factors" at page 3 of this prospectus to read about the risks that you should consider before buying shares of our stock. You should consider acquiring these shares only with funds you can afford to completely lose, and/or funds you would want to see donated to charity. Please note that all dollar amounts are in United States Dollars.

	Price to Public	Placement Agents' Commissions (1)	Proceeds to Zion (2)
Per Share	$5.00	$0.30	$4.70
Total Minimum	$6,500,000	$390,000	$6,110,000
Total Maximum	$35,000,000	$2,100,000	$32,900,000

(1) Reflects maximum amount of commissions payable to Placement Agents. In addition, we have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"); and the Underwriter shall be entitled to a non-accountable expense allowance, compensation under a consulting agreement, and certain warrants to purchase a number of common shares equal to five percent (5%) of the shares sold by it and other Placement Agents. See "Plan of Distribution-Placement Agents" on page 24.

(2) Before deducting estimated offering expenses of up to $460,000 in the minimum offering and $1,000,000 in the maximum offering.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these shares and it is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

The date of this prospectus is February 17, 2004.

STATE REQUIREMENTS

If you are a resident of one of the states listed below, you may only purchase shares of our common stock in this offering if you meet the requirements below set by your state. The term "accredited investor" as used below is defined in Rule 501(a) of Regulation D under the Securities Act. Under Rule 501(a) to be an accredited investor an individual must have (a) net worth or joint net worth with the individual's spouse of more than $1,000,000 or (b) income of more than $200,000 in each in each of the two most recent years or joint income with the individual's spouse of more than $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year. Other standards may apply to investors who are not individuals.

Kentucky Investors: Kentucky investors must have either (i) a gross annual income of at least $65,000 and a net worth of at least $65,000 (exclusive of personal residence, home furnishings and automobiles), or (ii) a net worth of at least $150,000 (exclusive of personal residence, home furnishings and automobiles).

New Jersey Investors: Offers and sales in this offering in New Jersey may only be made to accredited investors. There will be no secondary sales of the securities to persons who are not accredited investors for 90 days after the date of this offering in New Jersey by the Underwriter and selected dealers.

South Carolina Investors: Offers and sales in this offering in South Carolina may only be made to accredited investors.

Virginia Investors: This offering was approved in Virginia on the basis of a limited offering qualification where offers and sales could only be made to proposed issuees based on their meeting an investor suitability standard as an accredited investor. We did not have to demonstrate compliance with some or all of the merit regulations of Virginia as found in the "Virginia Securities Rules."

TABLE OF CONTENTS

PROSPECTUS SUMMARY *

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS *

RISK FACTORS *

USE OF PROCEEDS *

PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION *

CAPITALIZATION *

DETERMINATION OF OFFERING PRICE *

DILUTION *

DIVIDEND POLICY *

PLAN OF DISTRIBUTION *

LEGAL PROCEEDINGS *

MANAGEMENT *

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT *

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS *

EXECUTIVE COMPENSATION *

DESCRIPTION OF SECURITIES *

SHARES ELIGIBLE FOR FUTURE SALE *

INTEREST OF NAMED EXPERTS AND COUNSEL *

BUSINESS AND PROPERTIES *

MARKET FOR SECURITIES *

TAX CONSEQUENCES *

LEGAL MATTERS *

EXPERTS *

WHERE YOU CAN FIND MORE INFORMATION *

FINANCIAL STATEMENTS *

PROSPECTUS SUMMARY

All references in this prospectus to the "Company", "Zion", "we", "us" or "our" are to Zion Oil & Gas, Inc., a Delaware corporation, and its predecessor, Zion Oil & Gas, Inc., a Florida corporation. Because this is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of our common stock. You should read the entire prospectus carefully, including the risk factors and financial statements, before you decide to purchase our common stock. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

Zion Oil & Gas, Inc.

Zion is a development stage oil and gas exploration company with a limited operating history and limited financial resources. Our executive offices are located at 6510 Abrams Road, Suite 300, Dallas, Texas 75231 and our telephone number is (214) 221-4610. Our office in Israel is located at 9 Yair Stern Street, Herzliya, Israel 46412 and the telephone number is +972 (9) 955-2619. Our website is www.zionoil.com. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. Since April 2000 we have been conducting data accumulation, research and analysis related to onshore oil and gas potential in the north central coastal plain of Israel. In October 2002 we submitted a detailed exploration report to the Oil Commissioner of the Ministry of National Infrastructures of the State of Israel, identifying our recommended prospect areas for deep drilling (to a depth of approximately 16,000 feet). Effective January 1, 2003, the Israeli government approved our prospects for drilling and consolidated our existing petroleum rights into a single exploration license covering approximately 95,800 acres as shown on the map on the back cover of this prospectus. The license expires April 30, 2005. If we begin deepening an existing well or begin drilling a new well by October 1, 2004 and diligently attempt to drill to the target depth we will be entitled to request a two-year additional extension of our license to April 30, 2007. If we do not begin the work by October 1, 2004, the government could begin proceedings to cancel the license for failure to meet the work program.

The Offering

Securities offered by Zion	A minimum of 1,300,000 and a maximum of
7,000,000 shares of common stock, par value $.01
per share

Common stock to be outstanding	Minimum of 6,158,851 shares
after this offering*	Maximum of 11,858,851 shares

Use of Proceeds	Net proceeds will be used for exploratory well
drilling, to reduce debt and for working capital
See "Use of Proceeds" for more information.

___________________________________________

* Includes 63,500 shares issued since September 30, 2003

Summary of Financial Data

Balance sheets as of:	12/31/2001	12/31/2002	9/30/2003	9/30/2003	9/30/2003
	(Audited)(1)	(Audited)(1)	(Unaudited)(1)	(Pro Forma)(2)	(Pro Forma)(3)
Assets	388,959	737,393	1,131,307	6,341,307	32,591,307
Liabilities	65,602	297,137	524,837	84,837	84,837
Stockholders' equity	323,357	440,256	606,470	6,256,470	32,506,470
Stockholders' equity per	0.11	0.11(4)	0.13	1.03
common share					2.76

Statements of operations for:	Year ending	Year ending	9 mo. Ending
	12/31/2001	12/31/2002	9/30/2003
	(Audited)(1)	(Audited)(1)	(Unaudited)(1)
Net income (loss)	(166,753)	(387,152)	(425,039)

___________

(1) Complete audited financial statements as of December 31, 2002 and unaudited financial statements as of September 30, 2003 are included at the end of this prospectus, starting on Page F-1. All dollar amounts are in United States Dollars.

(2) Assumes minimum amount raised in the offering

(3) Assumes maximum amount is raised in the offering

(4) Assumes each share of outstanding preferred stock is converted into 12 shares of common stock (which occurred on July 9, 2003.)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors," " Plan of Operation and Management's Discussion," "Business and Properties," and elsewhere in this prospectus constitute forward-looking statements. These statements relate to future events or our future financial performance. In come cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "intends," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

An investment in our shares is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this prospectus, before investing. You should not invest in our shares unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Our financial condition is unsound.

All of our audited financial statements since inception have contained a statement by the auditors that raise the question about us being able to continue as a "going concern" unless we are able to raise additional capital. See "FINANCIAL STATEMENTS," page F-1.

We are a development stage company.

Zion was incorporated in April 2000 and is still in its development stage. Our operations are subject to all of the risks inherent in establishing a new business enterprise. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially the oil and gas exploration business. We cannot warrant or provide any assurance that our business objectives will be accomplished. See "BUSINESS AND PROPERTIES," page 52.

We have no proved reserves or current production.

We do not have any proved reserves or current production of oil or gas. We cannot assure you that any wells will be completed or produce oil or gas in commercially profitable quantities.

We have a history of operating losses.

We incurred operating losses of $166,753 for the year ended December 31, 2001, $387,152 for the year ended December 31, 2002, and $425,039 for the nine months ended September 30, 2003. The accumulated deficit as of September 30, 2003 was $984,306. We cannot assure that we will ever be profitable.

We are committed to paying executive compensation for five years.

We have committed to the payment of $720,000 per year for five years in compensation to our four most senior executives. If we do not have a discovery of oil or gas, a sizable portion of the amounts raised in this offering may be used for executive compensation, reducing the amounts available for exploratory drilling. See "EXECUTIVE COMPENSATION-Executive Employment Arrangements and Letters of Intent," page 45.

If we are unable to obtain additional financing, we may be unable to successfully execute our business plan.

Our planned work program is expensive. A new well could cost as much as $5 million for a dry hole and $7 million for a completed producer, assuming there are no drilling or completion problems. We intend to finance our initial exploratory drilling with the proceeds from this offering. If we do not raise enough to drill the first well by ourselves (currently estimated at $5 million), we will have to seek other forms of financing, including the sale (if possible) of a portion of our license rights and obligations to one or more other petroleum exploration companies. Any additional financing could cause your relative interest in our assets and potential to be significantly diluted. Even if we have exploration success, we may not be able to generate sufficient revenues to offset the cost of dry holes and general and administrative expenses. See "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION," page 14.

Your investment will be diluted.

Depending upon the total amount raised in this offering, your investment will be immediately diluted in terms of net tangible asset value per share. If the minimum amount of $6,500,000 is raised, your dilution will be 79%. If the maximum amount of $35,000,000 million is raised, your dilution will be 45%. See "DILUTION," page 22 for more details.

Oil and gas exploration is an inherently risky business.

Exploratory drilling involves enormous risks, including the risk that no commercially productive natural gas or oil reservoirs will be discovered. Even when properly used and interpreted, seismic data analysis and other computer simulation techniques are only tools used to assist geoscientists in trying to identify subsurface structures and hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically available. The risk analysis techniques we use in evaluating potential drilling sites rely on subjective judgments of our personnel and consultants. There is no assurance that other companies with superior financial resources, larger technical infrastructure and more experience will agree with our analysis and recommendations. The prospects we intend to drill may be significantly more risky than we think they are, and your investment could be at greater risk than if you invested with an established oil and gas exploration company. See "BUSINESS AND PROPERTIES," page 52.

Our operations in Israel are subject to political and economic risks.

Our operations are concentrated in Israel and are directly affected by political, economic and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and the Palestinians in the West Bank and the Gaza Strip and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Despite efforts to secure a lasting peace between Israel and its Arab neighbors and Palestinian residents, the future of these peace efforts is uncertain. Since October 2000, there has been a significant increase in violence primarily in the West Bank and the Gaza Strip, and negotiations between Israel and Palestinian representatives ceased for a period of over thirty months. Negotiations recommenced in June 2003 with the internationally sponsored "Road Map" plan, to which there is significant opposition from extremists on both sides. The chances for this renewed peace process cannot be predicted.

The Ma'anit Reef where we intend to drill our first well is in an area adjacent to Israeli Arab villages where anti-Israeli rioting broke out in late 2000 and near bus routes and Israeli towns which have suffered terrorist attacks. Any future armed conflict, political instability or continued violence in the region would likely have a negative effect on our operations and business conditions in Israel, as well as our ability to raise additional capital necessary for completion of our exploration program. Such armed conflict would likely adversely affect the share price of publicly traded companies with operations concentrated in Israel. Furthermore, several countries and companies still restrict trade with Israel, a situation that may limit our ability to import certain required goods and services into Israel and restrict potential markets for our production.

Following Knesset (Israel's parliament) elections in Israel in January 2003, a new government was formed in February 2003. No one can predict how the new government will deal with the security and political situation or what effect the policies of the new government will have on the political and security conditions, even though the government has endorsed the Road Map.

Our operations in Israel may be subject to:

  political and economic uncertainties, including changes in governmental energy and environmental policies or the personnel administering them;

  loss of revenue, property and equipment as a result of expropriation, nationalization, war, insurrection or terrorist activities, especially in light of the current violence in the Middle East between Israel and the Palestinians and recent terrorist activities against United States interests;

  currency restrictions and exchange rate fluctuations;

  changes in laws and policies affecting operations of foreign-based companies in Israel;

  modification of license rights; and

  royalty and tax increases and other risks arising out of Israeli State sovereignty over the mineral rights in Israel and its taxing authority.

Consequently, our operations may be substantially affected by factors beyond our control, any of which could negatively affect our financial performance. Further, in the event of a legal dispute in Israel, we may be subject to the exclusive jurisdiction of Israeli courts or we may not be successful in subjecting persons who are not United States residents to the jurisdiction of courts in the United States, either of which could adversely affect the outcome of a dispute.

The legal and fiscal conditions of our license and operations could be impaired by changes in law and fiscal policy in Israel.

Our license is issued under the Israeli Petroleum Law, 5712-1952, which together with certain regulations issued pursuant to the Israeli Income Tax Ordinance, sets out the basic terms of our rights and the royalty and tax regime to which we will be subject if we discover and produce petroleum. Over the last three years, several proposals have been submitted by Israeli government authorities to amend various provisions of the Petroleum Law and the related fiscal regime which, if they had been adopted and applied to outstanding petroleum rights, might have resulted in increasing our costs of exploration and production. This adds to uncertainties attendant upon the conduct of petroleum activities in Israel, including possible increase of the tax burden to which we might have been subject in the event of a substantial discovery. While there are no specific proposals currently on the table, it is possible that the previous proposals will be resubmitted or new proposals presented. Until such time as such proposals, if any, are presented, it is not possible to know whether and to what extent, if at all, amendments to the Petroleum Law or the related fiscal regime will affect our operations or, in the event of a discovery, potential results. See BUSINESS AND PROPERTIES - "Israel's Petroleum Law" and - "Petroleum Taxation" at pages 57-62.

Our license could be canceled or terminated, and we would not be able to successfully execute our business plan.

Our license is granted for a fixed period and requires compliance with a work program detailed in the license. If we do not fulfill the work program, the Israeli government may terminate the license before its scheduled expiration date. See "BUSINESS AND PROPERTIES - Properties," page 52.

There are limitations on the transfer of interests in the license, which could impair our ability to raise additional funds to execute our business plan.

The Israeli government has the right to approve any transfer of rights and interests in our license and any mortgage of the license to borrow money. If we try to raise additional funds through borrowings or joint ventures with other companies and are unable to obtain some of these approvals from the government, the value of your investment could be significantly diluted or even lost. See "BUSINESS AND PROPERTIES - Properties," page 52.

Our dependence on the limited contractors, equipment and professional services available in Israel will result in increased costs and possibly material delays in our work schedule.

In Israel, as of the date of this prospectus, there is only one drilling contractor, one provider of seismic services and one provider of logging services. The drilling contractor has only one drilling rig in Israel capable of drilling to our target depth. We do not know if we will be able to locate and encourage any other drilling and service contractors to come into the country. Consequently, due to the lack of competitive resources, costs for our operations are likely to be more expensive than costs for similar operations in other parts of the world. We are also more likely to incur material delays in our drilling schedule and be subject to a greater risk of failure in meeting our required work schedule. Similarly, some of the oil field personnel we need to undertake our planned operations are not necessarily available in Israel or available on short notice for work in Israel, a situation that may result in increased costs and material delays in the work schedule. The unavailability of such services may not only result in material delays but, more importantly, in cessation of operations. See "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION - Consequences of Delay," page 21.

Our dependence on Israeli local licenses and permits may require more funds than we have budgeted and may cause delays in our work schedule.

We are subject to a number of Israeli local licenses and permits. Some of these are issued by the Israeli security forces, the Ministry of the Environment, the Civil Aviation Authority, the Israeli national water company, the Israel Lands Authority, the holders of the surface rights in the lands on which we intend to conduct drilling operations, including Kibbutz Ma'anit, the Department of Public Works, local and regional Planning Commissions, and Regional and Town Councils. In order to obtain necessary licenses and permits, more money than the amounts budgeted for those purposes may be required, and we may have to delay the planned work schedule.

Voting control is concentrated, which may diminish control of minority shareholders.

John M. Brown, our founder and our chairman of the board and chief executive officer, and Ralph F. DeVore, one of our directors, hold proxies to vote the shares of common stock of some of our shareholders. Including their own shares of common stock, Mr. Brown holds 66%, and Mr. DeVore holds 15%, of our voting rights outstanding prior to this offering. After the completion of this offering, assuming the minimum shares offered are issued, Mr. Brown and Mr. DeVore will have control of 52% and 12%, respectively, of our outstanding voting rights. If the maximum shares are issued they will hold 27% and 6%, respectively, of our outstanding votes. The ability of Mr. Brown and Mr. DeVore to exercise significant control over us may discourage, delay or prevent a takeover attempt that a shareholder might consider in his or her best interest and that might result in a shareholder receiving a premium for his or her common stock. Also, Mr. Brown and Mr. DeVore (if they vote the same way) may have the ability to:

  control the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

  elect all of the members of our board of directors;

  prevent or cause a change in control of our Company; and

  decide whether to issue additional common stock or other securities or declare dividends.

Some of the shares of common stock owned by the other officers and directors are not subject to the proxies held by Mr. Brown and Mr. DeVore. When those shares are added in, the management of Zion now holds 84% of the voting control and would have 67% of the voting control if the minimum amount of the offering is placed and 35% of the voting control if the maximum is placed. For more details see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Voting Agreements," page 36.

Cash dividends may not be paid to shareholders.

You may receive little or no cash or stock dividends on your shares of common stock. The board of directors has not directed the payment of any dividends, does not anticipate paying dividends on the shares for the foreseeable future and intends to retain any future earnings to finance our growth. Payment of cash dividends, if any, will depend, among other factors, on our earnings, capital requirements, and the general operating and financial condition, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

There will be a limited public market, if any, for the shares.

There is no public market for the shares of common stock being offered. We cannot assure you that a sufficient active trading market will develop or that you will be able to resell your shares at prices equal to or greater than your respective initial purchase price. The market prices for the securities of energy companies have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The market price of the shares may be affected significantly by factors such as announcements by us or by our competitors, variations in our results of operations, and market conditions in the extractive industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, you may not be able to liquidate an investment in the shares readily or at all. If our shares become listed on the NASDAQ SmallCap Market or some national exchanges, our shares generally must sell at no lower than $1.00 per share, or we may be delisted.

Absence of one or more market makers could impair the value of your investment.

The value of your investment would be impaired if we are not listed on a national exchange and/or no NASD market maker chooses to make a market in our common stock. This would mean fewer shares of common stock being bought and sold, delays in transactions, and lower prices than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. We cannot assure you that a market maker will elect to make a market in our common stock.

The "Penny Stock" rule could limit the trading in our stock and impair the value of your investment.

The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on a national securities exchange or quoted on NASDAQ and an equity security issued by an issuer that has net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three (3) years. Unless such an exemption is available, the regulations require the delivery of a disclosure document to the investor explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. In addition, as long as the common stock is not listed on a national securities exchange or quoted on NASDAQ or at any time that the company has less than $2,000,000 in net tangible assets, trading in the common stock is covered by Rule 15g-9 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") for non-NASDAQ and non-exchange listed securities. Under that rule, broker-dealers who recommend covered securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. To the extent that we do not meet the exemptions under the Penny Stock Rule, there will be reduced liquidity in the market and you might not be able to easily sell your shares.

Shares currently outstanding may soon be eligible for future sale, which might put downward pressure on the price of all shares.

All of the shares of common stock that are currently held are restricted securities and were purchased at prices significantly lower than the price of this offering. Such shares cannot be sold in the open market without a separate registration except in reliance upon Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). However, most of these shares have been held for more than the minimum holding period under Rule 144, and the holders may sell those shares into the public market, which might put downward pressure on the price. Of the shares outstanding on December 31, 2003, approximately 481,531 of these shares (10%) are not subject to lock-in agreements and may be sold immediately after the initial closing. 1,772,033 shares (36%) are subject to a one-year lock-in agreement and 2,605,287 shares (54%) are subject to either a four-year or a one-year lock-in agreement. See " SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Lock-in Agreements," page 38.

There may be a limited market for natural gas, causing natural gas prices to decrease, which could negatively impact the results of our operations and financial condition.

To the best of our knowledge, as of the date hereof, there are four primary competitors for the sale of natural gas to the Israeli market. The source of the gas is from the recently discovered gas fields offshore Israel and the Gaza Strip and the gas fields offshore Egypt. In light of the relatively small size of the current Israeli market for natural gas, in the event that we and other groups exploring for natural gas in Israel succeed in discovering significant new reserves, such discoveries may result in a decrease in the market price for natural gas and impede our ability to sell any reserves we discover until such time as the Israeli market for natural gas increases to an extent where it is able to accommodate additional reserves.

Although our projects are for oil reserves, we may find significant volumes of natural gas. If, as we develop and expand production of our Israeli gas reserves, the Israeli market for gas does not also develop and grow, there may be too much gas for the market to absorb, causing natural gas prices to significantly decrease, which would negatively impact the results of our operations and our financial condition. Israel's market for natural gas is in the early stage of development and is now primarily based on electric power generation and industrial use. At present, there is no pipeline and there are limited other means available to transport large amounts of gas from our areas of operation to major power plants or industrial and population centers. For more details see "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION - Markets," page 14.

In the event of a discovery of natural gas, our ability to supply the gas discovered to the potential market will to a large extent be dependent on the establishment of a proposed Israeli national natural gas pipeline. As of the date hereof, it is uncertain who will construct and operate this pipeline and, as a result, it is uncertain when the pipeline will be completed or exactly where it will be routed with respect to our license.

If compliance with environmental regulations is more expensive than anticipated, it could adversely impact the profitability of our business.

Our operations are subject to laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment, which can adversely affect the cost, manner or feasibility of our doing business. Many Israeli laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both. These laws and regulations increase the costs of planning, designing, drilling, installing and operating oil and gas facilities. Risks of substantial costs and liabilities related to environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas exploration and production, would result in substantial costs and liabilities.

Although environmental assessments are conducted on all acquired properties, in our use of existing or previously drilled well bores such as the Ma'anit #1, we may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation could fall upon us.

Sales of less than the maximum offering amount will limit our activities and result in less profit.

This offering is being made on a "best efforts" basis. Failure to raise funds beyond the minimum subscription of 1,300,000 shares will limit the activities of Zion. We cannot assure you that all of the shares will be sold. Subscriptions are irrevocable, but we have the right to accept or not accept a subscription. We currently intend not to accept any subscriptions for less than $500 per subscriber.

There is significant competition in the oil and gas industry, and some of our competitors have more capital than we do.

The oil and gas exploration business is highly competitive and has few barriers to entry. We will be competing with other oil and gas companies and investment partnerships to develop oil and gas properties in Israel and to purchase equipment and obtain labor necessary to complete wells. Many of our competitors are larger than us and have substantially greater access to capital and technical resources than we do and may therefore have a significant competitive advantage.

Fluctuation in oil and gas prices could adversely affect our financial condition.

Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital may depend substantially on prevailing prices for oil and natural gas. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Depressed prices in the future would have a negative impact on our future financial results. The volatile nature of the energy markets make it impossible to predict with any certainty the future prices of oil and gas.

In addition, we assess the carrying value of our assets annually in accordance with generally accepted accounting principles under the full cost method. If oil and gas prices decline, the carrying value of our assets could be subject to downward revision.

The loss of key personnel could adversely impact our business.

We are highly dependent on the services of Glen Perry and other key personnel. The loss of certain of our key employees would likely have a material adverse impact on the development of our business. We currently do not maintain key employee insurance policies on these employees.

Earnings will be diluted due to charitable contributions and key employees incentive plan.

We are committed to donating 6% of our gross sales revenues (after payout of exploration costs through the first discovery well) to two charitable trusts and allocating 1.5% (after payout of drilling costs on a well-by-well basis) to a key employees incentive plan. This means that the total royalty burden on our property (including the government royalty of 12.5%) will be 20%. As our expenses increase with respect to the amount of sales, these donations and allocation could significantly dilute future earnings and, thus, depress the price of the common stock. See "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION - Charitable Trusts," page 19.

Price of common stock was arbitrarily determined without regard to tangible book value.

The price of the common stock you would be purchasing from us has been arbitrarily set without regard to our tangible book value per share. We cannot promise that the shares will continue to be worth what you will pay for them.

No insurance has been purchased yet for risks that are insurable. To the extent that premium costs are affordable or insurance is required as a matter of law, we intend to purchase workman's compensation, general liability, directors and officers liability and control of well ("blowout" or well fire) insurance in amounts appropriate for our size, the number of our employees, and our financial condition.

USE OF PROCEEDS

The net proceeds to us from the sale of a minimum of 1,300,000 and a maximum of 7,000,000 shares of common stock at an offering price of $5.00 per share are estimated to be approximately $5,650,000 and $31,900,000, respectively, after deducting estimated placement agent commissions and offering expenses.

Some of our officers, directors, their affiliates and associates have loaned (and/or have not been paid for services billed, or salaries earned) amounts totaling approximately $510,000 during the past two years. These notes and accounts payable will be paid out of the first proceeds received.

We intend to use most of the net proceeds of this offering for exploration and development drilling on our Israeli license area. Our work program calls for re-entering and deepening an existing well (the Ma'anit #1) in the license area at an estimated "dry hole" cost of $3,300,000 to drill to a total depth of approximately 5,000 meters (16,400 feet) and evaluate the well through a combination of electrical wireline tool investigations, recovery of samples from the target formation (coring) and testing. We also intend to drill one or more new wells in the license area to approximately the same depth at an estimated "dry hole" cost of $5,500,000 per well. A "dry hole" is a well that for either geological or mechanical reasons is judged by us to be incapable of producing oil or gas in commercial quantities. In either case (re-entry or new well), if the well is not a "dry hole," a completion attempt would be made at an estimated completion cost of $800,000 in order to set production casing, perforate, install the production tubing and wellhead and conduct extended tests of the well. We cannot assure you that any wells will be completed or produce oil or gas in commercial quantities. If the minimum $5,650,000 net proceeds are raised, we will re-enter the Ma'anit #1. If the maximum $31,900,000 net proceeds are raised, we plan to re-enter the Ma'anit #1 as our first well and then proceed to drill at least three additional wells. No matter how much is raised in the offering the first well planned is the Ma'anit #1 re-entry. See "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION," page 14.

Our engineers estimate that, in order to be commercially productive, any of the wells we intend to drill to the approximate depth of 5,000 meters (16,400 feet), based on industry standards, should be capable of producing at least 100 barrels of oil per day or 600 thousand cubic feet of gas per day. Such production levels will not pay out the cost of drilling the well, but only the costs of operating the well on a current basis. In order to justify the costs of drilling of additional wells, there should be the expectation that each additional well would have initial production rates in excess of 1,000 barrels of oil per day or six million cubic feet of gas per day, or some combination of the two.

The remaining net proceeds will be used for general and administrative expenses and working capital. We intend to invest the net proceeds of this offering in short-term, investment grade obligations or bank certificates of deposit in both Israel and the United States until they are used.

If the minimum amount is raised, the proceeds from this offering will satisfy our cash requirements through December 2004, including the re-entry of the first well. This assumes that our officers would be willing, as they have done in the past, to defer some of their salaries until more cash is available. Thereafter, it will be necessary to raise additional funds for subsequent drilling. Out of the net proceeds of $5,650,000 in this minimum case, $510,000 would repay our outstanding notes and accounts payable to shareholders and officers, $940,000 would be used for general and administrative expenses (mostly salaries and professional fees), $100,000 would be used for exploration costs and $3,300,000 would be used to re-enter and deepen the first well. This would leave us with approximately $800,000 available to spend on completing the first well if it is a producer. If not, then the $800,000 would be used as additional working capital.

Following completion of the first well, we will install gas separation facilities and storage tanks at an estimated cost of $300,000, which will be paid from other funds (such as the proceeds from exercises of outstanding warrants expiring December 31, 2004) and not from the net proceeds of this offering.

To the extent this offering is successful in raising the maximum funds, we expect to have sufficient money to drill and complete at least four wells and pay overhead through December 2006. Out of the net proceeds of $31,900,000, we would spend the same $510,000 to repay our outstanding notes and accounts payable to shareholders and officers. For the three year exploratory drilling period ending December 31, 2006, we estimate that our general and administrative expenses will be $4,430,000, most of which would be spent on salaries, benefits and professional fees. With the maximum funds available, we anticipate seeking additional petroleum rights in the general area of our license and we estimate that we would spend $660,000 to obtain and explore those rights (including approximately $78,000 annually to maintain our current license). We would spend the same $3,300,000 for the first well re-entry and reserve the same $800,000 for a possible completion attempt. The remaining $21,700,000 would be reserved for additional separation and storage facilities, reservoir studies, new locations and drilling of exploratory wells.

Our estimates for general and administrative costs below increase substantially from the minimum to the maximum case. This occurs because the minimum case covers only a single year (2004) while the maximum case provides funds for three years (2004-6). In addition, the maximum case would cause us to have a higher activity level, so the annual fees would be higher. None of our experts, consultants, accountants, or legal counsel has been hired on a contingent fee basis. Our salaries and benefits also increase substantially in the maximum case because we will be able to pay our officers and directors on a current basis, rather than on the deferred basis required by the minimum case. We would also need a larger staff for the increased activity. We expect to hire a shareholder relations manager to work in our executive office, and not use outside consultants.

Our position is that the additional funds paid to our officers in the event of a maximum offering should not be considered compensation for their selling our shares in the offering because their basic compensation rates remain unchanged in either case. The only difference is that in the case of minimum offering some of our officers would be working less than full time for less than full salary. They would most likely also be deferring part of that salary as well.

The $100,000 line of credit note from a shareholder has been used for the legal costs of this offering. As of the date of this prospectus, the outstanding balance is $100,000. The principal is due promptly after the initial closing of the minimum offering, and interest accrues at the rate of 10% annually. The $50,000 note payable to an officer-shareholder was debt incurred over one year ago, bears interest at prime plus 2.5% and is payable in equal annual installments over 100 months beginning November 15, 2003 with the shareholder's option to accelerate principal repayment at any time after January 15, 2005 upon 30 days written notice. The $360,000 accounts payable to officers have accumulated during the past twelve months as deferred compensation. There is no interest charged and the amounts are due upon the first closing of funds from this offering.

The following table sets forth the use of the proceeds from this offering:

	Minimum		Maximum		Priority	Basic
	($)		($)		Order*	Plan**
Total Proceeds	6,500,000	100.0%	35,000,000	100.0%
Less: offering expenses	850,000	13.1%	3,100,000	8.9%	(1)
Net Proceeds from Offering	5,650,000	86.9%	31,900,000	91.1%
Use of Net Proceeds:
Notes payable to shareholders	150,000	2.3%	150,000	0.4%	(2)
Accounts payable to officers	360,000	5.5%	360,000	1.0%	(2)
Compensation to officers	500,000	7.7%	2,600,000	7.4%	(3)	#1
Other general & administrative	440,000	6.8%	1,830,000	5.3%	(3)	#1
Exploration costs	100,000	1.5%	660,000	1.9%	(2,4)	#4,13
Pre-Drilling costs	600,000	9.2%	600,000	1.7%	(2)	#2,3
First well drill & test	2,700,000	41.5%	2,700,000	7.7%	(3)	#5-8
Reserve for first completion	800,000	12.3%	800,000	2.3%	(5)	#9
Reserve for separation & storage tanks	-	0.0%	300,000	0.9%	(5)	#10
Reserve for reservoir simulation model	-	0.0%	300,000	0.9%	(5)	#11
Wellsite location preparation	-	0.0%	100,000	0.3%	(4)	#14-15
Reserve for future wells	-	0.0%	21,500,000	61.4%	(6)	#16-21
Total Use of Net Proceeds	5,650,000	86.9%	31,900,000	91.1%

*Priority:(1) Immediately upon closing.
              (2) Within two months after closing.
              (3) General and administrative expense ratably over the first year in the minimum case and ratably over three years in the maximum case. First well ratably over the drilling period.
              (4) Following drilling of the first well.
              (5) Following the first successful well.
              (6) Following additional seismic.
**Compare with "Basic Plan for Funds from Maximum Offering," in the following section.

The foregoing reflects only estimates of the use of the proceeds if the minimum amount or maximum amount is attained. If more than the minimum but less than the maximum is raised, the amounts will be adjusted appropriately. Actual expenditures may vary materially from these estimates.

PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION

We intend to comply with the work program required by the license and either re-enter and deepen the existing Ma'anit #1 well bore (or drill an exploration test well) to a minimum depth of 4,000 meters (13,123 ft). The well must be re-entered or started no later than October 1, 2004.

If the first well is commercially productive, we will install oil and gas separation facilities and storage tanks and initiate sales of oil. During 2005 and again in 2006, we intend to drill a second and third exploratory, development or step-out well to approximately 5,000 meters

(16,400 feet) each. If the maximum offering is closed, we intend to drill three wells during 2005 and 2006. The results of those wells, when combined with the results of the first well, will dictate the future development of any oil and gas field that might be discovered.

In re-entering and deepening the Ma'anit # 1 and drilling additional exploratory wells, we intend to use oil industry service companies, as is the common practice in the industry. The service companies include drilling contractors, wireline evaluation services, engineering services, mud and chemical services, rock bit companies, and oil field tubular suppliers.

Land in Israel may be privately owned or owned by the State of Israel. The right to enter upon and use the surface of the land (the "surface rights") originate from the owner, but may be leased out long term for many different purposes including residential, industrial, commercial, agricultural, pastoral, recreational, etc. All minerals lying under the land are owned by the State of Israel and administered by the government through the Ministry of National Infrastructures. The holder of the surface rights can charge a fee or rental to enter upon the land in order to conduct exploratory drilling and production activities. The basis for negotiation of the fee is typically the market value of the rights to enter and use the lands for the required period of use. If the holder of surface rights refuses to lease the rights to us on reasonable terms, so that we are prohibited from conducting exploration and production activities in an economically feasible manner, we have the right to demand that the Israeli government exercise eminent domain to acquire the required surface rights and lease them to us. If the government is required to exercise its right of eminent domain, all costs incurred by the government in acquiring the rights will be borne by us.

Givot Olam Oil Exploration L.P., a publicly traded limited partnership listed on the Tel Aviv Stock Exchange, holds an exploration license just south of our Ma'anit-Joseph License. They have just drilled a well about 15 kilometers (9.3 miles) southeast of our proposed Joseph Reef location. The well was initially drilled to a depth of 4,680 meters (15,450 ft.) to the same Triassic Age formation at approximately the same depth to which we intend to drill. According to announcements filed by Givot Olam with the Tel Aviv Stock Exchange, the entire target section of Triassic Age formation through which Givot Olam drilled (some 500 meters or 1,650 ft.) was "hydrocarbon saturated," meaning that all of the rock drilled had its entire pore space filled with either oil and/or gas. Subsequently, Givot Olam deepened the well to a total depth of 4,919 meters (16,140 feet) and set casing to that depth. Well tests in the lower part of the Triassic Age formation recovered a small amount of oil (± 5 barrels) and formation water. A test in the uppermost section of the Triassic Age formation recovered 55 barrels of oil. Givot Olam did not report the actual depths of the two tests. Testing of the relevant intervals was completed in late July 2003. In an immediate report filed with the Tel-Aviv Stock Exchange on July 31, 2003, Givot Olam announced that a 20-meter zone of the Mohilla (a Triassic Age formation which we intend to drill in both the Ma'anit #1 reentry and the exploratory well intended to be drilled in the Joseph Reef) is potentially productive. Givot Olam announced their confirmation of an oil bearing structure containing 100 million barrels of oil in place in that 20 meter zone. They also publicized that their consultant's technical report recommended completion of that zone of the Meged #4 using a 1000 meter horizontal drain hole expected to have an initial production rate of 900 barrels of oil per day declining to 250 barrels per day after two years.

The source of the "hydrocarbon saturated" statement above is an Immediate Report filed by Givot Olam on April 8, 2003 with the Israel Securities Authority and the Tel-Aviv Stock Exchange (TASE). The Report is available (in Hebrew) on the Maya portal of the TASE website (www.tase.co.il). Other information concerning the results of the Meged 4 well drilling and testing are available in the Givot Olam 2002 Annual Report, dated March 11, 2003 (a copy of which is available in the TASE library) and in filings by Givot Olam with the Israel Securities Authority and the TASE, of Immediate Reports during 2003 on March 16, April 8, May 15, May 21, May 25, June 1, June 17, July 6, July 13, July 20, July 22, July 27, July 30, July 31, September 11 and October 19, and a prospectus in January 2004 (all posted in Hebrew on the Maya Portal of the TASE website).

Basic Plan for Funds from Maximum Offering

Our basic plan of operation consists of the following steps, assuming we raise the maximum offering amount of $35,000,000	Approximate Cost ($)
1. Interview and hire key personnel for the pre-drilling and drilling periods.	400,000
2. Order the long lead-time items and start the permitting process to drill the well.	490,000
3. Enter into a drilling contract for a rig capable of drilling to 17,000 feet or more and acquire necessary surface rights and regulatory permits to commence drilling operations.	100,000
4. Pay license fee and apply for additional exploratory permit.	84,000
5. Re-enter the Ma'anit #1 and deepen it through two Triassic age targets, the tops of which are approximately 13,600 feet and 15,000 feet deep.	2,400,000
6. Take full hole cores or samples of the target formation during drilling for detailed laboratory analysis.	100,000
7. Using electric wireline tools investigate and evaluate the well for productivity.	100,000
8. Test the well after drilling.	100,000
9. If the cores, logs and test results indicate the presence of commercially producible oil and gas, run production casing and attempt to make the well into a commercial producer.	800,000
10. If the well is commercial, file an application with the Israeli Government to convert the license into a production lease. Upon approval, install separation facilities, tanks and gathering pipelines. Begin sales of oil and gas (see "Markets" below).	300,000
11. Use all the data from the well to recalibrate and revise the computer studies and develop a reservoir simulation model.	300,000
12. If the well data does not significantly alter the prior interpretations, then proceed to step 14; otherwise go to step 13.	0
13. If the prior interpretations are significantly altered, then conduct new geological and geophysical reviews to obtain a better understanding of the area in light of the new data. Decide whether or not to move to a new area or drill in a different location in the same area. If the decision is made to abandon the license area, then move to the new permit area or somewhere else in Israel and begin the exploration process all over again.	300,000

14. Prepare the Joseph Reef location for drilling.	100,000
15. Acquire the necessary surface rights and apply for the relevant drilling permits.	20,000
16. Move in the drilling rig and drill through a Triassic Age target at approximately 14,000 feet.	4,680,000
17. Repeat steps 6-12.	1,700,000
18. Select a third location on the license based on the information from the first two wells
19. Repeat steps 14-16	6,800,000
20. Select a fourth location on the license based on the information from the first three wells.	0
21. Repeat steps 14-16	6,800,000
Total Expenditures	25,574,000

At any time during any of the preceding steps, we might enter into negotiations to sell a portion of the Joseph Project (and our petroleum rights and prospect data) in order to spread our risk, conserve our capital and obtain co-owners with technical capability and local knowledge to supplement our efforts. There is no assurance that we will be able to attract any parties to join us. We cannot predict the terms and conditions upon which a joint venture agreement (if any) might be reached with one or more other oil and gas companies as the terms would be dependent upon the technical data that has been developed to date (in the event that an arrangement is reached prior to the drilling of our first well) and that derived from drilling the first well (in the event an arrangement is negotiated after the drilling thereof) and the exploratory value of our holdings, as perceived by us and the professional advisers of potential partners as well as general industry conditions at the time.

You may wish to compare the table above with the "Use of Proceeds" table beginning on page 14. You will note that items 1-9 above closely correlate with the case of raising the minimum amount. If we raise the maximum amount, all of the items above closely correlate with the second column of the "Use of Proceeds."

Minimum Offering Plan Modifications

If we only raise the minimum of $6,500,000 and we are unable to attract additional participants in the Joseph Project, we will only be able complete steps 1-8 before we no longer have sufficient funds to proceed. Our ability to take any subsequent steps would depend upon the result of coring, logging and testing of the well ("logging" of a well is the process of lowering different tools on a wireline to measure the physical, electrical, and radiation characteristics of the wellbore and the rock formations in the immediate vicinity of the wellbore). If the results of our efforts are not encouraging, there is no assurance we would be able to raise enough money to maintain our license. In this case you would lose your investment.

If the first well is productive, then we plan to use the information to raise additional money to attempt to complete it as a producer and drill additional wells. There can be no assurance that we will be successful in such endeavors.

Markets

If any of the exploratory wells are commercially productive, we will install oil and gas separation facilities and storage tanks. Initially, oil from the license area will be transported by truck to the oil refinery located near Haifa, a distance of approximately 40 kilometers (25 miles). Under the terms of the Petroleum Law, we may be required by the Minister of National Infrastructures to first offer any oil and gas discovered to Israeli domestic purchasers at market prices. Our long-range plans include laying a 6-kilometer (3.7-mile) oil pipeline to join an existing crude oil transfer line between the refinery in Haifa and the refinery in Ashdod, Israel. We would sell gas initially to a local manufacturing plant located within 200 meters of the Ma'anit # 1 location. Long-range plans include connecting the separation facility to a countrywide gas transportation line, now in final planning stages.

We believe we can sell any of the liquid hydrocarbons in Israel at prices commonly received in the Mediterranean basin. Those prices, net to the wellhead, are expected to approximate Israeli market prices, plus or minus allowances for quality.

At the present time, Israel can absorb any discovery of oil, condensate or gas liquids. The total energy and petrochemicals consumption of Israel in 2002 was estimated by Israeli government sources to be the equivalent of 132 million barrels of oil, 25% of which is for electric power generation. This leaves approximately 100 million barrels per year of demand for liquid hydrocarbons if all the electric power generation is from coal and the offshore gas discoveries. Even a giant oil field discovery (of which there can be no assurance) would have a project life of almost 50 years and would not result in maximum production in any single year in excess of 100 million barrels. At this time there is almost no competition for locally produced oil. Only one oil field is currently producing in Israel and it is near the end of its economic life with daily production of about 70 barrels of oil.

The current Israeli market for natural gas is in its infancy. There is now only a limited market in several regions of the country. The government is encouraging the power and industrial sectors to convert to gas energy and, jointly with the private sector, is in the final stages of planning and commencing the development of a natural gas pipeline infrastructure intended to connect the newly discovered off-shore gas fields and Egyptian sources to the potential market in Israel. We believe that the electrical generating sector (which is building combined cycle, gas-fired generating units), together with the industrial, commercial and future residential sectors when developed, should be able to absorb any gas discovery within a reasonable period.

The only contract signed for the supply and sale of natural gas in Israel is between the offshore gas producer/supplier Yam Tethys and the Israeli Electric Company ("IEC"). Pricing terms of the contract have not been released, other than that the price is tied to the weighted average price of a basket of fuels. It has been estimated that initial deliveries will commence in the fourth quarter of 2003. We believe we will be able to sell our natural gas, if any, to IEC at a commercial price estimated to average $2.40 per million British Thermal Unit ("BTU") under a standard industry contract. There is no assurance that we will be able to sell any gas we may discover in a timely manner or at the price we suggest.

Since the market for crude oil is currently limited in Israel to Oil Refineries, Ltd. ("ORL"), no special marketing strategy will be employed. If we are successful in our exploration effort, we are confident that we will enter into a long-term sales agreement with ORL, as the relationship will be beneficial to both parties. ORL will benefit from not having to rely upon imported oil purchased primarily at spot oil prices and we expect to enter into a long-term contract for the sale of our oil fixed to an agreed upon index as is normal practice in the oil industry. If we cannot reach agreement with ORL, we will have the option of exporting the crude oil. In this case, we would seek to enter into a long-term contract with an oil trading/shipping company.

Charitable Trusts

If we are successful in finding commercial quantities of oil and gas in Israel, we intend to donate a portion of our gross revenues to charities in Israel, the United States and elsewhere in the world. The donations will be made through entities we are in the process of establishing. These entities have not been as yet fully defined. For purposes of this discussion we call them charitable trusts, but they may be tax-exempt corporations, foundations, associations or some other form of charitable entity. This exact form of the charitable trusts, the domicile of the charitable trust for contributions outside Israel, and the exact form of the royalty interests to be donated have not yet been determined. Those forms will depend to an extent upon advice of tax counsel and the outcome of negotiations with the Israeli Tax Authority. Independent of the form of organization and the form of interest donated, our board of directors has established the following parameters for the charitable trusts:

  There will be two separate and distinct charitable trusts, one to be established in Israel and one to operate outside Israel. Each of the charitable trusts will have its own board of directors (or board of trustees) consisting of up to nine members each, a majority of which shall not be our officers, directors or shareholders owning more than 1% of Zion.

  At least two-thirds of the Israeli charitable trust's board will be resident citizens of Israel. Our founder, John Brown, will serve as the initial chairman.

  At least two-thirds of the non-Israeli charitable trust's board will be resident citizens of the United States. John Brown will serve as the initial chairman of the board.

  The two charitable trusts will be set up with the objective that to the extent possible our donations to them will be tax deductible under both Israel and U.S. tax law.

  We will assign to each of the two charitable trusts an after payout (of exploration costs through the first discovery well) overriding royalty of 3% in the Joseph Project petroleum rights and any other petroleum rights that we acquire in Israel. This means that 6% of the gross proceeds of oil and gas production would go to the two charitable trusts for charitable purposes, 3% to be used for charitable activities in Israel by one charitable trust and 3% to be used for such purposes in the United States and internationally by the other.

  The funds to be distributed by the two charitable trusts may only be given to charities that meet the qualification of section 501(c) (3) of the United States Internal Revenue Code or the equivalent section of the Israel Income Tax Code.

  If we are unsuccessful in our exploration efforts, no funds will be available for donation.

  The general application of the funds will be to support projects for the restoration of the land and people of Israel and social and educational and rehabilitative projects in the United States and internationally. Our board will establish more specific guidelines at the time the charitable trusts are formed.

We plan to form these charitable trusts after the close of this offering, but before the first well reaches its anticipated target depth.

Our shareholders, in a resolution passed at the 2002 Annual Meeting, approved the concept in principle, as well as the specific sources of interest to be donated to the trusts. Specifically, the shareholders resolution gave the board the authority to transfer to each charitable trust a (i) 3% "overriding royalty", (ii) net operating profits interest, or (iii) substantially equivalent interests.

We have elected to apply the 3% overriding royalty and not the other interests, subject to any legal and tax restrictions under Israeli law as may be in effect at the time of the transfer of the interest. If, due to increased tax liability, we elect not to donate the overriding royalty but rather donate a substitute interest (such as a net profits interest) then the amount of the substitute interest would be calculated and specified such that it would have the same economic value to the charitable trust as would a 3% overriding royalty.

These charitable trusts are to be new, separate and independent of the Christian Commerce Corporation, the Hal Lindsey Ministries, The WendyArts Foundation, or any other charitable organization supported by (or affiliated with) any of our officers or directors (a "Related Charitable Organization"). Nothing in the charters, organizational documents or bylaws of our charitable trusts will prohibit any Related Charitable Organization from applying for a grant or other financial support from one of the Zion charitable trusts. However, any member of the governing body or committee recommending allocation of grants of one of the charitable trusts who is affiliated with a Related Charitable Organization applying for such financial aid will be precluded from voting on the grant.

Milestones for the Plan of Operations

We have not been profitable since inception. We therefore list below in chronological order the events that in our opinion must or should occur or the milestones, which in our opinion we must or should reach in order to become profitable. THESE MILESTONES ARE GENERAL TARGETS AND ARE NOT TO BE CONSIDERED DEFINITIVE IN NATURE.

Event or Milestone	Expected manner of occurrence or method of achievement	Date or number of months after receipt of proceeds when should be accomplished
The re-entry, drilling, completion and testing of the Ma'anit #1 exploratory well on the license	The Ma'anit #1 is the first well of the exploration phase of Zion and is expected to be drilled by the Israeli drilling contractor, Lapidoth.	The work should be initiated within 3 months of the receipt of sufficient funds from this offering and completed 4 months after initiation.

If Ma'anit #1 is commercial, we would have to contract for and make the first sales of oil and/or gas	Contracts with Israeli purchasers	One year following the receipt of funds from this offering
The drilling and completion of the second well on the license	The location will be determined following the completion of the Ma'anit #1, and the well will most likely be drilled by Lapidoth based upon rig availability	One year to 16 months following the receipt of sufficient funds from this offering or otherwise, based upon rig availability
Initiation of sales from the second well, if it is successful	Addenda to the contracts with Israeli purchasers	16 to 20 months following the receipt of funds from this offering

Consequences of Delay

In the following paragraphs we set forth the probable consequences to us of delays in achieving each of the events or milestones within the above time schedule, and particularly the effect of any delays upon our liquidity in view of the then anticipated level of operating costs.

If this offering only raises the minimum amount, we will seek joint venture partners to participate in the drilling and completion (if needed) of the first well and the drilling of remaining wells. The partner would be required to take a sufficiently high interest to make up the difference in the amount of funds available and the cost of drilling the first well or the first and second wells. If the joint venture participation exceeds 50%, we may not be able to remain operator of the project, which means we would not necessarily control the timing of the project. We cannot assure you that we would be able to bring in joint venture partners in time to meet our work program obligations or, if we found the partners in time, that the terms and conditions of their participation would be favorable to us.

In the event that we are forced to "sell down" our interest in the project by bringing in a joint venture participant, the overall return to Zion would be reduced. However, a reduced interest would not mean that we would not be profitable. We would expend fewer funds due to our reduced interest and the promotion that a joint venture participant would pay. We therefore could become profitable sooner in this scenario, although our gross returns would be less.

In the event that the first wells are non-commercial, we would not become profitable until such time as we raised additional funds and drilled at least one successful commercial well. It is possible that all of our funds will be spent on unsuccessful wells, and we never become profitable.

After reviewing the nature and timing of each event or milestone, potential investors should reflect upon whether achievement of each within the estimated time frame is realistic and should assess the consequences of delays or failure in making an investment decision. A potential investor should recognize that oil and gas exploration is risky and should not invest any more money in purchasing our common stock than he or she could afford to completely lose in the event of unsuccessful drilling.

CAPITALIZATION

The following table sets forth our total consolidated capitalization as of September 30, 2003, as reflected in our financial statements, and our pro forma capitalization on the same date giving effect to the sale of a minimum of 1,300,000 shares and a maximum of 7,000,000 shares at $5.00 per share in this offering and application of the estimated net proceeds as described in this prospectus. You should read the information presented below together with our consolidated financial statements and notes and "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION" included elsewhere in this prospectus.

	Amount of Capitalization as of September 30, 2003
		_________As Adjusted____________
	($)	Minimum ($)	Maximum ($)
Long-term debt (approx. 6.75% interest rate)	44,500	-	-
Stockholders equity:
Common stock - par value $0.01 per share	47,954	60,954	117,954
Additional paid in capital	1,542,822	7,179,822	33,372,822
Retained earnings (deficit)	(984,306)	(984,306)	(984,306)
Total stockholders equity	606,470	6,256,470	32,506,470

Total Capitalization	650,970	6,256,470	32,506,470

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock was determined solely by us. The factors considered in determining the public offering price include the initial cost by others for the technical data made available to us by the Israeli government or otherwise available to us from publicly accessible sources, our business potential and earnings prospects, the oil and gas industry and the general condition of the securities markets at the time of the offering. The offering price does not bear any relationship to our assets, revenue, book value, net worth or other recognized objective criteria of value. The estimated initial public offering price set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors.

DILUTION

As of September 30, 2003, our net tangible book value was $606,470 or $0.13 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding.

Minimum Offering

After giving effect to the sale of a minimum of 1,300,000 shares of common stock at an offering price of $5.00 per share of common stock and after deducting placement agent commissions and other offering expenses, our net tangible book value as of September 30, 2003 would increase from $606,470 to $6,256,470, and the net tangible book value per share would increase from $0.13 to $1.03. This represents an immediate increase in net tangible book value of $0.90 per share to current shareholders, and immediate dilution of $3.97 per share to new investors or 79%, as illustrated in the following table:

Public offering price per share of common stock		$5.00
Net tangible book value per share before this offering	$0.13
Increase per share attributable to new investors	$0.90
Adjusted net tangible book value per share after this offering		$1.03
Dilution per share to new investors		$3.97
Percentage dilution		79%

Another view of dilution is to look at the differences in shares purchase price as of September 30, 2003:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average per Share
Current Shareholders	4,795,351	79%	$ 1,590,776	20%	$0.33
New Investors	1,300,000	21%	$ 6,500,000	80%	$5.00
	6,095,351	100%	$ 8,090,776	100%

Maximum Offering

After giving effect to the sale of a maximum of 7,000,000 shares of common stock at an offering price of $5.00 per share of common stock and after deducting placement agent commissions and other offering expenses, our net tangible book value as of September 30, 2003 would increase from $606,470 to $32,506,470, and the net tangible book value per share would increase from $0.13 to $2.76. This represents an immediate increase in net tangible book value of $2.63 per share to current shareholders, and immediate dilution of $2.24 per share to new investors or 45%, as illustrated in the following table:

Public offering price per share of common stock		$5.00
Net tangible book value per share before this offering	$0.13
Increase per share attributable to new investors	$2.63
Adjusted net tangible book value per share after this offering		$2.76
Dilution per share to new investors		$2.24
Percentage dilution		45%

Another view of dilution is to look at the differences in shares purchase price (assuming conversion of existing preferred stock) as of September 30, 2003:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average per Share
Current Shareholders	4,795,351	41%	$ 1,590,776	4%	$0.33
New Investors	7,000,000	59%	$ 35,000,000	96%	$5.00
	11,795,351	100%	$ 36,590,776	100%

DIVIDEND POLICY

During the year 2002, we issued a series of preferred stock entitled to an annual stock dividend of 10%. In February 2003 we paid the stock dividend to the preferred shareholders of record on December 31, 2002. During July 2003 all the shares of preferred stock were exchanged for shares of common stock as part of our reorganization to become a Delaware corporation. We are no longer authorized to issue any preferred shares and would not be able to issue any preferred shares or pay any dividends with respect to preferred shares without first obtaining the approval of our shareholders to amend our certificate of incorporation.

We have never paid dividends on our common stock and do not plan to pay dividends on the common stock in the foreseeable future. Whether dividends will be paid in the future will be in the discretion of our board of directors and will depend on various factors, including our earnings and financial condition and other factors our board of directors considers relevant. We currently intend to retain earnings to develop and expand our business. See "Plan of Operation and Management's Discussion," page 14 for more information on our business plans.

PLAN OF DISTRIBUTION

Placement Agents

We will offer our shares on an exclusive basis through Network 1 Financial Securities, Inc. (the "Underwriter") and other licensed securities dealers retained by the Underwriter in the United States who are members of the National Association of Securities Dealers, Inc. ("NASD") or who reside outside the United States and agree to be bound by NASD guidelines. Collectively, the Underwriter and the other licensed securities dealers are called the "Placement Agents". The Placement Agents will offer and sell the shares on a best-efforts basis.

Under the terms of our amended and restated agreement with the Underwriter, we will pay a commission on completed sales of 6% of the subscription amount. We will also pay a non-accountable expense allowance at different levels. If the amount raised in the offering is at least $6,500,000 but less than $14,000,000, the non-accountable expense allowance shall be three percent (3%) of the aggregate subscription amount. If the amount raised in the offering is at least $14,000,000 but less than $30,000,000, the fixed non-accountable expense allowance shall be $420,000. If the amount raised in the offering is $30,000,000 up to $34,999,999, the fixed non-accountable expense allowance shall be $405,000. If the amount raised in the offering is $35,000,000, the fixed non-accountable expense allowance shall be $483,000.

The Underwriting Agreement also provides for indemnification by us of the Underwriter against certain civil liabilities, including liabilities under the Securities Act. Neither the Underwriter nor any other Placement Agent has the right to designate or nominate a member of our board of directors. We are not aware of any Placement Agent, including the Underwriter, that intends to sell to any discretionary account or that intends to engage in passive market-making or stabilizing transactions at this time. The Underwriter will also receive warrants (the "Underwriter's Warrants") to purchase a number of common shares equal to 5% of the shares sold by it and other Placement Agents at a price of $7.35 per share (or 147% of the offering price) through the fifth anniversary of the effective date of this offering. The Underwriter's Warrants shall not be sold, transferred, assigned, pledged or hypothecated by any person, for a period of one year following the effective date of the offering, but may be transferred to any other Placement Agent participating in the offering and its bona fide officers or partners, providing the transferred Warrants remain subject to the one-year transfer restriction. We have also entered into a two-year investment banking agreement with the Underwriter (at an aggregate fee of $60,000), effective on and conditional upon the initial closing of this offering.

Marketing of the Offering

In addition to this prospectus, we will be promoting the offering through "tombstone" advertising in print and on the internet. Our officers and directors will be participating with the Underwriter in road shows to brokers and groups of prospective investors.

Escrow Account

We will establish an escrow account with Commerce Bank/Delaware, National Association (the "Escrow Agent"), under an escrow agreement among us, the Escrow Agent and the Underwriter. Under the terms of the escrow agreement, all checks from investors will be deposited into such account until we receive and accept funds representing the minimum offering amount. Funds in the escrow account may be invested in obligations of, or obligations guaranteed by, the United States government, bank money market accounts, or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depositary or custodian for any such funds). If we do not accept an investor's subscription, we will return his funds promptly, with interest, without deduction.

As soon as the minimum offering amount of $6,500,000 (representing 1,300,000 shares) has been deposited into the escrow account, an initial closing will be scheduled promptly and the funds, less the Underwriter's fees and expenses, will be transferred at the closing into one of our operating accounts. Following the initial closing, funds will continue to be deposited in the escrow account until the final closing at the end of this offering, which will take place promptly after the receipt and acceptance of the maximum offering amount of $35,000,000 or December 31, 2004, whichever occurs first. One or more interim closings may take place between the initial closing and the final closing. Our officers, directors and other large shareholders have the right to purchase shares on the same terms and conditions as shares being purchased by the public, but such purchases shall not be counted in arriving at the minimum offering amount.

If the minimum offering amount is not reached by the termination date of this offering (which is now set at May 31, 2004, but which may be extended for 90 days), we will promptly refund and return all monies to investors, with interest, without deduction. You will therefore receive 100% of your money back if the minimum offering is not subscribed, plus interest at money market rates.

State Securities ("Blue Sky") and Foreign Securities Laws

In order to comply with certain blue sky and foreign securities laws, if applicable, our shares will be sold in such jurisdictions only through brokers or dealers that are registered or licensed in the applicable jurisdiction. In addition, in certain states and foreign countries our shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied. In certain states and foreign countries, the amount of investment you might make, or whether or not you would be allowed to invest, could depend upon you meeting the "suitability standards" established by the state or country in which you reside. "Suitability standards" are defined as "minimum net worth required, minimum income required and/or maximum investment allowed" of or by a potential purchaser in this offering. Our officers, directors and Placement Agents will all be provided information on a current basis as to those states and foreign jurisdictions in which we have qualified or in which we have an opinion of counsel that our shares are exempt from registration, and the suitability standards, if any, required by such states and foreign jurisdictions.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings.

MANAGEMENT

Our directors, executive officers and key employees, their present positions and their ages are as follows:

Name	Age	Position
John M. Brown	63	Chairman of the Board and Chief
		Executive Officer
Eugene A. Soltero	60	Director, President and Chief Operating
		Officer
Glen H. Perry	60	Director, Executive Vice President
Philip Mandelker	57	Director, General Counsel and Secretary
Ralph F. DeVore	66	Director
Z. Sheldon Fink	60	Director
Eitan Lubitch	66	Director
Paul Oroian	54	Director

Kent S. Siegel	47	Director
William H. Avery	55	Vice President - Finance and Treasurer
Elisha Roih	76	Vice President - Administration of
		Israeli Operations
Eliezer L. Kashai	81	Vice President - Israeli Exploration

All of the officers currently work for us part time or full time as the need for their special skills require. Upon completion of the offering, Mr. Brown, Mr. Soltero, Mr. Perry and Mr. Roih will be working full time. Mr. Mandelker will be joining us as a full time employee as such time as his law practice enables it, but he will be devoting the majority of his time to Zion business. Mr. Avery will be devoting 50% to 100% of his time to our business, as required. Dr. Kashai provides services to us on an as needed part-time basis for an hourly consulting rate. Mr. Roih and Dr. Kashai are officers of our Israeli branch, but not the corporation. None of our officers or directors has been the subject of any court or regulatory proceeding relating to violation or possible violation of federal or state securities or commodities law.

The following biographies describe the business experience of our directors, officers and key employees. Positions and experience with Zion include positions and experience with our predecessor, Zion Oil & Gas, Inc., a Florida corporation.

John M. Brown is the founder of Zion and has been a director, chairman of the board of directors and chief executive officer of Zion since its organization in April 2000. He also served as president of Zion until October 2001, when Mr. Soltero was elected to that position. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies - GTE Valenite, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966-86, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was employed from 1988-89. Mr. Brown has been a director and principal stockholder in M&B Concrete Construction, Inc. since 1996. Until his relocation to Dallas in July 2003, Mr. Brown was responsible for supervising the day-to-day administration and financial operations as an officer and director of M&B Concrete, Inc., M&B Contracting Inc., and M&B Poured Wall, Inc. (collectively, the "M&B Companies"). The M&B Companies are located in Waterford, Michigan and primarily provide cement walls and floors for industrial buildings, office buildings and home developers throughout Michigan. Prior to founding Zion, Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for many years. He led the efforts leading to Zion obtaining in May 2000 the Ma'anit License in the Joseph Project. Mr. Brown holds a BBA degree from Fullerton College.

Eugene A. Soltero has been a director of Zion since June 2001, and was elected president and chief operating officer in October 2001. Previously, he was a financial consultant to Zion since June 2000 and served as treasurer from February 2002 to January 2003. Mr. Soltero is also president and chief executive officer of Cimarron Resources, Inc., an independent private energy production and consulting company he formed in 1985. He served, during the period 1995-1999, as a director, chairman and chief executive officer of Cotton Valley Resources Corporation [ASE:KTN], an independent oil and gas producer with principal properties in Oklahoma and

Texas, which is now Aspen Group Resources Corporation [OTCBB:ASPGF and TSE:ASR]. During 1991-1994, he was chairman of the board, president and chief executive officer of Aztec Energy Corporation [NASDAQ:AZCE], an independent oil and gas exploration company with principal properties in Oklahoma. During 1989-1991 he was president and chief operating officer of American International Petroleum Corporation [NASDAQ:AIPN], a small integrated petroleum company with oil and gas production and gas gathering systems in Louisiana, a 30,000 barrels per day refinery in Louisiana and oil production and exploration on 500,000 acres of concessions in the country of Colombia. Mr. Soltero has served as chief operating officer and/or chief executive officer for private and public oil and gas exploration and production companies for the past 20 years, including directing the formation and growth of a number of start-up companies. Early in his career, he was trained at Sinclair Oil Corporation (a large independent international integrated petroleum company) in exploration and production management (1965-69), served as manager of planning (1969-70) for Texas International Petroleum Corporation (an independent oil and gas production company with principal interests in Louisiana and Argentina) and petroleum economist (1970-72) for DeGolyer and MacNaughton, petroleum consultants. For nine years (1972-81) he managed all the oil and gas subsidiaries of Moore McCormack Resources, an independent oil and gas exploration company in the United States with significant interests in gas gathering, transportation and trading as well as crude oil and refined products trading. Mr. Soltero is a member of the Society of Petroleum Engineers, and a former director of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners. He has also served as a director of the Independent Petroleum Refiners Association of America. He is a master's graduate of the Massachusetts Institute of Technology in business (where he was awarded the Sinclair Research Fellowship in Petroleum Economics) with an undergraduate bachelor of engineering degree from The Cooper Union. Mr. Soltero is a registered professional engineer in the State of Texas. He currently serves as chairman of the board of trustees of the WendyArts Foundation, a charity dedicated to making arts activities available to children and young adults.

Glen H. Perry has been executive vice president of Zion since April 2000 and was elected a director in November 2000. He first started working with Mr. Brown and the Joseph Project in September 1999. During 1998 and 1999 Mr. Perry was a consultant to Delek Drilling, Ltd., with respect to its participation in the major gas discoveries offshore Israel. From 1993-98 he worked for National Petroleum Limited, an international oil and gas company with representative offices in Geneva, Switzerland. In this capacity, Mr. Perry served as manager of project development, seeking viable projects and negotiating contracts in the C.I.S. Republics, and general director of an oil and gas project in the Republic of Georgia. Previously, he was an officer and director of Prairie Producing Company ("Prairie"), an independent oil company operating mainly in Louisiana and Texas, from 1985 until Prairie was sold in 1990 to UNOCAL for approximately $330 million. While with Prairie, Mr. Perry had responsibility for design, construction and operation of all operational projects, including production facilities, pipelines, and plants. In addition to all engineering, drilling and production functions, he also had responsibility for marketing. Mr. Perry joined Prairie in December 1976 as a production engineer, was appointed chief engineer in October 1979, and served as vice president, production and operations from 1985-89, and senior vice president from 1989-90. Prior to joining Prairie, Mr. Perry's experience was in drilling and production for Exxon Company, USA (now ExxonMobil Corporation) and

Energy Reserves Group (now BHP). Mr. Perry holds a Masters in Petroleum Engineering from the University of Texas and a Bachelor of Science from the University of Tennessee.

Philip Mandelker has been general counsel of Zion since April 2000 and was elected as director in June 2001. He was elected secretary of Zion in February 2002. He holds a Doctor of Jurisprudence degree (1971, cum laude) from Columbia University School of Law and was of counsel to I. Amihud Ben-Porath, Hamou and Company, a law firm in Tel-Aviv, Israel, from May 2000 through April 2003, a position he also held in1994-96. He is currently of counsel to ADAM Law Firm in Tel Aviv. Mr. Mandelker is admitted to practice in both the United States and Israel. He has practiced in New York, Jerusalem and Tel-Aviv and has extensive experience with the oil and gas exploration industry in both the United States and Israel. While at the Israeli Ministry of Finance (1974-76), Mr. Mandelker acted inter alia as Legal Advisor to the Israeli Petroleum Commissioner and represented the Israeli Government in negotiating the Petroleum Concessions and Production Sharing Agreements in the Sinai Peninsula and Gulf of Suez. In New York between 1981 and 1993, as counsel to the firm of Rosenman and Colin (now KMZ Rosenman), Mr. Mandelker advised oil and gas exploration companies and sponsors of oil and gas drilling programs in structuring public and private investment vehicles; he has also advised investors in such programs. From 1992-94, Mr. Mandelker served as an advisory director of Aztec Energy Corp., then an independent oil and gas exploration and production company listed on NASDAQ. He has published and lectured on subjects related to investment in oil and gas exploration activities in Israel and in the United States. As Deputy and then Acting Legal Advisor to the Military Government of the Judea and Samaria Area (1978-80), he drafted a model oil and gas exploration and production concession agreement for use in the Area. From 1997-99, Mr. Mandelker was Chief Legal Advisor of the United Mizrahi Bank, Ltd., a major Israeli banking group headquartered in Tel-Aviv. Mr. Mandelker has been associated with Mr. Brown and the Joseph Project since February 2000.

Ralph F. DeVore has been a director of Zion since June 2001, and served as secretary and treasurer from that time until February 2002. Since 1984 he has served as president and director of Christian Commerce Corporation, a nonprofit private foundation which serves the community through Christian based education and counseling. Mr. DeVore holds a BS degree from Wayland Baptist University and an A. Div. Degree from Southwestern Baptist Theological Seminary. He brings over forty years of business experience to Zion having served in senior management positions in a number of Houston-based companies specializing in innovative marketing/advertising and sales. Mr. DeVore was president and director of sales for Advertising Technology (marketing and advertising consultants, 1981-84), director of sales and director of operations for AmericaAd, Inc. (outdoor advertising and media sales, 1979-81), president and sales director of Triple R Outdoor Advertising, Inc. (consultants and lessors of outdoor advertising facilities, 1967-79), branch sales director of Liberty Sign Company (provider of outdoor signs, 1965-67), vice-president of sales for Beshear/Sheppard Outdoor Advertising Company (lessor of outdoor advertising ad space, 1961-65). He had early training as a branch manager for Sherman Williams Paint Company (manufacturer of protective coatings, 1959-61) and as a sales engineer for Federal Sign and Signal Corp. (a provider of on-site electrical outdoor signage, 1957-59). Mr. DeVore is also a director of Hal Lindsey Ministries, an international Christian ministry.

Z. Sheldon Fink has served as a director since July 2003. Since 2002 he has served as the chief executive officer of PBI Aqaba Industrial LLP, a developer of industrial real estate at Aqaba, Jordan. He has also been the chairman of IPPS Ltd., a developer of a seawater desalination plant, since 2001. For the period 1995 through 2000, Mr. Fink was chief executive officer of Ashcogen Ltd., an independent electric power generating company in Israel. During 1982-90 he served as chairman and chief executive officer of Carmel Containers Ltd. (an Israel-based designer and manufacturer of paper-based packaging and related products),and was responsible for that company's initial public offering on the American Stock Exchange. In that position, Mr. Fink supervised Carmel's general management and was responsible for finance and public reporting. From 1970-1982 Mr. Fink worked at E. Landau Law Offices in Jerusalem, first as an associate, then as a partner. He specialized in shipping law, energy law and private international law. Mr. Fink holds a Bachelor of Arts degree from Yeshiva University in New York and a Doctor of Jurisprudence degree from the Harvard Law School. He has been a member of the executive board of the Israel Manufacturers Association since 1990 and is currently chairman of the Association's rules committee and a member of its finance committee.

Eitan Lubitch has served as a director since July 2003. Since March of 2000 he has served as managing director and principal of Dar-Style Consultants & More Ltd., an independent consulting engineering firm in Tel Aviv. During the previous twenty-three years he was founder, principal stockholder, chairman and CEO of Ludan Engineering Co. Ltd., one of the leading multidisciplinary engineering organizations in Israel, employing, in its group, over 300 persons and owning subsidiaries in infrastructure, buildings and environmental software. Ludan's main customers operate plants in the process industries, specifically oil refineries, petrochemicals, chemicals, pharmaceuticals, food and microelectronics. In 1997 Ludan went public on the Tel Aviv Stock Exchange. Mr. Lubitch holds Bachelors and Masters of Science degrees in mechanical engineering from the Technion-Israel Institute of Technology. He has also taken advanced finance and management courses from the University of Tel-Aviv and the HAMIL-Israel Center for Management.

Paul Oroian was appointed a director in November 2003. Since its founding in 1983 he has served as president and managing partner of Oroian, Little and Rawie, P.C., a certified public accounting and consulting firm based in San Antonio, Texas. From 1980-1983, Mr. Oroian was a tax senior in the San Antonio offices of Arthur Young and Company. Mr. Oroian holds a Bachelors of Science - Business Administration from Bryant College. He has served as a board member of Technology Oversight Committee and the IRS Regional Liaison Committee of the Texas Society of Certified Public Accountants and was vice president and a director of the San Antonio CPA Society between 1992-1998. He currently serves as treasurer of the Good Samaritan Center in San Antonio.

Kent S. Siegel was appointed a director in November 2003. Mr. Siegel has served as president and chief operating officer of Siegel and Siegel, P.C. since 1984. Siegel and Siegel is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA. Mr. Siegel holds a Bachelor of Business Administration from Michigan State University School of Business, a Juris Doctor

from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering. He currently serves as chairman of the Temple Israel School Board Fund Raising Committee.

William H. Avery was elected Vice President - Finance and Treasurer in January 2003. For the past nine years he has practiced as independent attorney in transactional work, concentrating in the area of real property law, including oil and gas transactions. Before that he was a partner for seventeen years and an associate for four years at Storey, Armstrong, Stegar and Martin, a full-range Dallas law firm, concentrating his practice in the representation of financial institutions in loan transactions. In addition he has more than twenty years experience as an oil and gas property investor and investment manager for his own account and for members of his family. Mr. Avery holds a Bachelor of Business Administration degree in Finance from Southern Methodist University and a Doctor of Jurisprudence degree from Duke University Law School

Elisha Roih has served as Vice President - Administration of Israeli Operations of Zion since April 2000. Mr. Roih holds a BA degree in Political Science and Oriental Studies from Hebrew University, Jerusalem, and has continuing educational course certificates in Business Administration, Production Technology and Offshore Operations. Mr. Roih has over forty years experience in senior management positions in the Israeli petroleum industry. Most recently, between 1997-1998, he served as acting general manager of Lapidoth, Israel Oil Prospectors Company, Ltd. and its subsidiary Metsada-United Drilling Co. (oil and gas producers and oilfield service providers). During 1983-89 Lapidoth and Metsada-United were subsidiaries of Naphta-Israel Petroleum Corp. (an oil and gas exploration and production company), and Mr. Roih served during that period as general manager for all three companies. Prior to 1983, Mr. Roih served as: (a) deputy general manager of the Israel National Oil Company, the government-owned holding company that owned Naphta-Israel, Lapidoth, Metsada-United, and Oil Exploration (Investments) Ltd. and Southern Sinai Petroleum (both oil and gas exploration and production companies); (b) general manager of Southern Sinai Petroleum's exploration and production project in the Gulf of Suez; (c) operations manager for Sinai Oil Fields (another government-owned production company) in the Gulf of Suez and various management positions with Naphtha - Israel Petroleum Corporation. Between 1990-1996 and from 1998 to 2000, Mr. Roih was a management consultant to the petroleum industry in Israel, during which periods he also consulted for Mr. Brown in connection with the Joseph Project.

Dr. Eliezer Kashai, has been Vice President - Israeli Exploration of Zion since October 2000. Dr. Kashai studied geology in the University of Sciences, Budapest, Hungary, holds Masters and Ph.D. degrees from Hebrew University, Jerusalem and is a widely recognized authority on the Triassic formation of Israel. Dr. Kashai has over fifty years of geological experience in Israel working until his retirement in 1987 for the national petroleum companies of Israel, including almost thirty years for Lapidoth Israel Oil Prospectors Company, Ltd. and Oil Exploration

(Investments) Ltd., where he served in progressively responsible positions. At Lapidoth during 1959-75, he served as senior geologist, assistant chief geologist, acting chief geologist and chief geologist. At Oil Exploration (Investments) Ltd. during 1975-87 he was first chief geologist, then deputy managing director responsible for all of that company's exploration efforts. Following his retirement in 1987 and through 1998, Dr. Kashai worked as an exploration consultant for various companies active in petroleum exploration in Israel, including Israel National Oil Company, Lapidoth, Naphta Petroleum, ABJAC-Mazal Ltd., Nordan Oil and Gas, and Sedot Neft, Ltd. where he was responsible for the original geological interpretation of Ma'anit. He began consulting for Mr. Brown in connection with the Joseph Project in late 1999 and for us in April 2000. Dr. Kashai has served as president of the Israel Geological Society and is responsible for five geological publications and nearly one hundred unpublished company reports on exploration projects, drilling recommendations, subsurface geological analysis and well evaluations.

Information Regarding the Board of Directors and Committees

Our board of directors is divided into three classes of directors, with each class (except for the initial classes) elected to a three-year term every third year and holding office until their successors are elected and qualified. The class whose term of office will expire at our 2004 Annual Meeting of Shareholders consists of Philip Mandelker, Glen H. Perry and Kent S. Siegel. The class whose term of office will expire at our 2005 Annual Meeting of Shareholders consists of Eugene A. Soltero, Eitan Lubitch and Paul Oroian. The class whose term of office will expire at our 2006 Annual Meeting of Shareholders consists of John M. Brown, Ralph F. DeVore and Z. Sheldon Fink.

As described below our board of directors has established four committees: an audit committee, a compensation committee, a nominating committee and a corporate governance committee. Members of the committees are appointed annually by the board of directors to serve at the discretion of the board until their successors are appointed or the earlier of their resignation or removal.

Of the nine current members of our board of directors, five meet the criteria of independence set by the Sarbanes-Oxley Act of 2002 and SEC regulations ("SEC independence criteria"). These are Ralph F. DeVore, Eitan Lubitch, Z. Sheldon Fink, Paul Oroian and Kent S. Siegel. Messrs. Lubitch, Fink, Oroian and Siegel also meet the criteria of independence set by the NASD for membership on the board of a NASDAQ market listed company ("NASD independence criteria").

SEC independence criteria provide that an "independent" director cannot be one of our officers or be in a position, directly or indirectly, to control our management or policies (other than in his position as a director). Neither can he be, or be affiliated with, a paid consultant or provider of services to Zion. If this offering is successful and we are listed on a national securities exchange or automated securities trading market, we have one year from the date of this prospectus to comply with the requirement that all members of our audit committee be independent directors. We have decided to voluntarily comply now.

NASD independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of Zion and cannot be a family member of such person; (ii) cannot, directly or indirectly, control or be a family member of a person who directly or indirectly controls our management or policies (other than in his position as a director); (iii) cannot receive or, over the past three years, have himself received or have a family member who receives or received from Zion more than $60,000 in any one year for services other than as one of our directors (or, with respect to a family member, as a Zion employee); (iv) cannot be affiliated, or be a family member of a person affiliated with, any entity which receives, or during any of the past three years, received from Zion more than $200,000 for services in any one year.

If we were to be listed on a NASDAQ market upon a closing of this offering, then within one year from the date of this prospectus all our audit committee members, all our compensation committee members, all our nominating committee members and a majority of our board would be required to meet the NASD independence criteria. We have applied for a listing on The NASDAQ SmallCap Market, conditional upon closing of the minimum offering. There is no assurance that our application will be approved. We have decided to voluntarily comply with the NASD independence criteria for audit committee now and for board majority as soon as possible following a NASDAQ listing. As to NASD independence criteria for compensation and nominating committee purposes, we will comply within the required time if we become listed on NASDAQ.

Audit Committee. Following the effective date of the merger of Zion and its predecessor Florida corporation on July 9, 2003 and with the expansion of our board of directors to seven with the appointment of Mr. Lubitch and Mr. Fink on July 11, 2003, the board of directors established an audit committee comprised of three directors as follows: Mr. Fink, Mr. DeVore and Mr. Soltero, our president and chief operating officer. Mr. Fink was elected to serve as the committee chairman. Both Mr. Fink and Mr. DeVore satisfy SEC independence criteria. Mr. Fink and Mr. Soltero each satisfy the criteria of audit committee financial experts as set by the SEC. On November 17, 2003 the membership of the audit committee was reconstituted and is currently comprised of Messrs. Oroian, Fink and Siegel. Mr. Oroian was elected to serve as chairman. All current members of the audit committee satisfy the SEC and NASD independence criteria. Both Mr. Oroian and Mr. Fink satisfy the criteria of audit committee financial experts.

The audit committee has been charged by our board of directors with the following responsibilities and granted the following authority:

  the appointment, compensation and retention commencing with Zion's fiscal year 2004, and oversight of the work, of registered public accounting firms engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Zion;

  establishment of procedures for (a) the receipt, retention and treatment of complaints received by Zion regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of Zion of concerns regarding questionable accounting or auditing matters;

  the review and approval of all "related party transactions," to the extent required for NASD listing and corporate governance rules; and

  authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

The audit committee has also been charged with recommending to our board of directors for adoption no later than March 15, 2004, a formal written audit committee charter that complies with the requirements of the Exchange Act, the rules and regulations of the SEC and the listing and corporate governance requirements of the NASD.

Compensation Committee. Our board of directors also established a compensation committee currently comprised of four directors, two of whom - Eitan Lubitch and Kent S. Siegel - satisfy the NASD independence criteria. The other two members are John Brown, our chairman and chief executive officer, and Ralph DeVore. Under SEC and NASD rules it is not necessary that we have a compensation committee. As long as we choose to have such a committee, and assuming we are listed on a NASDAQ market, then commencing a year after the date of this prospectus the committee will have to be composed solely of directors satisfying the NASD independence criteria.

The compensation committee is charged with the following responsibilities:

  the review and recommendation to the board of directors of the terms of compensation, including incentive compensation and employee benefits of the directors and senior officers of Zion;

  determination of the terms of employee benefit plans (including stock incentive and stock option plans), the granting of awards under the plans and the supervision of plan administrators.

It is our intention, prior to March 15, 2004, to adopt a formal, written compensation committee charter that complies with the requirements of the Exchange Act, SEC rules and regulations and the listing and corporate governance requirements of the NASD. In establishing the compensation committee, our board of directors provided that, if the listing and corporate governance rules of the NASD require that all members of our compensation committee meet NASD independence criteria, Mr. Brown's and Mr. DeVore's participation in the committee shall terminate or be otherwise modified to comply with such requirements and the committee will be reconstituted to meet the applicable NASD rules.

Nominating Committee. Our board of directors established a nominating committee currently comprised of three directors, two of whom - Paul Oroian and Kent S. Siegel - satisfy the NASD independence criteria. The third member is John Brown, our chairman and chief executive officer. Under SEC and NASD rules, it is not necessary that we have a nominating committee. As long as we choose to have such a committee and assuming we are listed on a NASDAQ market, then commencing a year following the date of this prospectus the committee will have to be composed solely of directors satisfying NASD independence criteria.

The nominating committee is charged with selecting and recommending for the approval of the board of directors director nominees to be submitted to the shareholders for election. It is our intention, prior to March 15, 2004, to adopt a formal, written nominating committee charter addressing the process for identifying and evaluating nominees, including nominees recommended by security holders, to serve as directors, and describing any specific minimum qualifications to be met by a nominee and any specific standards for the overall structure and composition of our board of directors.

In establishing the nominating committee, our board of directors provided that, if the listing and corporate governance rules of the NASD require that all members of our nominating committee be independent directors, Mr. Brown's participation in the committee would terminate at such time as required by the rules and he would be replaced on the committee by a director meeting the required independence criteria.

Corporate Governance Committee. Our board of directors also established a corporate governance committee comprised of four directors, two of whom meet NASD independence criteria. Membership of the committee is currently comprised of: Eugene Soltero, our president and chief operating officer; Philip Mandelker, our general counsel; Z. Sheldon Fink and Paul Oroian.

The corporate governance committee is charged with the responsibility of developing controls and procedures as necessary and appropriate to ensure compliance with the securities laws, the rules and regulations of the SEC and the listing and corporate governance requirements of the NASD and any securities exchange or market in which our securities are traded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding beneficial ownership of our common stock as of December 31, 2003, and as adjusted to reflect the sale of shares in this offering, by:

  each person who beneficially owns more than 5% of all outstanding shares of common stock,

  each of our directors and executive officers individually, and all of our directors and executive officers as a group.

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, except to the extent that authority is shared by spouses under applicable law. Except as noted below, all persons listed have an address in care of our principal executive offices.

The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person (and/or pursuant to proxies held by that person) that were exercisable on December 31, 2003, or became exercisable within 60 days following that date are considered outstanding. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. Percentages in the table under "After Minimum Offering" "After Maximum Offering" also assume exercise of a person's warrants. Percentage of ownership is based on 4,858,851 shares of common stock outstanding as of December 31, 2003, and 6,158,851 and 11,858,851 shares of common stock outstanding after the completion of the minimum offering and maximum offering, respectively. As of December 31, 2003, we had 83 holders of record of our common stock.

The address of John Brown, Eugene Soltero, Glen Perry, Ralph DeVore, Paul Oroian, Kent S. Siegel and William Avery is 6510 Abrams Rd., Suite 300, Dallas, TX 75214. The address of Philip Mandelker, Z. Sheldon Fink and Eitan Lubitch is 9 Yair Stern St., Herzliya, 46412 Israel.

	Amount and		Percentage of Outstanding Common Stock
	Nature of Beneficial			After Minimum	After Maximum
Name	Ownership		Currently	Offering	Offering
John M. Brown	3,440,217	(1)	7.5%	54.1%	28.7%
Ralph DeVore	912,816	(2)	18.1%	14.4%	7.6%
Eugene A. Soltero	512,338	(3)	10.5%	8.3%	4.3%
Glen Perry	491,000		10.1%	8.0%	4.1%
Philip Mandelker	503,533	(4)	10.3%	8.2%	4.2%
William Avery	267,000	(5)	5.3%	4.2%	2.2%
Z. Sheldon Fink	25,000	(6)	0.5%	0.4%	0.2%
Eitan Lubitch	25,000	(6)	0.5%	0.4%	0.2%
Paul Oroian	25,000	(6)	0.5%	0.4%	0.2%
Kent Siegel	25,000	(6)	0.5%	0.4%	0.2%
All directors and executive officers as a group (10 persons)	4,432,783	(7)	82.1%	66.5%	36.1%

(1) Includes (a) 100,000 shares of common stock owned by Mr. Brown's wife; (b) 2,518,000 shares of common stock owned by others for which Mr. Brown holds voting proxies, including the 100,000 shares owned by his wife; and (c) warrants owned by others to purchase 235,834 shares of common stock until December 31, 2004 at an average price of $1.00 per share for which Mr. Brown holds voting proxies effective upon the purchase of such common stock.

(2) Includes warrants to purchase 19,583 shares of common stock until December 31, 2004 at an average price of $1.27 per share and the following additional securities (a) 502,700 shares of common stock owned by others for which Mr. DeVore holds voting proxies; and (b) warrants owned by others to purchase 174,917 shares of common stock until December 31, 2004 at an average price of $1.19 per share for which Mr. DeVore holds voting proxies effective upon the purchase of such common stock.

(3) Includes warrants to purchase 37,250 shares of common stock until December 31, 2004 at an average price of $1.20 per share.

(4) Includes warrants to purchase 18,333 shares of common stock until December 31, 2004 at an average price of $1.37 per share and 400,000 shares of common stock owned by a trust for Mr. Mandelker and his family.

(5) Includes warrants to purchase 165,000 shares of common stock until December 31, 2004 at an average price of $1.01 per share.

(6) Includes warrants to purchase 25,000 shares of common stock until December 31, 2005 at the exercise price of $3.00 per share.

(7) Includes warrants to purchase 460,084 shares of common stock until December 31, 2004 and warrants to purchase 100,000 shares of common stock until December 31, 2005.

Voting Agreements

Shareholders holding approximately 62% of the outstanding shares of our common stock prior to this offering have granted irrevocable proxies under two Stockholders' Voting Agreements. Shareholders holding approximately 52% of such shares have granted an irrevocable proxy to John M. Brown, our chairman of the board and chief executive officer (or his designee, Eugene Soltero, our president, in Mr. Brown's absence) to vote shares beneficially owned by them at any shareholders meeting. Shareholders holding approximately 10% of our common stock have granted an irrevocable proxy to Ralph F. DeVore (or Brenda DeVore in Mr. DeVore's absence) to vote shares beneficially owned by them at any shareholders meeting.

The voting agreements terminate on July 9, 2008 or earlier with respect to any shareholder given written notice by the holder of his proxy (Mr. Brown or Mr. DeVore, as the case may be). Under the terms of the voting agreements, Mr. Brown can vote a majority of the shares outstanding prior to this offering at any shareholders meeting. These voting agreements would therefore effectively enable Mr. Brown to elect all our directors and approve any proposal at a shareholder's meeting. Including their own shares, Mr. Brown and Mr. DeVore now hold 66% and 15%, respectively, of our voting rights. In the event of a minimum offering, Mr. Brown and Mr. DeVore would hold 52% and 12%, respectively, of our voting rights. If we were successful in completing the maximum amount of the offering, Mr. Brown and Mr. DeVore would hold 27% and 6%, respectively, of our voting rights. Included in the totals above are 50,000 shares owned by Mr. DeVore for which Mr. Brown holds the voting rights.

Mr. Brown and Mr. DeVore also hold voting rights with respect to the shares of common stock they and others who are parties to the voting agreements may purchase according to some of the warrants they hold. If the holders of warrants who have given their proxies to Mr. Brown exercise all their warrants, then Mr. Brown would hold voting rights currently, after the minimum offering and after the maximum offering, in the amounts of 68%, 54% and 29%, respectively. If Mr. DeVore were to exercise all his warrants and the holders of warrants who have given their proxies to Mr. DeVore exercise all their warrants, then Mr. DeVore would hold voting rights currently, after the minimum offering and after the maximum offering, in the amounts of 18%, 14% and 8%, respectively.

Each of the voting agreements provides that any shares sold in the public market pursuant to an exemption from registration would be automatically released from the agreement. To the extent that any shareholder sells any stock that is then automatically released from one of the agreements, the beneficial ownership of Mr. Brown or Mr. DeVore will be automatically reduced and their respective voting rights will also be accordingly reduced.

Equity Investment

Certain beneficial owners and management who are deemed "promoters" under the Statement of Policy Regarding Promoter's Equity Investment (and the related Securities Definitions) of the North American Securities Administrators Association ("NASAA") have, effective as of September 30, 2003, invested more than $735,000 in purchasing equity in Zion. This amount would satisfy the NASAA policy guideline with respect to a maximum offering of $25,000,000. In order to satisfy the NASAA policy guideline with respect to this offering's maximum of $35,000,000, Messrs. Brown, Soltero, Perry, Mandelker, DeVore and Avery have collectively agreed that in the event more than $25,000,000 is raised in this offering that they will collectively invest in Zion up to an additional $250,000, prior to the final closing of this offering through the exercise of currently outstanding warrants and the purchase of additional shares in this offering. They will invest enough to meet or exceed the NASAA policy guideline at the final closing. NASAA statements of policy are found in the library section of the NASAA website at www.nasaa.org.

Lock-in Agreements

In order to qualify this offering to be sold in certain states, all the persons listed in the table above (in addition to three other shareholders) intend to sign a lock-in agreement with Zion and the Underwriter based on the NASAA Statement of Policy Regarding Promotional Shares. Under this NASAA form lock-in agreement, a total of 2,605,287 shares of common stock currently owned by them and 365,166 shares of common stock purchasable by them under currently outstanding warrants and any shares purchased by them in this offering (collectively, the "Promotional Equities") will be placed in escrow with the Underwriter and cannot be sold into the public markets for two years after the final closing. The other principal terms of this lock-in agreement are:

  During the third and fourth years, 2.5% of the shares held under lock-in may be released for sale during each calendar quarter, prorated among the signatories.

  At the end of four years, all remaining shares would be released from the lock-in obligation and the agreement will terminate.

  The agreement would also terminate: (i) if the offering terminates without selling any shares in the United States; (ii) if shares in this offering are registered or qualified only in states that do not require a promotional shares lock-in agreement or escrow; or (iii) if the shares in this offering become listed on the NASDAQ National Market quotation system or the American Stock Exchange.

  If the offering terminates according to (ii) or (iii) above, all the Promotional Equities automatically become subject to the Underwriter's lock-in agreement described below.

  During the period, if any, this NASAA form lock-in agreement is effective, you and the other shareholders (to the extent you still hold your shares) would first share in any assets or proceeds (at the rate of $5.00 per share) distributed to shareholders, before any distribution to the holders of the Promotional Equities.

The aggregate of 2,605,287 shares under the NASAA form lock-in agreement is less than the number of beneficial shares attributable to the persons in the table above because the voting agreements do not allow Messrs. Brown and DeVore to restrict the sale to the public of the voting agreement shares.

In order to facilitate the signing of the agreement with the Underwriter, 21 of our shareholders, including the officers of our branch in Israel, intend to enter into a separate lock-in agreement with Zion and the Underwriter covering 1,772,033 shares of common stock and warrants exercisable into 215,270 shares common stock, exclusive of the shares and warrants under the NASAA form lock-in agreement. The Underwriter's lock-in agreement provides that none of the shares may be sold for the first 60 days following the final closing. Thereafter, 4% of the total shares will be released from the lock-in obligation during each calendar month, prorated among the signatories. The Underwriter's lock-in agreement will terminate at the end of one year following the final closing.

The 4,377,320, common shares subject to the NASAA and Underwriter's lock-in agreements equal 90% of the shares outstanding on December 31, 2003. The 580,436 common shares purchasable upon the exercise of warrants subject to the two lock-in agreements equal 65% of the shares purchasable upon the exercise of warrants outstanding on December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the past two years there have been no material transactions between Zion and any of our directors, officers, candidates for director, or shareholders, except as described in the following paragraphs.

John M. Brown may be deemed the promoter of Zion. Upon the formation of Zion, Mr. Brown purchased 520,000 shares of common stock at the price of 1/10 cent per share, which was the price at which 1,880,000 other shares were sold to 25 other people, including 100,000 shares to his wife and 50,000 shares to his son. At the same time Mr. Brown extended a $50,000 line of credit to Zion against which we initially borrowed approximately $25,000 to make our first license fee payment to the Israeli government and a down payment for our first seismic survey. The loan bore an interest rate of 7% per annum and we eventually borrowed to the maximum amount. During 2001, we repaid the outstanding $50,000 principal amount of the loan by delivering to Mr. Brown 50,000 shares of common stock and warrants to purchase 33,333 shares of common stock at the exercise price of $1.00 per share, in accordance with the same terms and conditions as the shares of common stock and warrants were being sold to unrelated third parties in private transactions during 2001. Mr. Brown waived the interest.

During 2002, Mr. Brown entered into a new loan agreement with Zion at a 7% interest rate and advanced $50,000 to us under the loan agreement. At the end of the year, Mr. Brown participated in our private placement of Series A Convertible Preferred Stock and received 5,000 shares of the preferred stock and warrants to purchase 25,000 shares of common stock at $1.50 per share in exchange for cancellation of our $50,000 indebtedness. The exchange was made under the same terms and conditions as the sale at the same time by us to unrelated third parties of our preferred stock and $1.50 warrants. Mr. Brown waived the interest.

During the year 2000, M&B Concrete Construction, Inc. and M&B Concrete, Inc. (collectively, "M&B"), companies in which John Brown, our chairman and chief executive officer, is a director and principal shareholder, provided a "financial comfort letter" to the Israeli Petroleum Commissioner in connection with our application for our first license. The "financial comfort letter" is a non-binding letter of intent that shows M&B having more than $2,000,000 net worth and confirms that M&B supports the efforts of Zion in its application for petroleum rights. M&B received no direct compensation for the letter, but the three shareholders of M&B, John Brown, his son Mark Brown, and Robert Jarvis, all participated in the initial purchase of shares of our common stock at the price of $0.001 per share. In October 2002, in connection with our application to consolidate our petroleum rights into a single license and extend its term, M&B provided the Petroleum Commissioner with a renewal and extension of the comfort letter for which we agreed to pay a fee to M&B of 50,000 shares of common stock and warrants to purchase 25,000 shares of common stock at $1.50 per share until December 31, 2004, which securities in the aggregate were valued at $50,000. M&B directed that the preferred stock and warrants be issued in equal amounts to Mark Brown and Robert Jarvis.

In July 2000, Zion entered into a financial advisory and services agreement with Ralph DeVore, before he was elected a director, whereby Mr. DeVore assisted us in a number of areas, including business structuring, investor relations, introductions to investment bankers and investors, and other related financial services. On December 31, 2000, Mr. DeVore was awarded a warrant (as provided in the agreement) giving him the right to purchase 80,000 shares of our common stock at $0.20 per share until December 31, 2004. In February 2001, the agreement was modified and extended through June 30, 2001. Mr. DeVore was elected a director in June 2001. In August 2001 the agreement was extended through September 30, 2001 and Mr. DeVore was awarded another warrant, this one (as provided in the agreement) giving him the right to purchase 40,000 shares of our common stock at $0.20 per share until December 31, 2004. As the 120,000 shares, upon purchase, would be restricted shares and there was no public market, the awards were valued at $0. Following the expiration of the agreement, Mr. DeVore continued to provide financial advisory services on an as needed basis. In 2002, for financial services rendered, he invoiced us $2,500 and he subsequently used our $2,500 payable to him to purchase 2,500 shares of common stock and a warrant to purchase 1,250 shares for $1.50 per share until December 31, 2004 (on the same terms as our sales of stock and warrants to outside third parties). In 2003, for financial services rendered, he was paid $24,000, which he used to exercise his warrants to purchase 120,000 shares for $0.20 per share. For services as a director, Mr. DeVore has been compensated at the rate of $1,000 per month since January 2002.

We have made arrangements with Elisha Roih (our Vice-President of Israeli Administration) to use an apartment owned by him in Herzliya as the corporate offices in Israel. The terms of arrangement are that we pay Mr. Roih's out-of-pocket carrying costs for the apartment including utilities, in consideration for use of the apartment and utilities as the Company's Israeli offices, rent free. The out-of-pocket carrying costs include: municipal occupancy tax; monthly maintenance charges due to the building's management committee; electricity; water; telephone (2 lines - one phone and one fax); monthly cleaning services; insurance premium for contents of apartment. The total monthly cost to us is less than $400. These terms are more favorable than we could obtain from unrelated parties.

In early 2002, Zion borrowed $50,590 under a loan facility with Cimarron Resources, Inc, which is owned by Eugene Soltero, the president of Zion. Cimarron obtained the monies to lend to Zion through a loan facility with Bank One. The interest charged to us is the Cimarron's interest cost which accrues at Bank One's prime rate (4.25% at October 31, 2003) plus 2.5%. The note was due on the earlier of (a) 30 days following the closing of an initial public offering by Zion; (b) the determination by the Board of Directors of Zion that Zion had raised funds in sufficient amounts to enable Zion to conduct operations prior to the closing of an initial public offering without need for recourse to the loan facility; or (c) the date or dates the principal amount of the monies advanced to Cimarron under the Bank One facility was due. At the time the terms of the Bank One facility to Cimarron were amended, the terms of Cimarron's loan facility to Zion were amended to convert the loan principal outstanding on September 30, 2003 of $50,000 into a 100 month term loan repayable monthly commencing November 15, 2003 in $500 increments, with Cimarron having the option commencing January 15, 2005 to call the loan in whole or in $5,000 increments on 30 days notice. In connection with the conversion of the Cimarron loan to Zion to a 100 month term loan, an option which had been granted to Cimarron to convert $50,000 of the loan principal into 50,000 shares of common stock was severed from the note and became a stand-alone option allowing Cimarron to purchase 50,000 shares of common stock at $1.00 per share for cash or other consideration. Effective September 30, 2003, Cimarron exercised the option in consideration for the forgiveness of $50,000 of accounts payable. Cimarron transferred the shares to Mr. Soltero. As of January 31, 2004 the outstanding balance of the note was $48,500.

In February 2003, the Board of Directors voted to accept an offer by Ms. Irith Rappaport, a shareholder of Zion, to advance the sum of up to $100,000 to cover certain obligations of Zion relating to this offering, subject to the payment of a commitment fee in the form of 1,000 shares of preferred stock and a warrant (to purchase 5,000 shares of common stock at $1.50 per share until December 31, 2004) of Zion valued at $10,000, to her or her designees. This loan bears interest at the rate of 10% per annum and must be repaid at the earliest of (a) the closing of the minimum offering, (b) December 31, 2004, or (c) at such time or times as in the opinion of the directors of Zion, funds available to Zion so permit. As of January 31, 2004 the outstanding balance was $100,000.

We believe that the foregoing transactions were on no less favorable terms than could have been obtained from unaffiliated third parties. Any future transactions between us and our affiliates will be approved by a majority of disinterested directors and will be on terms no less favorable to us than those which could be obtained from unrelated third parties.

Except for Elisha Roih and Dr. Eliezer Kashai, all our officers and key employees are paid (and/or payments were accrued) as consultants for providing services to Zion. The amounts they were paid are set forth in the officers compensation tables under "Executive Compensation." Portions of those amounts are also separately reflected in the notes to the audited financial statements because they were allocated to financing costs or professional fees that require special accounting treatment.

We have extended no loans to and provided no loan guarantees in connection with extension of credit to our officers, directors, employees or promoters.

All of the above discussed related party transactions were entered into prior to the time that there were any disinterested Independent Directors serving on our Board of Directors, except the modification of the Cimarron note and related option. The modification of the note and option was approved by all our disinterested Independent Directors.

On July 11, 2003, we expanded our board of directors from five to seven members and appointed two directors. On November 17, 2003, we further expanded our board to nine directors. The four new directors are not, and since its incorporation have not been, officers, employees or promoters of Zion or any of Zion's affiliates or associates. It is our intent that, in the future, at least two members of our board of directors will fulfill the independence criteria as set by the SEC, the corporate governance requirements of the NASD and the requirements of the relevant Statements of Policy issued by the North American Securities Administrators Association, Inc. ("NASAA"). Zion also intends that, to the extent required by the NASD listing and corporate governance rules, all future related party transactions be reviewed and approved by our audit committee, which is comprised solely of directors meeting the independence criteria of both the SEC and the NASD. The audit committee shall have the authority to engage independent counsel at our expense. See "MANAGEMENT - Information Regarding the Board of Directors and Committees" at page 32 above. All future material related party transactions and loans, if any, shall be made and entered into on terms no less favorable to Zion than can be obtained from unaffiliated third parties.

EXECUTIVE COMPENSATION

Director Compensation

Directors who are not Company employees or officers receive $1,000 per month. Directors who are Company officers receive no extra compensation for service on the board. The Compensation Committee of the Board of Directors has been charged with preparing for submission to the board no later than March 15, 2004, a proposal for a compensation package for directors other than officers which would be appropriate in the circumstances and best interests of Zion in attracting qualified and experienced persons to serve as directors. To the extent required such compensation package would be submitted to shareholder approval.

Executive Officer Compensation

The following table provides the compensation of our executive officers, direct or indirect, for services rendered in all capacities for the period of January 1 through December 31, 2003, the fiscal years ended December 31, 2002 and 2001 and the period from April 6, 2000 through December 31, 2000, of which all has been paid except approximately $4,000 to Mr. Brown, $100,000 to Mr. Soltero, $77,500 to Mr. Perry and $148,000 to Mr. Mandelker:

SUMMARY COMPENSATION TABLE
					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
John Brown Chairman & CEO	2000	-	-	-	-	-	-	-
	2001	7,500	-	-	-	-	-	-
	2002	30,000	-	-	-	-	-	-
	2003	60,000	80,000	10,000	-	-	-	-
Eugene Soltero President & COO	2000	-	-	-	-	-	-	-
	2001	25,000	-	-	-	310,000	-	-
	2002	60,000	80,000	-	-	100,000	-	-
	2003	120,000	-	-	-	-	-	-
Glen Perry Executive VP	2000	10,000	-	-	-	-	-	-
	2001	60,000	-	-	-	-	-	-
	2002	60,000	-	-	-	-	-	-
	2003	120,000	-	-	-	-	-	-
Philip Mandelker General Counsel	2000	25,000	-	-	-	-	-	-
	2001	63,750	-	-	-	-	-	-
	2002	75,000	-	-	-	-	-	-
	2003	114,250	-	-	-	-	-	-

None of our executive officers receive personal benefits in addition to the basic compensation listed above. Each officer received such compensation for providing consulting services to Zion. Mr. Soltero received his compensation through his personal consulting company, Cimarron Resources, Inc. The others were directly compensated.

The following table provides information regarding options and warrants granted to our executive officers in fiscal 2002:

Option/Warrant Grants in Last Fiscal Year
Individual Grants

Name	Number of	Percent of Total	Exercise or	Expiration
	Securities(1) Underlying	Options/Warrants Granted	Base Price Per	Date
	Options/Warrants	to Officers and Employees	Share
	Granted	in Fiscal Year

Eugene A. Soltero	400,000(2)	89%	$0.20	12/31/2004
___________________
(1) Shares of common stock
(2) Options for 300,000 shares replaced previously issued options for 300,000 shares that were returned and canceled.

The following table provides information regarding the exercise of options during fiscal 2002 and the number of outstanding options related to the compensation of our executive officers as of December 31, 2002:

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the Money Options/SARs at FY-End ($)

			Exercisable/Unexercisable	Exercisable/Unexercisable
Eugene Soltero	400,000	0(1)	10,000/0	0/0

(1) The value realized is $0 because the securities issued were restricted and there was no market for them and there was no public market available in the event the restrictions were lifted.

Mr. Soltero exercised the options referred to above to purchase 400,000 shares of common stock for $80,000 during the fiscal year 2002. There were no unexercised employment related options held by our executive officers as of December 31, 2002, except as shown above. Any options or warrants held by them were acquired in connection with their loan of funds to Zion or their purchase of equity securities from Zion under terms and conditions identical to the terms and conditions under which unrelated third parties made similar investments.

Long-Term Management Incentive Plan

At Zion's 2002 Annual Meeting, the shareholders approved the establishment of a long-term management incentive plan, which may be structured as an employees' royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest (after pay out of investment on a well by well basis) in the wells we drill. According to board resolutions, Mr. Brown, Mr. Soltero, Mr. Mandelker and Mr. Perry will be awarded each a 10% interest in the plan. Mr. Avery, Mr. Roih and Dr. Kashai will each be awarded a 5% interest in the plan, if, as and when the plan may be established. The remaining 45% of the pool has not been allocated and is reserved for future allocation by the board of directors as new key employees are hired. The definitive plan is being developed by our attorneys and tax experts and we do not expect it to be finalized until after the completion of this offering.

Executive Employment Arrangements and Letters of Intent

The Board of Directors has authorized the chairman and chief executive officer, on behalf of Zion, to enter into five-year employment agreements, effective after July 1, 2003, with the executive officers set out below.

Executive Officer	2003 Annual Compensation	2004-2008 Annual Salary
John Brown	$60,000	$120,000
Eugene Soltero	120,000	200,000
Glen Perry	120,000	200,000
Philip Mandelker(1)	114,000	200,000(1)

(1) For such period as Mr. Mandelker is an employee of Zion. For such period that Mr. Mandelker continues to render services pursuant to a retainer agreement as outside counsel, he will be compensated on the basis of at least $9,500 per month during 2003 and $12,500 per month during 2004-8 and the law firm with which he is associated will be paid a monthly office services fee of $2,000.

Each of the agreements would be substantially in the same form (except to comply with the law of the country in which the officer is based) and are expected to contain:

  Indemnification for acts other than willful misconduct.

  Five-year terms, renewable annually thereafter to age 70, terminable by death, severe disability, or for willful misconduct as determined by final judicial decision.

  Termination without cause possible upon payout of remainder of contract terms plus six months salary; if termination follows change of control, then employee entitled to remainder of term plus 42 months.

  Post contract termination and retirement benefits for Israel based executives in accordance with Israeli law and standard practice for management employees.

  Package of medical, life and disability insurance for U.S. based executives with monthly premium expense of approximately $2,000.

  Participation in the long-term management incentive program.

  Outline of responsibilities and authorities for the executive's position.

Letters of intent to enter into these employment agreements have been signed by Zion and the officers. As of this offering formal agreements have not been completed. The chairman and CEO has been charged with completing these agreements no later than by February 29, 2004.

DESCRIPTION OF SECURITIES

General

Our certificate of incorporation provides for the authorization of 20,000,000 shares of common stock, par value $.01 per share. As of December 31, 2003, our issued and outstanding capital securities consist of 4,858,851 shares of common stock, and warrants to acquire 848,520 shares of common stock. After giving effect to this offering, our capitalization will consist of a minimum of 6,158,851 shares of common stock, a maximum of 11,858,851 shares of common stock and, in both cases, warrants to purchase 848,520 shares of common stock, plus Underwriter's Warrants to purchase 65,000 shares of common stock in the minimum case and 350,000 shares in the maximum case. Of the currently outstanding options and warrants, there are warrants to purchase 232,500 shares of common stock issued to officers and directors in connection with their compensation. Warrants to purchase 616,020 shares of common stock were issued primarily in connection with private placements, or directly issued for consulting services.

Common Stock

Our shareholders are entitled to one vote per share on all matters submitted to a vote of shareholders. They are entitled to receive dividends when and as declared by the board of directors out of legally available funds and to share ratably in our assets legally available for distribution upon liquidation, dissolution or winding up. Shareholders do not have subscription, redemption or conversion rights, or preemptive rights. The common stock will be, when issued and paid for, fully paid and nonassessable.

Our shareholders do not have cumulative voting rights, the effect of which is that the holders of more than half of all voting rights with respect to common stock can elect all of our directors. The board of directors is empowered to fill any vacancies on the board of directors created by expansion of the board or resignations, subject to quorum requirements.

Except as otherwise discussed below at "Business combination provision" and "Amendments", all shareholder action is taken by vote of a majority of voting shares of our capital stock present at a meeting of shareholders at which a quorum (a majority of the issued and outstanding shares of the voting capital stock) is present in person or by proxy. Directors are elected by a plurality vote.

Preferred Stock

Our predecessor Florida corporation had authorized 2,000,000 shares of preferred stock, of which it had issued 63,564 shares in a private placement and as stock dividends. Upon the merger of the Florida corporation into the Delaware subsidiary on July 9, 2003, all of the shares of outstanding preferred stock of the Florida corporation were converted into 762,768 shares of our common stock at the ratio of 12 shares of common stock for each outstanding share of preferred stock. Neither we nor any of the exchanging shareholders incurred any gain or loss as a result of the exchange. Of the 63,564 shares of preferred stock exchanged, 25,364 (40%) were held by eight officers, directors and/or holders of more than 5% of our outstanding stock. As a Delaware corporation, we have not authorized any preferred stock and would not be able to do so without an affirmative vote of the shareholders. We will not offer any preferred stock to any of our officers, directors or 5% shareholders except on the same terms as it is offered to all other existing shareholders or new shareholders. As of September 30, 2003, there are no shares of preferred stock authorized or outstanding.

Warrants to Officers, Directors and Key Employees

Zion issued warrants to purchase 200,000 shares of common stock at $1.00 per share until December 31, 2004 to our vice-president, finance in connection with his employment, of which 40,000 shares have been purchased. Zion issued warrants to purchase 100,000 shares of common stock at $3.00 per share until December 31, 2005 to four outside directors upon their election to the board of directors. While he was a director, but before he became an officer in 2001, Mr. Soltero, our president, was granted a warrant to purchase 10,000 shares of common stock at $1.00 per share until December 31, 2004. At the same time, similar warrants were granted to Dr. Kashai in the amount of 7,500 shares and to Mr. Roih in the amount of 5,000 shares. There are no other officer and director compensation related options or warrants outstanding. Any other warrants held by officers or directors were acquired by them in connection with the purchase of common stock or preferred stock (at the same price as unrelated third party purchasers) or for reduction of amounts due them for consulting services.

We will not issue options or warrants with an exercise price of less than 85% of the fair market value of Zion stock on the date of grant to officers, directors, employees, 5% shareholders or affiliates.

Warrants

In addition to the 282,500 warrants issued above for officers, directors and key employees, we have outstanding as of December 31, 2003 warrants to purchase 208,000 shares of common stock at $1.00 per share until December 31, 2004 and warrants to purchase 408,020 shares of common stock at $1.50 per share until December 31, 2004, all of which were issued prior to February 28, 2003. Our corporate policy is that no options or warrants will be issued at an exercise price below 85% of the value of the underlying securities at the time of issuance; nor will any options or warrants be issued with an expiration date beyond five years from the date of issuance.

Shares purchasable under options and warrants granted to persons other than the Underwriter will not exceed 15% of our outstanding shares (including the shares sold in our minimum offering). As of September 30, 2003, the 912,020 shares purchasable under outstanding warrants were equal to 14.96% of the sum of the outstanding shares plus the minimum shares in this offering. As of December 31, 2003 the 898,520 shares purchasable under outstanding warrants were equal to 14.59% of the sum of the outstanding shares plus the minimum shares in this offering.

Certificate of Incorporation and Bylaws Provisions

The following summary describes provisions of our certificate of incorporation and bylaws which may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors. These provisions include:

  restrictions on the rights of shareholders to remove directors;

  limitations against shareholders calling a Special Meeting of shareholders or acting by unanimous written consent in lieu of a meeting;

  requirements for advance notice of actions proposed by shareholders for consideration at meetings of the shareholders; and

  restrictions on business combination transactions with "related persons."

Classified board of directors and removal. Our certificate of incorporation provides that the board of directors shall be divided into three classes, designated Class I, Class II and Class III, with the classes to be as nearly equal in number as possible. The term of office of each class expires at the third Annual Meeting of Shareholders for the election of directors following the election of such class (except for the initial classes). Directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of our voting stock at a Special Meeting of shareholders called expressly for that purpose. The classification of directors could have the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two Annual Meetings of Shareholders, instead of one, are generally required to effect a change in a majority of the board of directors.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Zion, even though such an attempt might be beneficial to us and our shareholders. The classification of the board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of stock by purchasers whose objective is to take control of Zion and remove a majority of the board of directors, the classification of the board of directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks. Accordingly, shareholders could be deprived of opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

Shareholder action by written consent and special meetings. Our bylaws provide that shareholder action can be taken only at an Annual or Special Meeting of shareholders and may not be taken by written consent in lieu of a meeting once our number of shareholders exceeded sixty, which occurred in the first quarter of 2003. Special Meetings of shareholders can be called only upon a resolution adopted by the board of directors. Moreover, the business permitted to be conducted at any Special Meeting of shareholders is limited to the business brought before the meeting under the Notice of Meeting given by us. These provisions may have the effect of delaying consideration of a shareholder proposal until the next Annual Meeting. These provisions would also prevent the holders of a majority of our voting stock from unilaterally using the written consent or Special Meeting procedure to take shareholder action.

Advance notice provisions for shareholder nominations and shareholder proposals. Our bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or bring other business before a meeting of shareholders. The shareholder notice procedure provides that only persons who are nominated by, or at the direction of, the board of directors, or by a shareholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The shareholder notice procedure also provides that at a meeting of the shareholders only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board of directors, or in the absence of the chairman of the board, the president, or by a shareholder who has given timely written notice containing specified information to our secretary of such shareholder's intention to bring such business before such meeting.

Although our bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Zion and our shareholders.

Business combination provision. Our certificate of incorporation contains a provision for approval of specified business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock. Such person, entity or group is sometimes referred to as a "related person". This provision requires the affirmative vote of the holders of not less than 66 2/3% of our voting stock to approve specified transactions between a related person and Zion, including:

  any merger or consolidation;

  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets having a fair market value of more than 10% of our total consolidated assets, or assets representing more than 10% of our cash flow or earning power, or 10% of stockholders' equity, which is referred to as a "substantial part";

  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with us of all or a substantial part of the assets of a related person;

  any reclassification of securities, recapitalization, or any other transaction involving us that would have the effect of increasing the voting power of a related person;

  the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of a related person; and

  the entering into of any agreement, contract or other arrangement providing for any of the transactions described above.

This voting requirement will not apply to certain transactions, including any transaction approved by a majority vote of the directors (called "Disinterested Directors") who are not affiliated or associated with the related person described above, provided that there are at least three Disinterested Directors.

This provision could have the effect of delaying or preventing a change in control of Zion in a transaction or series of transactions.

Liability of directors and indemnification. Our certificate of incorporation provides that a director will not be personally liable to Zion or our shareholders for breach of fiduciary duty as a director, except to the extent that such exemption or limitation of liability is not permitted under Delaware General Corporation Law. Any amendment or repeal of such provisions may not adversely affect any right or protection of a director existing under our certificate of incorporation for any act or omission occurring prior to such amendment or repeal.

Our certificate of incorporation and bylaws provide that each person who at any time serves or served as one of our directors or officers, or any person who, while one of our directors or officers, is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is entitled to indemnification and the advancement of expenses from Zion, to the fullest extent permitted by applicable Delaware law. However, as provided under applicable Delaware General Corporation Law, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Zion.

Amendments. Our certificate of incorporation provides that we reserve the right to amend, alter, change, or repeal any provision contained in our certificate of incorporation, and all rights conferred to shareholders are granted subject to such reservation. The affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, is required to alter, amend, adopt any provision inconsistent with, or to repeal certain specified provisions of our certificate of incorporation. However, the 80% vote described in the prior sentence is not required for any alteration, amendment, adoption of inconsistent provision or repeal of the "business combination" provision discussed under the "Business combination provision" paragraph above which is recommended to the shareholders by two-thirds of our Disinterested Directors, and such alteration, amendment, adoption of inconsistent provision or repeal shall require the vote, if any, required under the applicable provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws. In addition, our bylaws provide that shareholders may only adopt, amend or repeal our bylaws by the affirmative vote of holders of not less than 66-2/3% of our voting stock, voting together as a single class. Our bylaws may also be amended by the affirmative vote of two-thirds of our board of directors.

Transfer Agent and Registrar

Upon completion of this offering in the minimum number of securities, Zion's registrar and stock transfer agent will be Registrar and Transfer Company, Cranford, New Jersey.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, a minimum of 6,158,851 and a maximum of 11,858,851 shares of common stock will be outstanding. All shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except that shares purchased by an affiliate of ours (in general, a person who is in a control relationship with us), will be subject to the resale limitations of Rule 144 under the Securities Act. The remaining 4,858,851 shares of common stock outstanding will be "restricted securities" as defined in Rule 144. In addition, we have granted warrants to purchase 848,520 shares of common stock. Sales of significant amounts of our common stock outstanding prior to this offering, or the perception that such sales could occur, could have an adverse impact on the market price of the common stock.

Of the total of 5,757,371 shares of "restricted" common stock (assuming exercise of all the outstanding warrants), 2,945,453 shares may be restricted for up to four years after the final closing under the NASAA lock-in agreement (unless that agreement is not in force in which case those shares shall be subject to the Underwriter's lock-in agreement) and an additional 2,062,303 shares are restricted for up to one year after the final closing under the Underwriter's lock-in agreement. This leaves 749,615 shares available for immediate sale under Rule 144.

In general, under Rule 144 as currently in effect, if a period of at least one year has elapsed after the later of the date on which "restricted" shares were acquired from us or the date on which they were acquired from an "affiliate," then the holder of these shares, including an affiliate, is entitled to sell a number of shares within any three-month period that does not exceed the greater of:

  one percent of the then outstanding shares of common stock; or

  the average weekly reported volume of trading of the common stock during the four calendar weeks preceding such sale.

Sales under Rule 144 are also subject to requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning Zion. Affiliates may sell shares not constituting "restricted" shares in accordance with the above volume limitations and other requirements but without regard to the one-year period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which "restricted" shares were acquired from us and the date on which they were acquired from an affiliate, a holder of such shares who is not an affiliate at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above. This description of Rule 144 is not intended to be a complete description thereof.

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis or will receive any direct or indirect interest in Zion in connection with this offering. No named expert or counsel has ever been a promoter, underwriter, voting trustee, director, officer or employee of Zion.

BUSINESS AND PROPERTIES

We explore for oil and gas in Israel. Our principal assets are petroleum rights issued by the Ministry of National Infrastructures of the State of Israel, specifically an exploration license covering 387,700 Israeli dunam (approximately 95,800 acres), entitled License No. 298/Ma'anit-Joseph. We have named the project to explore the license the "Joseph Project."

We hold 100% of the working interest in our license, which means we are responsible for 100% of the costs of exploration and production. Our net revenue interest is 87.5%, which means we would receive 87.5% of the gross proceeds from the sale of oil and gas from the license if there is any commercial production. The 12.5% we don't receive is a royalty reserved by the State of Israel. The State of Israel may take its royalty in kind. If the State of Israel elects not to take the royalty in kind, then we would pay the royalty based upon our arranging the sales, if any, of all the oil and gas. Other than its option to take its 12.5% royalty in kind, the government has no right of participation in any portion of our project. No royalty would be payable to any landowner with respect to our license area as the State of Israel owns all the mineral rights. In the event commercial production is established, we will be setting aside a royalty (or equivalent net profits interest) of 6% for charitable contributions. See "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION - Charitable Trusts," page 19. In addition, our key employee incentive plan will receive a royalty (or equivalent net profits interest) of up to 1.5%. This means our effective net revenue interest will be no less than 80%.

Our executive offices are located at 6510 Abrams Road, Suite 300, Dallas, Texas 75231 and our telephone number is (214) 221-4610. Our website address is www.zionoil.com. Our office in Israel is located at 9 Yair Stern St., Herzliya, Israel 46412 and the telephone number is +972 (9) 955-2619.

Background

In 1985, during a visit to Israel, John M. Brown (our founder and CEO) became inspired and dedicated to finding oil and gas in Israel, and he started the process that led to the Joseph Project. During the next fourteen years he made several trips each year to Israel, hired oil and gas consultants in Israel and Texas, met with Israeli government officials, made direct investments with local exploration companies, and assisted Israeli exploration companies in raising money for oil and gas exploration in Israel. This activity led Mr. Brown to form Zion Oil and Gas, Inc.

in April 2000 in order to receive the award of a small onshore petroleum license from the Israeli government. Mr. Brown and 25 different persons who had assisted him during the fourteen-year period started Zion with an initial cash contribution of $2,400, for which they received 2,400,000 shares of common stock at the price of 1/10 of one cent per share. Upon its formation, Mr. Brown and the others contributed to Zion all of the technical, economic, legal and financial data they had accumulated over the years relating to oil and gas exploration in Israel. For accounting purposes, no monetary value was attached to the data and we are unable to provide you with any estimate of its cost of acquisition or current market or replacement value, if any.

Upon the award of our first petroleum right (the License No. 298/Ma'anit, which is referred to as the "Ma'anit License") in May 2000, the Israeli government gave us access to most of its data with respect to previous exploration in the area, including geologic reports, seismic records and profiles, drilling reports, well files, gravity surveys, geochemical surveys and regional maps. We also gathered information concerning prior and ongoing geological, geophysical and drilling activity relevant to our planned activities from a variety of publicly accessible sources. The map on the inside back cover of this prospectus shows the outline of our current Ma'anit-Joseph License. It also shows the location of the approximately 500 kilometers of seismic lines and relative locations of eight mid-range (to 7,500 feet) and deep (to 21,000 feet) wells in our immediate area, data and information concerning which we have acquired and analyzed. The Israeli government conducted most of the seismic surveys itself during the 1970's and 1980's in order to provide data to encourage oil companies to invest in exploratory drilling. Private and public Israeli, American and international companies conducted additional seismic survey and drilled most of the eight wells in the period since 1980. Our best estimate of the cost of the exploration activities in our license area to date (in actual dollars spent at the time) is shown in the table below. Most of the numbers are from sources that we consider verifiable, including reports to the Israeli government, press releases, filings with the Tel Aviv Stock Exchange and personal involvement of some of our officers. Some numbers we estimated based upon the scope of the completed work. The operator to the south of us (Givot Olam) has the right to keep its data confidential while its petroleum rights are in force, so our information about the three Meged wells drilled by Givot Olam comes primarily from Givot Olam's prospectuses, reports to and filings with the Israeli Securities Authority and the Tel Aviv Stock Exchange, as well as information published over the course of its operations on its website.

Year	Company	Activity	Amount ($)	Notes

1975-80	Israeli Government	Gravity Studies	750,000	1
1978	Weeks Exploration	Area Geology	40,000	2
1980	Superior Oil	Basin Analysis	50,000	2
1977-82	Israeli Government	Seismic	2,500,000	3
1977-2002	Academic Groups	Various Technical Studies	200,000	2
1978-84	Energy Exploration	Drilled Asher-Atlit Well	25,000,000	4
1979-81	OEIL- Naphtha	Drilled Ga'ash Well	6,500,000	5
1983-85	OEIL	Basin Analysis	100,000	2
1993-2000	Givot Olam	Seismic, G&G, G&A	3,000,000	6

1993-4	Givot Olam	Drilled Meged #2 Well	9,200,000	6
1993-5	Modi'in Ltd. Partnership	Drilled David Well	17,800,000	7
1994	Sedot Neft	Drilled Ma'anit Well	5,000,000	8
1999	Givot Olam	Test Meged #2 Well	1,140,000	6
2000	Givot Olam	Drilled Meged #3 Well	7,010,000	6
2002-3	Givot Olam	Drilled Meged #4 Well	6,490,000	9
2000-3	Zion Oil & Gas, Inc.	Seismic, G&G, G&A	1,170,000	10
1975-2003	Totals		85,960,000

Notes:

  Engineering estimate by us, based upon approximately 1,000 square kilometers of gravity survey at an average price of $750 per square kilometer.

  Estimate by our executive vice-president based upon his personal experience and knowledge of costs of similar studies in the international petroleum industry, cost adjusted to the period in question.

  Engineering estimate by us, based upon approximately 500 kilometers of seismic lines upon and around our project area at an average acquisition and processing cost of $5,000 per kilometer, the average cost that Dr. Kashai and Elisha Roih observed for onshore seismic data acquisition in their companies at that time. Please note that we are counting only lines that we used in our analysis and not the additional 500 kilometers of lines that were used in our area to designate drilling locations for the other wells near our license.

  Oral report to us by Jack Sherman, the well site geologist on location at the time the well was being drilled. Mr. Sherman assisted Mr. Brown in his early investigation of oil and gas opportunities in Israel and served as our senior consulting geologist until his death in 2003. Oral confirmation by the general manager of the operator (Andy SoRelle) to Mr. Brown.

  Engineering estimate by us of the cost at the time for the drilling and testing of an 18,000-foot well in Israel that encountered no major problems during drilling.

  Prospectuses in Hebrew filed by Givot Olam with the Israeli Securities Authority in 1993, 1997, 1998, 1999, and 2003, and on file at the Tel Aviv Stock Exchange.

  Prospectus in Hebrew filed by Modi'in Ltd. Partnership with the Israeli Securities Authority in January 1996 and annual report for 1997, both on file at the Tel Aviv Stock Exchange.

  Prospectus in Hebrew filed by Sedot Neft with the Israeli Securities Authority in November 1993 and on file at the Tel Aviv Stock Exchange; joint venture agreement signed in February 1999 between Sedot Neft and a predecessor of Zion.

  Prospectus in Hebrew filed by Givot Olam with the Israel Securities Authority in January 2004, on file at the Tel Aviv Stock Exchange.

  Invoices and accounting records in our files.

Properties

Our properties consist of petroleum rights, seismic data and computer analyses acquired as follows:

Effective May 1, 2000 the Israeli government awarded us the three-year 28,800-acre "Ma'anit License" (#298) to conduct petroleum exploration activities (the dark shaded area in the center of the map shown on the following page).

  The area covered by the license contains two abandoned exploratory wells, Ma'anit #1 in the west and Har Amir #1 in the east, each drilled into Middle Jurassic Age formations (approximately 160 million years old) to depths of approximately 2,300 meters (7,550 feet). From May 2000 until May 2001, we conducted extensive geophysical and geological operations, including interpreting and mapping approximately 250 kilometers of previously shot seismic lines, reprocessing 70 kilometers of existing seismic, and shooting 11 kilometers of new seismic. As a result, we began to intensely focus on an exploration target that looked very promising, and a new exploratory trend concept in the Upper Triassic Age formations (approximately 200 million years old) under the Ma'anit License and the adjacent area. In interpreting the seismic, we identified a structural feature associated with a basement to Paleozoic aged structural high existing roughly parallel to the current coast of Israel. The concept is that this geological feature became the underlying platform for what appears to be reefal buildup during the Triassic Age. These still intact reefal structures comprise the exploratory trend and could provide suitable reservoirs for the accumulation and storage of hydrocarbons (either gas or oil) in commercial quantities.

  Based on our new exploratory trend concept, we applied for and received effective May 1, 2001 an eighteen-month, 137,250-acre Preliminary Permit with Priority Rights. The permit (#176) named "Joseph" bounded the Ma'anit License on three sides and provided us the opportunity to determine the direction of our exploration.

  In 2001, we retained independent consulting geologists and geophysicists who reviewed the seismic data on the Ma'anit License area and helped us interpret the data as representative of a barrier reef system bounding a subsiding back reef basin (a sill basin). This geologic interpretation was first postulated by Superior Oil Company in a study prepared for the Israeli National Oil Company in 1980 that was made available to Zion in early 2002. It was further substantiated in early 2002 by our review of documents in the files of the Geophysical Institute of Israel (and a related 2002 academic paper) pertaining to the Asher-Atlit # 1 well (drilled in 1983 and located 13 miles northwest of the Ma'anit #1) where rock samples from the Upper Triassic were described as reefal formation of the same type found in the Dolomite Alps of Southern Europe (Austria and Northern Italy).

  With the assistance and support of the Geophysical Institute of Israel, we intensified our exploration efforts in 2001 and 2002, incorporating an additional 250 kilometers of seismic data into the interpretation and reprocessing another 60 kilometers of existing seismic data. For most of 2002, we maintained a temporary exploration office at the Institute and used its Landmark/Paradigm software at a workstation there to analyze seismic lines and draw a complete series of geologic maps of the different formations.

  In 2002, we also conducted a new seismic survey on the Joseph Permit area, acquiring an additional 21 kilometers of seismic data for the expressed purpose of correlating nine of the existing lines and enhancing our ability to interpret those lines. Based upon our interpretation of that line and resulting enhanced interpretation of the existing lines, we revised our maps and selected drilling sites for the first exploratory wells on each of two prospects - the Ma'anit Reef on the Ma'anit License area and the Joseph Reef on the Joseph Permit area. In October 2002, we submitted a detailed prospect description to the Israeli Oil Commissioner. Our report summarized our exploration and computer analysis studies and findings, and presented two fully developed drilling prospects. With the report, we submitted a request to exercise our priority rights under the Joseph Permit by incorporating the southern portion of the Joseph Permit area into the Ma'anit License (to be renamed the Ma'anit - Joseph License) and extending the term of the Ma'anit License through April 30, 2005. During November and December 2002, we updated and revised our report as additional analysis was completed at the workstation.

  Following approval by the Petroleum Commission of the State of Israel, the Minister of National Infrastructures (the "Minister"), during February 2003, granted, as of January 1, 2003, Zion's application to consolidate its existing petroleum rights into the Ma'anit-Joseph License, covering a combined area of approximately 95,800 acres, and to extend the term of the license through April 30, 2005. Approximately 70,000 acres in the Joseph Permit and Ma'anit License areas, no longer considered to be of primary exploration interest, were voluntarily released back to the State of Israel. This allowed us to request consolidation of our remaining rights into a single license area that not exceeding the statutory maximum of 100,000 acres. The license maintains its original issue date of May 1, 2000 (for grandfather rights purposes in case of any fiscal regime changes). Maintenance of the license requires the payment of a graduated annual license fee which has been paid through April 30, 2004. The annual license fee thereafter will be approximately $78,000.

To maintain the Ma'anit-Joseph License in good standing, the license's work program (as currently extended) requires that we sign a drilling contract to drill a well to a depth of at least 4,000 meters by July 1, 2004 and commence a well to that depth by October 1, 2004. Reentry and deepening an existing well bore is considered to comply with the requirement. The dates are subject to further extension for good cause by the Petroleum Commissioner through April 30, 2005. Compliance with the work program will entitle us to an extension of the license by an additional two years, through April 30, 2007, subject to a new work program to be agreed upon. Declaration of a commercial discovery prior to the end of the license term, as may be extended, will entitle us to receive a 30-year lease (extendable on certain conditions for an additional 20 years) subject to compliance with a field development work program and production.

If we do not commence the first well by October 1, 2004 or such other date allowed under an extension granted by the Petroleum Commissioner, the Commissioner may issue a notice to us requiring that we cure the default within 60 days of the giving of the notice together with a warning that failure to commence the drilling of the well within the 60-day cure period may entail cancellation of the Ma'anit-Joseph License. If the Ma'anit-Joseph License is cancelled following such notice, we may, within 30 days from the date on which the Commissioner's decision was notified to us, appeal such cancellation to the Minister of National Infrastructures. The License shall not be cancelled until Minister has ruled on the appeal.

We intend to apply for a preliminary permit to conduct exploration activities on areas north and/or south of the license area in order to continue our exploration of the exploratory trend we have developed under the Ma'anit License and Joseph Permit areas. If we receive such a permit, we will be subject to a monthly permit fee in the amount of approximately $1.00 per each 250 acres under permit.

The surface rights to the drill site to be entered to drill the Ma'anit #1 are held under long-term lease by Kibbutz Ma'anit. The rights are owned by the State of Israel and administered by the Israel Lands Authority. To enter and use the necessary lands, we will have to reach an agreement with Kibbutz Ma'anit and obtain the approval of the Israel Lands Authority. Preliminary contacts concerning our intention to reenter and deepen the Ma'anit #1 well have been established with the Kibbutz, but no agreement has yet been reached. We have not yet conducted a survey of the holders of the surface rights of lands that may have to be entered to drill the Joseph #1 well (our proposed second location). While the precise location of Joseph #1 well has not yet been determined and the holder(s) of the surface rights are not yet known, given the general location of the planned well, it is likely that relevant surface rights will be held under long term lease from the Israel Lands Authority on behalf of the State of Israel, which is likely to be the owner of the rights.

We lease approximately 3,600 square feet of office space in Dallas under a lease which expires October 31, 2008, but which may be terminated at the end of three years with an early termination payment. The monthly rent is $4,104, $4,104, $4,104, $4,262 and $4,262 for each of the twelve-month periods ending October 31, 2004, 2005, 2006, 2007 and 2008 respectively, less any sublease payments received. Currently approximately 1,600 square feet (and access to the common areas) are subleased month-to-month for payments of $1,800 per month.

We also have use of office space in Herzliya on month-to-month terms in return for payments of approximately $400 per month. The space is owned by an officer of our Israeli Branch.

Israel's Petroleum Law

Our business in Israel is subject to regulation by the State of Israel pursuant to the Petroleum Law, 5712-1952. The administration and implementation of the Petroleum Law is vested in the Minister of National Infrastructures, the Petroleum Commissioner and an advisory commission (the "Petroleum Commission"). The following discussion includes brief statements of certain provisions of the Petroleum Law in effect at the date of this prospectus.

Petroleum resources are owned by the State of Israel, regardless of whether they are located on state lands or the offshore continental shelf. No person is allowed to explore for or produce petroleum without being granted a specific right under the Petroleum Law. The law provides for three types of rights, two relevant to the exploration stage and the third for production.

Preliminary permit. The most basic right is the "preliminary permit," which may be granted for a period not exceeding 18 months. The permit allows the prospector to conduct preliminary investigations, such as field geology, airborne magnetometer surveys and seismic data acquisition, but does not allow test drilling. The holder of a preliminary permit is entitled to request a priority right on the permit area, which, if granted, prevents an award of petroleum rights on the permit area to any other party. There are no restrictions as to size of the permit area or to the number of permits that may be held by one prospector. However, Israeli policy is to award an area no larger than that for which the applicant has a reasonable plan of operation and has shown evidence of the necessary financial resources to execute the plan.

License. The next level of petroleum right is the "license," bestowing an exclusive right for further exploration work and requiring the drilling of one or more test wells. The initial term of a license is up to three years and it may be extended for up to an additional four years. A license area may not exceed 400,000 dunams (approximately 98,843 acres). One dunam is equal to 1000 square meters (approximately .24711 of an acre). No one entity may hold more than twelve licenses or hold more than a total of four million dunam in aggregate license area.

Production lease. Upon discovery of petroleum in commercial quantities, a licensee has a statutory "right" to receive a production "lease." The initial lease term is 30 years, extendable up to a maximum period of 50 years. A lease confers upon the lessee the exclusive right to explore for and produce petroleum in the lease area and requires the lessee to produce petroleum in commercial quantities (or pursue test or development drilling). The lessee is entitled to transport and market the petroleum produced, subject, however, to the right of the Government to require the lessee to supply local needs first, at market price.

Petroleum Rights Fees. Effective January 1, 2004, the fees payable to the government to maintain the various petroleum rights were as follows:

  Fee for Preliminary Permit without priority rights - None.

  Fee for Preliminary Permit with Priority Rights - New Israeli Shekels (NIS) 4.95 (approx. US $1.12) per 1,000 dunam (approximately 247.11 acres) per month.

  Fee for License (on-shore) per 1,000 dunam or part thereof:

First and second years	- NIS	90.14	(approx. US $20.26) per year
Third year	- NIS	150.01	(approx. US $33.71) per year
Fourth year	- NIS	299.32	(approx. US $67.26) per year
Fifth and subsequent years	- NIS	896.97	(approx. US $201.57) per year

  Fee for License (off-shore) per 1,000 dunam or part thereof: NIS 59.90 (approx. US $ 13.46) annually.

  Fee for Lease - NIS 899.35 (approx. US $202.10) per 1,000 dunam or part thereof per year. A lessee who pays a royalty shall be exempt from a leasehold fee for a contiguous area, as approved by the Petroleum Commissioner, of 50,000 dunam around each producing well.

The fees are adjusted quarterly to reflect changes in the Israeli consumer price index. The US

Dollar values appearing above are calculated at the Representative Rate of US $1.00 equal NIS 4.45 as published by the Bank of Israel on January 22, 2004.

Requirements and entitlements of holders of petroleum rights. The holder of a petroleum right (permit, license or lease) is required to conduct its operations with due diligence and in accordance with the accepted practice in the petroleum industry. The holder is required to submit progress and final reports; provided, however, the information disclosed in such reports remains confidential for as long as the holder owns a petroleum right on the area concerned. The holder is required to pay a royalty to the government of 12.5% of production. The government may elect to take the royalty in kind, or take payment in cash for its share of production as we sell the oil and gas.

Under the Petroleum Law, the holder of a Petroleum Right that has failed to pay or deliver any royalty due and continues to fail to so pay or deliver following written notice to cure from the Commissioner is subject to having its stocks of petroleum, installations and other assets belonging to the undertaking attached, seized and removed pending settlement in full of the royalty due. If the royalty has not been settled in full within 30 days of the attachment, anything attached may be sold by the Minister of National Infrastructures, on terms deemed fit by the Minister, until the royalty due is discharged, with the excess to be returned to the holder of the Petroleum Right. In addition, the Petroleum Right on which royalty is overdue is subject to cancellation if the royalties in arrears are not paid within 60 days of receipt of written notice to cure given by the Petroleum Commissioner, which notice gives warning that failure to pay may result in cancellation of the Right. The notice gives warning that failure to pay may result in cancellation. Cancellation of the Right by the Commissioner is subject to appeal to the Minister.

The grant of a petroleum right does not automatically entitle its holder to enter upon the land to which the right applies or to carry out exploration and production work. Entry requires the consent of the private or public holders of the surface rights and of other public regulatory bodies (e.g. planning and building authorities, Nature Reserves Authority, municipal and security authorities, etc.). The holder of a petroleum right may request the Government to acquire, on its behalf, land needed for petroleum purposes. The petroleum right holder is required to obtain all other necessary approvals.

Proposed Changes in the Petroleum Law

On October 23, 2002, in conjunction with the 2003 Budget, a bill was submitted to the Israeli Knesset by the Government which, if it had been adopted, would have introduced major changes in the Petroleum Law and repealed many rights currently available to persons involved in petroleum exploration and production activities. Specifically, it proposed to change the regime pursuant to which petroleum rights were granted and held, to repeal certain rights of holders of petroleum rights to enter surface lands in order to conduct petroleum operations and receive allocations of water for drilling operations and to rescind exemptions granted to holders of petroleum rights and petroleum contractors from certain customs duties and sales and excise taxes. While this proposal was rejected in Knesset committee and was not passed in conjunction with the 2003 Budget, it may be resubmitted in the new session of the Knesset. If adopted, the effect of various of the proposed amendments could likely result in increasing our costs of conducting petroleum drilling and production operations in Israel and, in certain instances, where reasonable arrangements could not be reached with holders of surface rights, might result in our inability to pursue certain operations.

The Petroleum Commissioner and staff of Ministry of National Infrastructures have also proposed a series of amendments to the Petroleum Law that were sent in February 2004 to us and others in the Israeli petroleum industry for our comments. The principal amendments proposed are: (1) repeal of the exemptions granted to holders of petroleum rights from certain purchase and excise taxes; (2) requiring holders of petroleum rights to post bonds to ensure the performance of work commitments and post-operations site remediation; (3) inclusion of environmental and safety standards for petroleum exploration and production activities; (4) limitation of production leases to geological strata rather than to geographically defined surface areas; (5) providing for forced pooling where reservoirs underlie lands subject to more than one petroleum right; (6) introduction in certain circumstances of a mandatory tender regime for the issuance of petroleum rights, including preliminary permits; (7) restriction (in certain circumstances) on rights to enter or use surface lands for petroleum operations and rescission of preferential water rights for drilling operations; (8) repeal of the automatic rights granted to holders of production leases to import, refine, export and trade in petroleum and petroleum products; (9) amendment of conditions for the granting of preliminary permits and licenses, introduction of limitations to data secrecy rights and provision for restructuring of the Petroleum Commission. It is not possible to predict whether or to what extent the proposals of the Ministry of National Infrastructures' staff will be adopted by the government and enacted into law or to what extent our operations will be affected by any or all of such amendments to the Petroleum Law as may ultimately be enacted, although it is likely that adoption of certain of the proposals would increase the costs of our operations and, in certain scenarios, may limit our ability to benefit from the entire economic life of our discoveries, if any.

Petroleum Taxation

Our activities in Israel will be subject to taxation both in Israel and in the United States. Under the U.S. Internal Revenue Code, we will be entitled to claim either a deduction or a foreign tax credit with respect to Israeli income taxes paid or incurred on our Israeli source oil and gas income. As a general rule, Zion anticipates it will be more advantageous for it to claim a credit rather than a deduction for applicable Israeli income taxes on its United States tax return. A tax treaty exists between the United States and Israel that would provide opportunity to use the tax credit.

Exploration and development expenses. Under current Israeli tax laws, exploration and development expenses incurred by a holder of a petroleum right can, at the option of such holder, either be expensed in the year it occurs or capitalized and expensed (or amortized) over a period of years. Most of our expenses to date have been treated for Israeli income tax purposes as accumulated revenue expenses.

Depletion allowances. Under current Israeli tax laws, the holder of an interest in a petroleum license or lease is allowed a deduction for income tax purposes on account of the depletion of the petroleum reserve relating to such interest. This may be by way of percentage depletion or cost depletion, whichever is greater. Percentage depletion is at the rate of 27.5% of the gross income, but subject to a limit of 50% of the net income attributed to the relevant petroleum license or lease in that tax year. Cost depletion is the amount calculated by dividing the "adjusted cost" of the petroleum interest, being the cost less accrued depletion allowances to date, at the beginning of the tax year, by the number of units remaining in the estimated petroleum reservoir at the beginning of such year, and multiplying this sum by the number of units of petroleum produced from the interest and saved during the tax year.

Corporate tax. Under current Israeli tax laws, whether a company is registered in Israel or is a foreign company operating in Israel through a branch, it is subject to Israeli Companies Tax on its taxable income from Israeli sources at a flat rate of 36%.

Import duties. Insofar as similar items are not available in Israel, the Petroleum Law provides that the owner of a petroleum right may import into Israel, free of customs, purchase taxes and other import duties, all machinery, equipment, installations, fuel, structures, transport facilities etc. (apart from consumer goods and private cars) that are required for the petroleum exploration and production purposes.

Currency control. If the necessary taxes have been paid and a foreign currency source has been established for the relevant investment, foreign investors may repatriate principal and profits of investments without restriction.

Royalties on production. Under the Petroleum Law, the holder of a petroleum lease is required to pay a royalty of one-eighth in kind or cash (at the option of the Petroleum Commissioner) of the quantity of petroleum produced and saved from the leased area excluding the quantity of petroleum used by the lessee in its operations. Royalties are treated as revenue expenses.

Proposed Changes in Petroleum Taxation

On October 23, 2002, also in conjunction with the 2003 Budget, a bill was submitted to the Israeli Knesset by the Government which, if it had been adopted, would have led to a major restructuring of the Israeli system for taxing oil and gas operations and income. Pursuant to the proposal, the applicable taxes would have been imposed in accordance with rules to have been established by the Minister of Finance and would have been deductible against the Companies Tax. While this proposal was rejected in Knesset committee and was not passed in conjunction with the 2003 Budget, it may be resubmitted in the new session of the Knesset.

An alternative initiative to amend the fiscal regime applicable to oil and gas operations has been proposed by the Ministry of National Infrastructures and is currently under study. Under this proposal, the current royalty-based system would be replaced by a Petroleum Revenue Tax regime in which tax rates for on-shore production would vary between 0 - 30% (up to 75% for certain off-shore production), following recapture of costs, depending on the size of the discovery. It is the position of the Ministry of National Infrastructures that any new fiscal regime should not apply to holders of outstanding exploration licenses and production leases and that such holders be governed by the existing fiscal regime ("grandfather rights"). The staffs of the Israeli Finance and Justice Ministries have taken issue with the Ministry of National Infrastructures on this point. Zion does not know and cannot predict how this dispute will be resolved or, if "grandfathered" status is not granted, how the courts would treat a challenge to any attempt to subject existing rights holders to the proposed new fiscal regime, which in many circumstances would result in substantially higher government takes than provided under the current regime.

Petroleum Revenue Tax regimes, as that currently proposed by the Ministry of National Infrastructures, are as a general matter not entitled to foreign tax credit for U.S. tax purposes unless specifically provided in a tax treaty between the United States and the taxing jurisdiction. The current U.S. - Israel Tax Treaty does not provide for a credit for any Israeli tax in the nature of a Petroleum Revenue Tax. Thus, if the proposal of the Ministry of National Infrastructures is adopted, and if the U.S. - Israel Tax Treaty is not amended to provide for such credits, to the extent we would be subjected to the new tax in Israel, our United States tax liability will likely be increased significantly. Moreover, if we were successful in discovering major reserves resulting in multiple payout, our tax liabilities in Israel might in certain circumstances be substantially greater than our combined royalty and Companies Tax liability in Israel under the current royalty-based regime.

The law relating to taxation of petroleum exploration and production operations and related transactions is not well developed in Israel, and many issues relating to the transactions described herein and in which we may be involved, including transactions relating to the transfer of certain interests to our Key Employee Incentive Fund and the Charitable Trusts. The Israeli tax liabilities for the Fund and Trusts have neither been reviewed by Israeli tax authorities nor been subject of judicial scrutiny. As a result, we cannot predict how the Israeli tax authorities or courts will rule in the event issues relating to our contemplated operations and transactions are presented to them.

Change in Accountants

During February 2002, our board of directors appointed Lane Gorman Trubitt, L.L.P. as our independent auditors and determined not to reappoint Harry Pevos, CPA. The change was made in contemplation of our initial public offering as we wanted to appoint independent auditors having experience with public companies and SEC reporting requirements. The opinions of Harry Pevos, CPA, on the audited financial statements since Zion's incorporation in April 2000 through December 31, 2000, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since our incorporation, there were no disagreements with Harry Pevos, CPA, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor have there been any other events that required reporting under SEC regulations.

Employees

We currently employ six consultants and two employees. During the next twelve months, we expect to hire full-time employees and some of our consultants will change over to full-time employee status. Six additional full-time employees will also be needed. We also expect to hire several consultants for specific short-term services. None of our current employees are subject to any collective bargaining agreements and there have been no strikes. It is contemplated that in a year's time our staffing will be as follows, based upon the amounts raised in this offering:

Location	Position	No. (Minimum) (Maximum)
Dallas, Texas USA	Administrative	3	5
	Clerical	2	4
Tel Aviv, Israel	Administrative	1	2
	Operations	3	4
	Clerical	2	2
	Consultants	3	4

We intend to establish a Key Employee Incentive Fund. At Zion's 2002 Annual Meeting, our shareholders approved the establishment of such a fund, in which 1.5% of the gross proceeds of our production would be set aside for distribution as bonuses to key employees and consultants. As currently approved by the Board of Directors, the funds would not become available for bonus distribution with respect to any single well until we have received back from production cash amounts equal to the amount of money we spent on the well. The plan is designed to attract, retain and motivate highly qualified oil and gas professionals who would have their personal financial interests aligned with ours.

Provision for Severance Pay

Under Israeli law and labor agreements, an Israeli employer is required to make severance payments to its Israeli employees who leave its employment under certain circumstances. The liability in respect of certain of the company's employees is discharged in part by participating in a defined contribution pension plan and making regular deposits with recognized pension funds. The deposits are based on certain components of the salaries of the said employees. The custody and management of the amounts so deposited are independent of the company's control and accordingly such amounts funded (included in expenses on a accrual basis) and related liabilities are not reflected in the balance sheet. Part of the liability is discharged by deposits made with severance pay funds. The liability for severance pay is calculated on the basis of the latest salary paid to each employee multiplied by the number of years of employment. The liability is covered by the amounts deposited including accumulated income thereon as well as by the unfunded provision.

The expenses in respect of severance pay for the nine months ended September 30, 2003 and September 30, 2002 amounted to $3,539 and $2,024 respectively. Withdrawals from the funds may be made only upon termination of employment.

Zion's liability for termination of the employer-employee relationship is composed as follows:

	September 30, 2003	September 30, 2002
Provision for severance pay	$10,333	$2,866
Amounts funded including accumulated income	3,017	2,204
	$7,316	$ 662

Books and Records

Our shareholders shall have the right, to the extent required by and in accordance with the criteria and procedures set forth in the Delaware General Corporation Law, during the usual hours for business, to inspect for any proper purpose our stock ledger, a list of our stockholders, and our other books and records, and to make copies or extracts from such books and records.

Exploration Expenditures

During 2001 we spent $261,183 on direct exploration and $166,753 on general and administrative expenses in support of that exploration. During 2002 we spent $358,493 on direct exploration and $383,511 on general and administrative expenses in support of that exploration.

Environmental Legislation

There is no environmental legislation in Israel directed specifically to on-shore petroleum exploration activities. Conduct of petroleum exploration and drilling activities in compliance with "good oil field practices" will as a general matter meet the requirements of Israeli law regarding petroleum exploration activities. We intend to conduct all activities in compliance with "good oil field practices" and our proposed budgets and authorizations for expenditures have been and will be prepared on such basis. In the circumstances, no additional costs have been budgeted for the specific purpose of complying with environmental laws.

Summary of Material Corporate Events

Zion Oil & Gas, Inc. was incorporated in Florida on April 6, 2000, and we were awarded our first petroleum right in Israel in May 2000, the Ma'anit License. In January 2002, a wholly-owned subsidiary with the same name was incorporated in Delaware. The Florida corporation was merged into the Delaware corporation on July 9, 2003, the purpose of which was solely to reincorporate from Florida to Delaware in anticipation of this offering. We believe investors, investment bankers and attorneys are generally more familiar and comfortable with Delaware corporation law than any other state. Upon the reincorporation, all the outstanding shares of common stock in the Florida corporation were converted into common stock of the Delaware corporation on a one-to-one basis and all of the outstanding shares of preferred stock in the Florida corporation were converted into common stock of the Delaware corporation at the ratio of twelve shares of common stock for each share of preferred stock.

The shareholders at the February 2002 Annual Meeting gave our board of directors the authority to reverse split Zion's common stock. The board of directors did not exercise that authority and it expired at the next Annual Meeting of Zion, held June 30, 2003. The shareholders at the 2002 Annual Meeting also authorized our board of directors to establish two charitable trusts, one to support charitable projects in Israel and one to support charitable projects in the United States and other countries. See "PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION - Charitable Trusts," page 19.

In May 2002 we filed an amendment to our articles of incorporation changing the par value of our common stock from $0.001 per share to $0.01 per share.

MARKET FOR SECURITIES

This is our initial public offering. Our common stock and warrants are not listed or traded on any stock exchange or organized market. Our common stock has been approved for listing on The NASDAQ SmallCap Market, conditional upon the successful completion of the minimum offering and further conditional upon at least three market makers willing to trade the stock. If listed, our trading symbol will be ZOIL. We cannot assure you that our common stock will be listed on any exchange or organized market.

TAX CONSEQUENCES

We are not including in this prospectus a section on material federal income tax consequences for non-US investors because we have not entered into any agreements with Placement Agents outside the United States. If we do enter into any such agreements, we will file a post-effective amendment containing the names and addresses of any such Placement Agents as well as federal income tax information for non-US residents.

We are not including in this prospectus a section on material Israeli income tax consequences for US investors because the holders of our common stock will not be directly subject to any Israeli income taxes related to their holdings. All Israeli income taxes will be paid by us and either credited or expensed against any United States federal income tax liability we may incur.

LEGAL MATTERS

Alice A. Waters, Attorney-at-Law, Waxahachie, Texas, will pass on the validity of the issuance of the shares of common stock offered by this prospectus. Stark & Stark, PC, Princeton, New Jersey, is counsel to the Underwriter. Lowden Van Brauman LLP, Dallas, Texas, will pass on certain tax consequences of an investment in the shares.

EXPERTS

The audited financial statements included in this prospectus have been audited by Lane Gorman Trubitt, L.L.P., independent public accountants, as indicated in their report with respect thereto,

and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act, relating to our shares. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our shares. You can read and copy the registration statement, exhibits and schedules at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We will be required to file current reports, quarterly reports, annual reports, proxy statements and other information with the SEC. You may read and copy those reports, proxy statements and other information at the SEC's Public Reference Room and regional offices or through its Internet site. We intend to furnish our shareholders with annual reports that will include a description of our operations and audited consolidated financial statements certified by an independent public accounting firm.

FINANCIAL STATEMENTS

ZION OIL & GAS, INC.

FINANCIAL STATEMENTS AND REPORT

OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
DECEMBER 31, 2002 AND 2001

CONTENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants

Board of Directors and Stockholders
Zion Oil & Gas, Inc.

We have audited the accompanying balance sheets of Zion Oil & Gas, Inc. (a development stage company) as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the each of the two years in the period ended December 31, 2002, and cumulative amounts since April 6, 2000 (inception). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 and 2001 financial statements referred to above present fairly, in all material respects, the financial position of Zion Oil & Gas, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the two years then ended and cumulative amounts since inception, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage and has insignificant operating revenue. In addition, the Company has limited capital resources and has initiated a new phase of activity, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/ Lane Gorman Trubitt L.L.P.
LANE GORMAN TRUBITT, L.L.P.

Dallas, Texas
April 14, 2003

ZION OIL & GAS, INC.
	(A Development Stage Company)
	BALANCE SHEETS
	December 31,

ASSETS

	2002	2001
CURRENT ASSETS
Cash and cash equivalents	$ 32,136	$ 47,188
Refundable value-added tax	7,109	3,724
Total current assets	39,245	50,912

UNPROVED OIL AND GAS PROPERTIES	694,535	336,042

PROPERTY AND EQUIPMENT
net of accumulated depreciation of $336 and $310	1,056	650

ASSETS HELD FOR SEVERANCE BENEFITS	2,557	1,355

Total assets	$ 737,393	$ 388,959

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Note payable to related party	$ 50,590	$ -
Accounts payable and accrued liabilities	243,219	61,561
Total current liabilities	293,809	61,561

PROVISION FOR SEVERANCE PAY, NET	3,328	4,041

STOCKHOLDERS' EQUITY
Preferred stock, par value $.01; 2,000,000 shares authorized
Series A cumulative convertible; 43,100 and 0 shares
issued and outstanding	431	-
Common stock, par value $.01 and $.0001; 20,000,000
and 10,000,000 shares authorized; 3,552,500 and
3,000,000 shares issued and outstanding	35,525	300
Additional paid-in capital	963,569	495,174
Deficit accumulated in development stage	-559,269	-172,117
Total stockholders' equity	440,256	323,357

Total liabilities and stockholders' equity	$ 737,393	$ 388,959

The accompanying notes are an integral part of these financial statements.

	ZION OIL & GAS, INC.
	(A Development Stage Company)
	STATEMENTS OF OPERATIONS

			Period from
	Year Ended	Year Ended	April 6, 2000 (inception)
	December 31, 2002	December 31, 2001	to December 31, 2002

SALES	$ -	$ -	$ -

GENERAL AND ADMINISTRATIVE EXPENSES	383,511	166,753	555,585

Net loss from operations	(383,511)	(166,753)	(555,585)

OTHER INCOME (EXPENSE)
Interest expense	(3,641)	-	(3,684)

Net loss before income tax	(387,152)	(166,753)	(559,269)

Income taxes	-	-	-

NET LOSS	$ (387,152)	$ (166,753)	$ (559,269)

NET LOSS PER SHARE OF COMMON STOCK -
BASIC AND DILUTED	$ (0.13)	$ (0.06)	$ (0.23)

WEIGHTED AVERAGE SHARES OUTSTANDING
- BASIC AND DILUTED	3,031,316	2,723,094	2,293,163

The accompanying notes are an integral part of these financial statements.

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Period from April 6, 2000 (inception) to December 31, 2002
						Deficit
						Accumulated
						in
	Preferred Stock		Common Stock		Additional	Development
	Shares	Amount	Shares	Amount	Paid-in Capital	Stage	Total

Balances, April 6, 2000	-	$ -	-	$ -	$ -	$ -	$ -

Issued for cash ($0.001 per share)	-	-	2,400,000	240	2,160	-	2,400

Issuance of shares and warrants in a private
offering which closed in January 2001
($1 per share)	-	-	100,000	10	99,990	-	100,000

Costs associated with the issuance of shares	-	-	-	-	(22,250)	-	(22,250)

Net loss	-	-	-	-	-	(5,364)	(5,364)

Balances, December 31, 2000	-	-	2,500,000	250	79,900	(5,364)	74,786

Issuance of shares and warrants in a private
offering which closed in January 2001
($1 per share)	-	-	135,000	13	134,987	-	135,000

Issuance of shares and warrants in a private
offering which closed in September 2001
($1 per share)	-	-	125,000	12	124,988	-	125,000

Payment of accounts payable through
issuance of shares and warrants	-	-	40,000	4	39,996	-	40,000

Payment of note payable through
issuance of shares and warrants	-	-	25,000	3	24,997	-	25,000

Issuance of shares and warrants in a private
offering which closed in November 2001
($1 per share)	-	-	175,000	18	174,982	-	175,000

Costs associated with the issuance of shares	-	-	-	-	(84,676)	-	(84,676)

Net loss	-	-	-	-	-	(166,753)	(166,753)

Balances, December 31, 2001	-	-	3,000,000	300	495,174	(172,117)	323,357

(Continued on following page)

The accompanying notes are an integral part of these financial statements

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Period from April 6, 2000 (inception) to December 31, 2002
(Continued)
						Deficit
						Accumulated
						in
	Preferred Stock		Common Stock		Additional	Development
	Shares	Amount	Shares	Amount	Paid-in Capital	Stage	Total

Change in par value of common shares
from $0.0001 per share to $0.01 per share	-	-	-	29,700	(29,700)	-	-

Issuance of shares and warrants in
a private offering which closed in
January 2002 ($1 per share)	-	-	20,000	200	19,800	-	20,000

Issuance of shares and warrants in
a private offering which closed in
November 2002 ($10 per share)	25,400	254	-	-	253,746	-	254,000

Payment of accounts payable through
issuance of shares and warrants	12,700	127	532,500	5,325	334,048	-	339,500

Payment of note payable through
issuance of shares and warrants	5,000	50	-	-	49,950	-	50,000

Costs associated with the issuance of shares	-	-	-	-	(159,449)	-	(159,449)

Net loss	-	-	-	-	-	(387,152)	(387,152)

Balances, December 30, 2002	43,100	$ 431	3,552,500	$ 35,525	$ 963,569	$ (559,269)	$ 440,256

The accompanying notes are an integral part of these financial statements

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

			Period from
			April 6, 2000
	Year Ended	Year Ended	(inception) to
	31-Dec-02	31-Dec-01	31-Dec-02

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (387,152)	$ (166,753)	$ (559,269)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	26	220	336
Change in assets and liabilities:
Refundable value-added tax	(3,385)	3,593	(7,109)
Accounts payable and accrued liabilities	396,387	49,203	497,948
Accrued interest	2,862	-	2,862
Severance pay	(1,915)	2,686	771
Net cash used in operating activities	6,823	(111,051)	(64,461)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(432)	(270)	(1,392)
Investment in oil and gas properties	(358,493)	(261,183)	(694,535)
Net cash used in investing activities	(358,925)	(261,453)	(695,927)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan proceeds - related party	90,550	25,000	141,428
Loan principal repayments - related party	(27,500)	(25,878)	(53,378)
Proceeds from sale of stock	274,000	410,000	786,400
Financing costs of issuing stock	-	(59,676)	(81,926)
Net cash provided by financing activities	337,050	349,446	792,524

NET INCREASE (DECREASE) IN CASH	(15,052)	(23,058)	32,136

Cash - Beginning of period	47,188	70,246	-

Cash - End of period	$ 32,136	$ 47,188	$ 32,136

SUPPLEMENTAL INFORMATION
Cash paid for interest	$ 779	$ -	$ 779
Cash paid for income taxes	-	-	-
Payment of accounts payable through
issuance of common stock	339,500	40,000	379,500
Payment of note payable through issuance
of common stock	50,000	25,000	75,000
Payment of accounts payable through
issuance of note payable	34,678	-	34,678
Financing costs paid through issuance of
common stock	-	25,000	25,000
Increase in accounts payable for
financing costs	159,449	-	159,449

The accompanying notes are an integral part of these financial statements.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations

Zion Oil & Gas, Inc. (the Company), a Florida corporation, engages in the exploration and development of oil and gas reserves. The Company holds a petroleum exploration license on approximately 95,800 acres of unproved properties in north-central Israel called the "Joseph Project. The license contains portions of two petroleum rights originally issued to the Company by the state of Israel. The first, License No. 298, "Ma'anit", issued on May 1, 2000, covered an area of approximately 28,800 acres. The second, Preliminary Permit No. 176, "Joseph," with priority rights, issued on May 1, 2001, covered an area of approximately 137,250 acres. After the completion of the required geological and geophysical work on the two sites, the Company submitted a request, which was granted effective January 1, 2003, to exercise its right to convert the "Joseph" Permit into a petroleum exploration license and to merge the newly converted "Joseph" License into the "Ma'anit" License, changing its name to the "Ma'anit-Joseph License, and to extend the terms of the Ma'anit-Joseph License to April 30, 2005 (from its original termination date of April 30, 2003). In connection with the conversion and extension, the Company relinquished rights to approximately 70,200 acres. The Ma'anit- Joseph License maintains its original issue date of May 1, 2000 and contains a commitment to start the drilling or re-entry of a well before April 1, 2004. The Company holds net assets of $603,000 in Israel.

Operations in Israel are conducted through a branch office and the license is held directly in the name of the Company. The Company also owns 100% of Zion Oil & Gas, Inc. (a Delaware Corporation) into which it plans to merge in order to change its domicile from Florida to Delaware.

Basis of Presentation

The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, insignificant revenue, and a loss from operations. The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise capital through the private placement of company stock, debt, and eventually, through public offerings. Management intends to use the proceeds from debt and/or equity sales to explore for and develop oil and gas reserves in Israel. The Company believes that these actions will enable the Company to carry out its business plan and ultimately to achieve profitable operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statements in United States Dollars

The currency of the primary economic environment in which the operations of the Company are conducted is the United States dollar ("dollar"). Therefore, the Company uses the dollar as its functional and reporting currency. Certain of the dollar amounts in the financial statements may represent the dollar equivalent of other currencies, including the New Israeli Shekel ("NIS"), and may not be exchangeable for dollars.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash

The Company maintains its cash balance at three banks with one bank located in the United States and two banks located in Israel. Accounts at the bank located in the United States are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Oil and Gas Properties

The Company follows the full-cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is included in income from continuing operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method. Abandonments of properties are accounted for as adjustments to capitalized costs with no loss recognized. During the years ending December 31, 2002 and 2001, no unproved property was found to be impaired.

The net capitalized costs are subject to a "ceiling test" which limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

The recoverability of amounts capitalized for oil and gas properties is dependent upon the identification of economically recoverable reserves, together with obtaining the necessary financing to exploit such reserves and the achievement of profitable operations.

Property and Equipment

Property and equipment other than oil and gas property and equipment is recorded at cost and depreciated over their estimated useful lives of five to ten years using accelerated methods. Depreciation charged to expense amounted to $26 and $220 for the years ended December 31, 2002 and 2001, respectively, and $336 for the period April 6, 2000 (inception) to December 31, 2002.

Long-Lived Assets

Long-lived assets, other than oil and gas properties, are periodically reviewed for impairment based on an assessment of future operations. The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Measurement of an impairment loss is based on the fair market value of the asset. Impairment for oil and gas properties is computed in the manner described above under "Oil and Gas Properties."

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized.

Revenue Recognition

Revenue is accrued and recognized in the month the oil and gas is produced and sold. Reimbursement of costs from well operations is netted against the related oil and gas production expenses.

Stock-Based Compensation

Statement of Financial Accounting Standards No. 123 - Accounting for Stock-Based Compensation (SFAS 123), requires recognition of compensation expense for grants of stock, stock options, and other equity instruments based on fair value. If the grants are to employees, companies may elect to disclose only the pro forma effect of such grants on net income and earnings per share in the notes to financial statements and continue to account for the grants pursuant to APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company has elected the pro forma disclosure alternative for employee grants.

Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

3. PROVISION FOR SEVERANCE PAY

Under Israeli law and labor agreements, an Israeli employer is required to make severance payments to its dismissed Israeli employees who leave its employment under certain circumstances.

  The liability in respect of certain of the company's employees is discharged in part by participating in a defined contribution pension plan and making regular deposits with recognized pension funds. The deposits are based on certain components of the salaries of the said employees. The custody and management of the amounts so deposited are independent of the company's control and accordingly such amounts funded (included in expenses on a accrual basis) and related liabilities are not reflected in the balance sheet.

  Part of the liability is discharged by deposits made with severance pay funds.

  The liability for severance pay is calculated on the basis of the latest salary paid to each employee multiplied by the number of years of employment. The liability is covered by the amounts deposited including accumulated income thereon as well as by the unfunded provision.

  The income (expenses) in respect of severance pay for the year ended December 31, 2002 and 2001 and the period from april 6, 2000 to December 31, 2002 amounted to $(1,915), $2,686 and $771 respectively.

  Withdrawals from the funds may be made only upon termination of employment.

  The Company's liability for termination of the employer-employee relationship is composed as follows:

	December 31, 2002	December 31, 2001
Provision for severance pay	$3,328	$4,041
Amounts funded including accumulated income	2,557	1,355
	$ 771	$2,686

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS

4. STOCKHOLDERS' EQUITY

The Company has reserved 890,333 shares of common stock as of December 31, 2002 for the exercise of warrants. 165,000 warrants are exercisable at a price of $0.20 per share until December 31, 2004. 325,833 warrants are exercisable at a price of $1.00 per share until December 31, 2004. 399,500 warrants are exercisable at a price of $1.50 per share until the earlier of December 31, 2004 or the earliest exercise date of any warrant issued in connection with a public or private placement of equity securities of the Company of an amount of not less than $5,000,000.

During 2001, the Board of Directors granted options to purchase 300,000 shares of common stock at $1 per share to the president and chief operating officer of the Company, with options for 150,000 shares vesting on July 31, 2002 and expiring December 31, 2004 and options for the remaining 150,000 shares vesting on July 31, 2003 and expiring on December 31, 2005. Upon the extension of the term of employment for an additional twelve months, through July 31, 2004, options to purchase an additional 100,000 shares at $1 per share were to be granted, vesting on July 31, 2004 and expiring on December 31, 2006.

The following table summarizes the option and warrant activity for the periods ended December 31, 2002 and 2001:

	Number	Average Weighted
	of Shares	Exercise Price

Outstanding, January 1, 2001	50,000	$ 1.00
Granted to:
Employees, officers and directors	521,416	0.82
Others	261,917	1.17
Expired/canceled	-	-
Exercised	-	-
Outstanding, December 31, 2001	833,333	0.94
Granted to:
Employees, officers and directors	521,750	0.39
Others	235,250	1.5
Expired/canceled	(300,000)	1
Exercised	(400,000)	0.2
Outstanding, December 31, 2002	890,333	1.08

If not previously exercised, warrants and options outstanding at December 31, 2002 will expire as follows:

		Weighted Average
Year Ending December 31,	Number of Shares	Exercise Price
2003	-	$ -
2004	890,333	1.08
Total	890,333

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS

4. STOCKHOLDERS' EQUITY (CONTINUED)

Pro Forma Stock-Based Compensation Disclosures

The Company applies APB No. Opinion 25 and related interpretations in accounting for its stock options and warrants which are granted to employees. Accordingly, compensation cost has not been recognized for grants of options and warrants to employees and directors unless the exercise prices were less than the fair value of the Company's common stock on the grant dates. Had compensation cost been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS 123, the Company's net loss would have been changed to the pro forma amounts indicated below. The fair values generated by the Minimum Value model may not be indicative of the future benefit, if any, that may be received by the option or warrant holder.

	Year Ended	Year Ended	Period April 6, 2000
	December 31, 2002	December 31, 2001	(inception) to December 31, 2002
Net loss:
As reported	$ (387,152)	$ (166,753)	$ (559,269)
Pro forma	$ (387,152)	$ (166,753)	$ (559,269)

The fair value of each option granted was estimated on the date of grant using the Minimum Value option-pricing model with the following assumptions:

Risk-free interest rate	2.00%
Expected dividends	-
Expected terms (in years)	3.0

The Board of Directors of the Company has the authority to issue up to 2,000,000 shares of preferred stock in one or more series and to establish the voting powers, designations, preferences, participation in dividends, optional or other special rights, and qualifications, limitations or restrictions of each series of preferred stock issued.

At December 31, 2002, 43,100 shares of Series A cumulative, convertible preferred shares are issued and outstanding. Each share of the Series A preferred stock is convertible at any time into ten shares of the Company's common stock, or in connection with a subsequent public placement of securities of the Company in an amount of not less than $5,000,000 in gross proceeds, into the greater of (i) ten shares of common stock; or (ii) the number of shares of common stock which would equal $30 when multiplied by the issuing price of the public placement. Shares of Series A preferred stock not previously converted at the option of the holder will automatically be converted into shares of common stock on the fifth business day following the receipt by the Company of the first $5,000,000 in gross proceeds from a public placement. If such a conversion does not occur by November 30, 2004, each share of Series A preferred stock shall convert, at the election of the shareholder, into twenty shares of common stock. Stock dividends are payable annually to holders of Series A preferred stock, in shares of preferred stock at the rate of 0.1 share per share held. Upon conversion of the preferred stock to common stock, one full year's dividend will be paid.

5. RELATED PARTY TRANSACTIONS

Payments to officers and directors of the Company during the years ended December 31, 2002 and 2001 directly related to professional services in connection with the acquisition, exploration and development of oil and gas reserves totaled $164,839 and $136,620, respectively, and are included in unproved oil and gas property.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS

Note payable to related party totaling $50,590 is comprised of borrowings under a loan facility with Cimarron Resources, Inc. (Cimarron) which is owned by the president of the Company. Cimarron obtained the monies to lend to the Company through a loan facility with Bank One. The note accrues interest at Bank One's Prime Rate (4.25% at December 31, 2002) plus 2.5% and is due the earlier of (a) 30 days following the closing of an initial public offering by the Company; (b) the determination by the Board of the Company that the Company has raised funds in sufficient amounts to enable to the Company to conduct operations prior to the closing of an initial public offering without need for recourse to the loan facility; or (c) the date the principal amount of the monies advanced to Cimarron under the Bank One Facility are due.

Included in accounts payable at December 31, 2002 and 2001 are payables to officers and directors of the Company totaling $175,370 and $21,100, respectively for salaries, consulting services, bonuses and reimbursement of expenses.

Financing costs of $71,000 and $74,907 were paid to officers and directors of the Company and are netted against additional paid-in capital as of December 31, 2002 and 2001, respectively.

Included in general and administrative expenses at December 31, 2002 and 2001 are fees and expenses totaling $113,286 and $45,777, respectively, paid to officers and directors for professional, legal, and accounting fees, meals, travel and miscellaneous expense reimbursement.

The financing costs paid to officers and directors of the Company are for time spent directly associated with obtaining capital by issuing stock, allocated out of their regular monthly compensation. If the officers and directors had not engaged in these activities, the amounts that were netted against additional paid-in capital would have been paid instead to outside parties to help obtain the capital. Thus the payments to officers and directors of the Company directly associated with obtaining capital (and which would have not otherwise been incurred for capital raising in the absence of such issuance) are netted against additional paid-in capital.

6. INCOME TAXES

The Company's deferred tax assets (liabilities) consist of the following:

	December 31, 2002	December 31, 2001
Deferred tax assets (liabilities):
Net operating loss carry forwards	$ 464,050	$ 59,782
Unproved proved oil & gas properties	(250,166)	(-)
	(213,884)	(59,782)
Less valuation allowance	(213,884)	(59,782)
Net deferred tax assets	$ -	$ -

The difference from the expected income tax expense for the year ended December 31, 2002 at the statutory federal tax rate of 34% for the United States of America and 36% for Israel and the actual income tax expense is primarily the result of net operating loss carryforwards and temporary differences between financial statement and income tax recognition of depreciation and amortization.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS

6. INCOME TAXES (CONTINUED)

The valuation allowance was established to reduce the deferred tax asset for the amounts that more likely than not will not be realized. This reduction is primarily necessary due to the uncertainty of the Company's ability to utilize all of the net operating loss carryforwards. The valuation allowance increased $154,102 and $59,782 in 2002 and 2001, respectively. At December 31, 2002, the Company has available net operating loss carryforwards of approximately $499,000 to reduce future U. S. taxable income. These carryforwards expire from 2020 to 2021.

Income earned from activities in Israel is subject to regular Israeli tax rates. For Israeli tax purposes, exploration costs on unproved properties are expensed. Losses can be carried forward indefinitely, linked to the increase in the Israeli Consumer Price Index. At December 31, 2002, the Company has available net operating loss carryforwards of approximately $815,000 to reduce future Israeli taxable income.

7. COMMITMENTS AND CONTINGENCIES

Environmental Matters

The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. Although environmental assessments are conducted on all purchased properties, in the Company's acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation could fall upon the Company. No claim has been made, nor is the Company aware of any liability, which it may have, as it relates to any environmental clean up, restoration or the violation of any rules or regulations relating thereto. Liabilities for expenditures are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated.

Royalty Commitments

The Company is obligated, according to the Israeli Petroleum Law, 5712-1952 (the Petroleum Law), to pay royalties to the Government of Israel on oil and gas produced from the oil and gas properties of the Company located in Israel (except those reserves serving to operate the wells and related equipment and facilities).

The royalty rate stated in the Petroleum Law is 12.5% of the proved reserves as mentioned above.

The Company has initiated the establishment of a Key Employee Royalty Pool whereby a 1 1/2% overriding royalty or equivalent interest in the Joseph Project and such other oil and gas exploration and development rights as may in the future be acquired by the Company shall be assigned to Key Employees.

The Company has initiated the establishment of two charitable trusts based in Israel and in the United States for the purpose of supporting charitable projects and other charities in Israel and the United States. A 3% overriding royalty or equivalent interest in the Joseph Project and such other oil and gas exploration and development rights as may in the future be acquired by the Company shall be assigned to each charitable organization (6% overriding interest in the aggregate).

At December 31, 2002, the Company does not have any outstanding obligation in respect to royalty payments, since it is at the "exploration stage" and, to this date, no proven reserves have been found.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Lease Commitment

On December 3, 2001, the Company signed an "office services" agreement (the agreement) with Geophysical Institute of Israel (the Institute) whereby the Institute supplies parking spaces, office furniture and additional services. The agreement was for 13 months commencing December 2001, with an option to extend for two additional six-month terms. Annual payments due under this agreement, including option periods, were $31,884.

In conjunction with the agreement with the Institute, the Company has provided a bank guarantee in the amount of $10,000 for the period of the agreement plus 30 days.

The agreement was terminated by mutual agreement in August 2002 and the bank guarantee was released.

Other Commitments

The Company signed an agreement with the Institute to supply geological and geophysical services for the area of Preliminary Permit No. 176, "Joseph" to conduct a seismic search in a 30 kilometer perimeter. All the related expenses are included in the agreement and will be provided by the Institute.

8. SUBSEQUENT EVENTS

On January 2, 2003 two officers and one outside director exercised options to purchase 215,000 shares of common stock for a total of $43,000 through the reduction or elimination of payables owed by the Company. Additionally, a vice-president of finance was retained with a compensation package including 50,000 shares of common stock and warrants to purchase 200,000 shares of common stock at $1 per share through December 31, 2004.

On February 25, 2003, the Company declared and paid a 10% preferred stock dividend to preferred stock shareholders of record as of December 31, 2002, prorated based on issuance date of the shares outstanding. A total of 746 preferred shares were issued relating to the stock dividend.

On February 25, 2003, the Company closed the sale of 10,500 shares of preferred stock together with warrants to purchase 52,500 shares of the Company's common stock at $1.50 per share. The company received $105,000 in cash from this sale. The Company also issued 4,654 shares of preferred stock and warrants to purchase 23,270 shares of the Company's common stock at $1.50 per share in exchange for a reduction in accounts payable owed by the Company of $46,540.

Effective February 25, 2003 the Company entered into a line of credit loan agreement with a shareholder of the Company in the maximum amount of $100,000 to be repaid out of the first $200,000 in receipts from a public offering, or within two years, which ever occurs first. Outstanding balances will accrue interest at 10% per annum. At the direction of the shareholder, a commitment fee of $10,000 was paid to two children of the shareholder in the form of 1,000 shares of preferred stock and warrants to purchase 5,000 shares of the Company's common stock.

ZION OIL & GAS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
FOR THE
NINE MONTHS ENDING
SEPTEMBER 30, 2003

ZION OIL & GAS, INC.
(A Development Stage Company)
BALANCE SHEETS
September 30,

ASSETS
	2003	2002
	(Unaudited)	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$ 50,778	$ 15,723
Prepaid expenses	8,581	-
Refundable value-added tax	170	10,386
Total current assets	59,529	26,109

UNPROVED OIL AND GAS PROPERTIES	789,058	578,994

PROPERTY AND EQUIPMENT
net of accumulated depreciation of $398 and $362	7,953	1,355

OTHER ASSETS
Equity offering costs (Note 3)	271,750	-
Assets held for severance benefits	3,017	-
Total other assets	274,767	-

Total assets	$ 1,131,307	$ 606,458

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes to related parties	$ 94,500	$ 106,362
Accounts payable and accrued liabilities	375,504	294,479
Total current liabilities	470,004	400,841

LONG TERM DEBT	44,500	-

PROVISION FOR SEVERANCE PAY, NET	10,333	-

STOCKHOLDERS' EQUITY
Preferred Stock, par value $.01; 0 and 2,000,000 shares authorized
Series A convertible; 0 and 8,900 shares issued and outstanding	-	89
Common stock, par value $.01; 20,000,000 shares authorized;
4,795,351 and 3,044,500 shares issued and outstanding	47,954	30,445
Additional paid-in capital	1,542,824	531,201
Deficit accumulated in development stage	(984,308)	(356,118)
Total stockholders' equity	606,470	205,617

Total liabilities and stockholders' equity	$ 1,131,307	$ 606,458

The accompanying notes are an integral part of these statements

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			Period from April 6, 2000
	Nine Months Ended	Nine Months Ended	(inception)
	September 30, 2003 (Unaudited)	September 30, 2002 (Unaudited)	to Sepember 30, 2003 (Unaudited)

SALES	$ -	$ -	$ -

GENERAL AND ADMINISTRATIVE EXPENSES	412,104	183,796	967,689

Net loss from operations	(412,104)	(183,796)	(967,689)

OTHER INCOME (EXPENSE)
Interest expense	(12,935)	(205)	(16,619)

Net loss before income tax	(425,039)	(184,001)	(984,308)

Income taxes	-	-	-

NET LOSS	$ (425,039)	$ (184,001)	$ (984,308)

NET LOSS PER SHARE OF COMMON STOCK -
BASIC AND DILUTED (note 9)	$ (0.11)	$ (0.06)	$ (0.32)

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC AND DILUTED	4,010,016	3,013,797	3,107,866

The accompanying notes are an integral part of these statements

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Period from April 6, 2000 (inception) to September 30, 2003
						Deficit
						Accumulated
					Additional	in
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balances, April 6, 2000	-	$ -	-	$ -	$ -	$ -	$ -

Issued for cash ($0.001 per share)	-	-	2,400,000	240	2,160	-	2,400

Issuance of shares and warrants in a private
offering which closed in January 2001
($1 per share)	-	-	100,000	10	99,990	-	100,000

Costs associated with the issuance of shares	-	-	-	-	(22,250)	-	(22,250)

Net loss	-	-	-	-	-	(5,364)	(5,364)

Balances, December 31, 2000	-	-	2,500,000	250	79,900	(5,364)	74,786

Issuance of shares and warrants in a private
offering which closed in January 2001
($1 per share)	-	-	135,000	13	134,987	-	135,000

Issuance of shares and warrants in a private
offering which closed in September 2001
($1 per share)	-	-	125,000	12	124,988	-	125,000

Payment of accounts payable through
issuance of shares and warrants	-	-	40,000	4	39,996	-	40,000

Payment of note payable through
issuance of shares and warrants	-	-	25,000	3	24,997	-	25,000

Issuance of shares and warrants in a private
offering which closed in November 2001
($1 per share)	-	-	175,000	18	174,982	-	175,000

Costs associated with the issuance of shares	-	-	-	-	(84,676)	-	(84,676)

Net loss	-	-	-	-	-	(166,753)	(166,753)

Balances, December 31, 2001	-	-	3,000,000	300	495,174	(172,117)	323,357

(Continued on following page)

The accompanying notes are an integral part of these statements

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Period from April 6, 2000 (inception) to September 30, 2003
(Continued)
						Deficit
						Accumulated
					Additional	in
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Change in par value of common shares
from $0.0001 per share to $0.01 per share	-	-	-	29,700	(29,700)	-	-

Issuance of shares and warrants in
a private offering which closed in
January 2002 ($1 per share)	-	-	20,000	200	19,800	-	20,000

Issuance of shares and warrants in
a private offering which closed in
November 2002 ($10 per share)	25,400	254	-	-	253,746	-	254,000

Payment of accounts payable through
issuance of shares and warrants	12,700	127	532,500	5,325	334,048	-	339,500

Payment of note payable through
issuance of shares and warrants	5,000	50	-	-	49,950	-	50,000

Costs associated with the issuance of shares	-	-	-	-	(159,449)	-	(159,449)

Net loss	-	-	-	-	-	(387,152)	(387,152)

Balances, December 31, 2002	43,100	$ 431	3,552,500	$ 35,525	$ 963,569	$ (559,269)	$ 440,256

(Continued on following page)

The accompanying notes are an integral part of these statements

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Period from April 6, 2000 (inception) to September 30, 2003
(Continued)
						Deficit
						Accumulated
					Additional	in
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Issuance of shares in connection
with executive employment	-	- -	50,000	500	49,500	-	50,000

Issuance of shares on warrants exercise	-	-	165,000	1,650	31,350	-	33,000

Issuance of dividend shares to
record holders as of December 31, 2002	4,310	43	-	-	(43)	-	-

Issuance of shares and warrants in
a private offering which closed in
February 2003 ($10 per share)	15,054	151	-	- -	150,389	-	150,540

Issuance of shares and warrants as
compensation for extension of
$100,000 line of credit	1,000	10	-	-	9,990	-	10,000

Payment of account payable through
issuance of shares and warrants	100	1	-	-	999	-	1,000

Conversion of preferred shares to common
shares in reincorporation merger	(63,564)	(636)	762,768	7,628	(6,992)	-	-

Issuance of shares in a private offering
which closed in July 2003 ($3 per share)
for cash consideration	-	-	33,000	330	98,670	-	99,000
for reduction of accounts payable	-	-	3,000	30	8,970	-	9,000

Issuance of shares upon
exercise of options and warrants:
for cash consideration	-	-	25,000	250	24,750	-	25,000
for reduction of accounts payable	-	-	174,083	1,741	179,217	-	180,958

Payment of account payable through
issuance of shares	-	-	30,000	300	89,700	-	90,000

Costs associated with the issuance of shares	-	-	-	-	(57,245)	-	(57,245)

Net loss	-	-	-	-	- -	(425,039)	(425,039)

Balances, September 30, 2003	-	-	4,795,351	47,954	1,542,824	(984,308)	606,470

The accompanying notes are an integral part of these statements

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
			Period from
	Nine Months	Nine Months	April 6, 2000
	Ended	Ended	(inception) to
	September 30,	September 30,	September 30,
	2003	2002	2003
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (425,039)	$ (184,001)	$ 984,308)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	63	92	399
Non-cash finance expense	10,000	-	10,000
Change in assets and liabilities:
Refundable value-added tax	6,939	6,939	(170)
Prepaid expenses	(8,581)	-	(8,581)
Equity offering costs	(271,750)	-	(271,750)
Assets held for severance benefits	(460)	-	(460)
Accounts payable and accrued liabilities	463,243	257,418	961,191
Accrued interest	-	-	2,862
Severance payable	7,005	(2,686)	7,776
Net cash used in operating activities	(218,580)	64,161	(283,041)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(6,960)	(797)	(8,352)
Investment in oil and gas properties	(94,523)	(242,952)	(789,058)
Net cash used in investing activities	(101,483)	(243,749)	(797,410)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in long-term debt	44,500	-	44,500
Loan proceeds - related parties	67,910	106,362	209,338
Loan principal repayments - related party	(24,000)	-	(77,378)
Proceeds from sale of stock	307,540	109,000	1,093,940
Financing costs of issuing stock	(57,245)	(67,239)	(139,171)
Net cash provided by financing activities	338,705	148,123	1,131,229

NET INCREASE (DECREASE) IN CASH	18,622	(31,465)	50,778

Cash - Beginning of period	32,136	47,188	-

Cash - End of period	$ 50,778	$ 15,723	$ 50,778

SUPPLEMENTAL INFORMATION
Cash paid for interest	$ 2,935	$ 92	$ 3,714
Cash paid for Federal income tax	-	-	-

(Continued on following page)

The accompanying notes are an integral part of these statements

ZION OIL & GAS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Continued)
			Period from
	Nine Months	Nine Months	April 6, 2000
	Ended	Ended	(inception) to
	September 30,	September 30,	September 30,
	2003	2002	2003
	(Unaudited)	(Unaudited)	(Unaudited)
Payment of accounts payable through issuance
of common stock, preferred stock and warrants	330,958	24,500	710,458
Payment of finance expense through issuance
of preferred stock and warrants	10,000	-	10,000
Payment of note payable through issuance
of common stock	-	-	75,000
Financing costs paid through issuance of common stock	-	-	25,000
Stock dividend to holders of preferred stock	43	-	43
Conversion of preferred stock to common stock	7,628	-	7,628
Increase in accounts payable for financing costs	92,000	14,500	251,499

The accompanying notes are an integral part of these statements

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations

Zion Oil & Gas, Inc. (the Company), a Florida corporation, engages in the exploration and development of oil and gas reserves. The Company holds a petroleum exploration license on approximately 95,800 acres of unproved properties in north-central Israel called the "Ma'anit-Joseph License", issued to the Company by the State of Israel. The primary term on the license expires April 30, 2005 and it contains a commitment to start the drilling or re-entry of a well before July 1, 2004.

Operations in Israel are conducted through a branch office and the license is held directly in the name of the Company. The Company also owns 100% of Zion Oil & Gas, Inc. (a Delaware Corporation) into which it plans to merge in order to change its domicile from Florida to Delaware.

Basis of Presentation

The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, insignificant revenue, and a loss from operations. The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management Presentation

Management plans to raise capital through the private placement of company stock, debt, and eventually, through public offerings. Management intends to use the proceeds from debt and/or equity sales to explore for and develop oil and gas reserves in Israel. The Company believes that these actions will enable the Company to carry out its business plan and ultimately to achieve profitable operations. In the opinion of management, all adjustments considered necessary for a fair presentation of financial position, results of operations, and changes in financial position have been included.

Recent Accounting Pronouncements

The Financial Accounting Standards Board has released FAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," and FAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." The Company believes that the impact of these new standards will not have a material effect on the Company's financial position, results of operations or disclosures.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statements in United States Dollars

The currency of the primary economic environment in which the operations of the Company are conducted is the United States dollar ("dollar"). Therefore, the Company uses the dollar as its functional and reporting currency. Certain of the dollar amounts in the financial statements may represent the dollar equivalent of other currencies, including the New Israeli Shekel ("NIS"), and may not be exchangeable for dollars.

Cash

The Company maintains its cash balance at three banks with one bank located in the United States and two banks located in Israel. Accounts at the bank located in the United States are insured by the Federal Deposit Insurance Corporation up to $100,000.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Oil and Gas Properties

The Company follows the full-cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized. All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is included in income from continuing operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method. Abandonments of properties are accounted for as adjustments to capitalized costs with no loss recognized. During the six months ending June 30, 2003, no unproved property was found to be impaired.

Property and Equipment

Property and equipment other than oil and gas property and equipment is recorded at cost and depreciated over their estimated useful lives of five to ten years using accelerated methods.

Stock-Based Compensation

Statement of Financial Accounting Standards No. 123 - Accounting for Stock-Based Compensation (SFAS 123), requires recognition of compensation expense for grants of stock, stock options, and other equity instruments based on fair value. If the grants are to employees, companies may elect to disclose only the pro forma effect of such grants on net income and earnings per share in the notes to financial statements and continue to account for the grants pursuant to APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company has elected not to use the pro forma disclosure alternative for employee grants and recognizes compensation expense based on fair value.

Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

3. EQUITY OFFERING COSTS

Costs associated with each specific private or public offering are accumulated until either the closing of the offering or its abandonment. If the offering is abandoned, the costs are expensed in the period the offering is abandoned. If the offering is completed and funds are raised, the accumulated costs are a reduction to the paid-in capital attributable to the offering. Equity offering costs at September 30, 2003 and September 30, 2002 amounted to $271,750 and $0. As of September 30, 2003, $271,750 of the equity offering costs were attributable to the proposed public offering of common stock pursuant to a registration statement filed with the Securities and Exchange Commission on July 15, 2003 and amended September 11, 2003.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

4. PROVISION FOR SEVERANCE PAY

  Under Israeli law and labor agreements, an Israeli employer is required to make severance payments to its dismissed Israeli employees who leave its employment under certain circumstances.

  The liability in respect of certain of the company's employees is discharged in part by participating in a defined contribution pension plan and making regular deposits with recognized pension funds. The deposits are based on certain components of the salaries of the said employees. The custody and management of the amounts so deposited are independent of the company's control and accordingly such amounts funded (included in expenses on a accrual basis) and related liabilities are not reflected in the balance sheet.

  Part of the liability is discharged by deposits made with severance pay funds.

  The liability for severance pay is calculated on the basis of the latest salary paid to each employee multiplied by the number of years of employment. The liability is covered by the amounts deposited including accumulated income thereon as well as by the unfunded provision.

  The expenses in respect of severance pay for the nine months ended September 30, 2003 and September 30, 2002 amounted to $3,539 and $2,024 respectively.

  Withdrawals from the funds may be made only upon termination of employment.

The Company's liability for termination of the employer-employee relationship is composed as follows:

	September 30, 2003	September 30, 2002
Provision for severance pay	$10,333	$2,886
Amounts funded including accumulated income	3,107	2,204
	$ 7,316	$ 662

5. STOCKHOLDERS' EQUITY

The Company has reserved 912,020 shares of common stock as of September 30, 2003 for the exercise of warrants. Warrants to purchase 440,500 shares of common stock are exercisable at a price of $1.00 per share until December 31, 2004. Warrants to purchase 471,520 shares of common stock are exercisable at a price of $1.50 per share until the earlier of December 31, 2004. Warrants to purchase 50,000 shares of common stock are exercisable at a price of $3.00 per share until December 31, 2005.

The following table summarizes the option and warrant activity for the nine months ended September 30, 2003:

	Number	Average Weighted
	Of Shares	Exercise Price

Outstanding, January 1, 2003	890,333	$1.08
Granted to:
Employees, officers and directors	250,000	1.40
Others	85,770	1.50
Expired/canceled
Exercised	(314,083)	0.60
Outstanding, September 30, 2003	912,020	$1.26

In addition to the transactions above, the previously outstanding option to convert a $50,000 note into 50,000 shares of common stock was severed from the note and exercised. See Note 6. RELATED PARTY TRANSACTIONS.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

5. STOCKHOLDER'S EQUITY (CONTINUED)

Pro Forma Stock-Based Compensation Disclosures

Beginning with the 2003 fiscal year, the Company has elected to not apply APB No. Opinion 25 and related interpretations in accounting for its stock options and warrants that are granted to employees. Accordingly, compensation cost has been recognized for grants of options and warrants to employees and directors.

The fair value of each option granted was estimated on the date of grant using the Minimum Value option-pricing model with the following assumptions:

Risk-free interest rate	2.00%
Expected dividends	-
Expected terms (in years)	3.0

Reincorporation Merger

Effective July 9, 2003 the Company was merged into its wholly owned Delaware subsidiary, Zion Oil & Gas, Inc. ("Zion Delaware"), the purpose of which was solely to reincorporate from Florida to Delaware in anticipation of a public offering. Upon the reincorporation, all the outstanding shares of common stock in the Corporation were converted into common stock of Zion Delaware on a one-to-one basis and all of the outstanding shares of preferred stock in the Corporation were converted into common stock of Zion Delaware at the ratio of twelve shares of common stock for each share of preferred stock. All of the outstanding warrants and options of the Corporation were converted into equivalent warrants and options of Zion Delaware.

6. RELATED PARTY TRANSACTIONS

Of the long term debt as of September 30, 2003, $50,000 is comprised of borrowings under a loan facility with Cimarron Resources, Inc. (Cimarron) a company owned by the president of the Company. Cimarron obtained the monies to lend to the Company through a loan facility with Bank One. The note accrues interest at Bank One's Prime Rate (4.25% at September 30, 2003) plus 2.5% and The note was due on the earlier of (a) 30 days following the closing of an initial public offering by Zion; (b) the determination by the Board of Directors of Zion that Zion had raised funds in sufficient amounts to enable Zion to conduct operations prior to the closing of an initial public offering without need for recourse to the loan facility; or (c) the date or dates the principal amount of the monies advanced to Cimarron under the Bank One facility was due. At the time the terms of the Bank One facility to Cimarron were amended, the terms of Cimarron's loan facility Zion were amended to convert the loan principal outstanding on September 30, 2003 of $50,000 into a 100 month term loan repayable monthly commencing November 15, 2004 in $500 increments, with Cimarron having the option commencing January 15, 2005 to call the loan in whole or in $5,000 increments on 30 days notice. In connection with the conversion of the Cimarron loan to Zion to a 100 month term loan, an option which had been granted to Cimarron to convert $50,000 of the loan principal into 50,000 shares of common stock was severed from the note and modified to allow its exercise by reduction of Zion accounts payable to Cimarron. Effective September 30, 2003, Cimarron exercised the option in consideration for the forgiveness of $50,000 of accounts payable in connection with services rendered to Zion by Mr. Soltero. Cimarron transferred the shares to Mr. Soltero.

Zion Oil & Gas, Inc.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

6. RELATED PARTY TRANSACTIONS (Continued)

Of the notes payable to related parties at September 30, 2003, $89,000 is comprised of borrowings under a line of credit loan agreement with a shareholder of the Company in the maximum amount of $100,000 to be repaid out of the first $200,000 in receipts from a public offering, or within two years, which ever occurs first. Outstanding balances will accrue interest at 10% per annum. At the direction of the shareholder, a commitment fee of $10,000 was paid to two children of the shareholder in the form of 1,000 shares of preferred stock and warrants to purchase 5,000 shares of the Company's common stock. The fee was charged to finance expense.

7. INCOME TAXES

Income earned from activities in Israel is subject to regular Israeli tax rates. For Israeli tax purposes, exploration costs on unproved properties are expensed. Losses can be carried forward indefinitely, linked to the increase in the Israeli Consumer Price Index.

8. COMMITMENTS AND CONTINGENCIES

Environmental Matters

The Company is engaged in oil and gas exploration and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. Although environmental assessments are conducted on all acquired properties, in the Company's acquisition of previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled.

Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation could fall upon the Company. No claim has been made, nor is the Company aware of any liability, which it may have, as it relates to any environmental clean up, restoration or the violation of any rules or regulations relating thereto. Liabilities for expenditures are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated.

Royalty Commitments

The Company is obligated, according to the Israeli Petroleum Law, 5712-1952 (the Petroleum Law), to pay 12.5% royalties to the Government of Israel on oil and gas produced from the oil and gas properties of the Company located in Israel (except those reserves serving to operate the wells and related equipment and facilities).

The Company has initiated the establishment of a Key Employee Royalty Pool whereby a 1 1/2% overriding royalty or equivalent interest in the Joseph Project and such other oil and gas exploration and development rights as may in the future be acquired by the Company shall be assigned to Key Employees.

The Company has initiated the establishment of two charitable trusts based in Israel and in the United States for the purpose of supporting charitable projects and other charities in Israel and the United States. A 3% overriding royalty or equivalent interest in the Joseph Project and such other oil and gas exploration and development rights as may in the future be acquired by the Company shall be assigned to each charitable organization (6% overriding interest in the aggregate).

At September 30, 2003, the Company does not have any outstanding obligation in respect to royalty payments, since it is at the "exploration stage" and, to this date, no proved reserves have been found, or production initiated.

Zion Oil & Gas, Inc.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

9. SUBSEQUENT EVENTS

During October and November 2003, six shareholders exercised warrants to purchase 63,500 shares of common stock at an average price of $1.30 per share for the aggregate consideration of $82,750.

During November 2003, warrants to purchase 50,000 shares of common stock at $3.00 per share until December 31, 2005 were awarded to two new members of the board of directors.

Zion Oil & Gas, Inc.

SUBSCRIPTION AGREEMENT

The Investor named below, by payment of a wire transfer or check payable to ZION OIL & GAS, INC. - ESCROW ACCOUNT, hereby subscribes for shares of common stock, $.01 par value ("the Shares") indicated below (minimum purchase of 100 shares at a purchase price of $5.00 per Share) of Zion Oil & Gas, Inc. Shares must be purchased in increments of $500. By such payment, the named Investor acknowledges receipt of the Prospectus and any amendment, the terms of which govern the investment in the Shares.

A.   INVESTMENT:
(1) No. of Shares purchased _________.  Dollar Amount: $___________
(2) [  ]Initial Purchase; or      [  ]Additional Purchase
(3) [  ]Check Payment Enclosed:   Number:_________ Date:___/___/____; or
(4) [  ]Wire Transfer:  Sending Bank:_______________________Wire #:_________ Date:___/___/____

                                     Bank Address:______________________________Phone Number__________________

B.   REGISTRATION:
(1) Registered Owner:    [  ]Mr.   [  ]Mrs.   [  ]Ms.   [  ]Dr.   [  ]Other ____________________________

Name:______________________________________________________________________________

(2) Co-owner:   [  ]Mr.   [  ]Mrs.   [  ]Ms.   [  ]Dr.   [  ]Other ____________________________________

Name:______________________________________________________________________________

(3) Mailing Address: __________________________________________________________________

(4) Residence Address (if different from above):_____________________________________________

(5) Telephone #:      (Home) (_____) _____ - ________ (Office) (_____) _____ - __________________

(6) Email Address:____________________________________________________________________

(7) Birth Date:______ /______ /____ (8)Birth Date Co-Owner_____/_____/____________________

(9) Please indicate Citizenship Status: [  ]U.S. Citizen               [  ]Other___________________________

(10) Social Security (or National Identity) Number___________________________________________________

(11) Co-Owner _______________________________________________________________________________

Corporate or Custodial Taxpayer ID      #: __________________________________________________

C.   OWNERSHIP:       [  ]Individual Ownership  [  ]IRA or Keogh  [  ]Joint Tenants with Rights of Survivorship  [  ]Trust/Date of Trust Established Pension/Trust  ___ / ___ / ___  (S.E.P.)
[  ]Tenants in Common  [  ]Tenants by the Entirety  [  ]Corporate Ownership  [  ]Partnership
[  ]Other _____________________________________________________________________________

Zion Oil & Gas, Inc.-Subscription Agreement, page 2

D.   SIGNATURES: By signing below, I/we represent that I/we have relied on the information set forth in the Prospectus, as and if amended, and on no other statement whatever, whether written or oral.

Signatures - Registered Owner: ___________________   Co-Owner: _____________________________

E.   PRINT NAMES OF CUSTODIAN OR TRUSTEE:
_____________________________________________________________Date:___________________

Authorized Signature: ________________________Witness Signature: __________________________

F.   RETURN OF PAYMENT SHOULD BE SENT TO (IF DIFFERENT FROM REGISTERED OWNER):
Name: _________________________________ c/o: __________________________________________

Address: _____________________________________________________________________________
Account #___________________________       Phone: (_____) ______ - _________________________

G.   BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the Beneficial Owner.

Name of Beneficial Owner Only: ____________________________  Phone: (___)___- ___________

Address: _____________________________________________________________________________

H.   BROKER-DEALER/REGISTERED REPRESENTATIVE DATA (broker-dealer use only):

Broker-Dealer NASD Firm Name: _____________________Telephone Number: (___)_____- _____

Main Office Address: ________________________________________________________________

Authorized Signature: ______________________________________________ Date: ______________

Print or Type Name of Registered Representative:____________________________________________

Signature: _________________________________________________ Phone: (___)______- ________

Branch Office Address: _______________________________________________________________

SEND TO:	Network 1 Financial Securities, Inc. Attn: Mr, Mike Zarraga, Vice President 2 Bridge Avenue, Penthouse Suite Red Bank, NJ 07701 Phone (800) 866-7007 Fax (732)758-6671	ACCEPTED: ZION OIL & GAS, INC. By:_______________________ Title: Date:

Location of Seismic Lines
Joseph Project
0
4
Kilometers
Haifa 5 km
ASHER-ATLIT #1
CARMEL #1
LP-2239
DS-0587
DS-0584
DS-0586
DS-0583
DS-2222
LP-2139
CAESAREA #3
DS-0588
HAR AMIR #1
DS-2223
DS-0583
DS-2223
MA'ANIT #1
DS-0653
ZI-5024
DS-2191
ZI-5039
DS-0585
GV-2224
DS-0589
DS-3081
GV-2226
west bank
DS-0589
DS-3065
DS-3070
DS-3081
GV-2226
GV-2225
DS-0590
DS-0579
DS-0557
DS-0590
DS-3071
JOSEPH #1 (PROPOSED)
Netanya
DS-3071
DS-4014
DS-3064
DS-0559
DS-3064
DS-0664
DS-4010
DS-4010
DS-4008
ZI-5039
DS-3085
DS-4009
DS-0619
DS-0619
DS-3579
GA'ASH #2
DS-3579
DS-3025
DS-617
DS-0663
DS-3070
DS-617
DS-3024
DS-0559
MEGED #4
DS-0664
MEGED #3
DS-4012
MEGED #2
DS-3025
Tel Aviv
5 km
DS-0585
DS-0557
DS-0616
DS-4011
DS-4011
DS-3024
DS-0744

1,300,000 Shares (Minimum)                                           7,000,000 Shares (Maximum)

Zion Oil & Gas, Inc.

Shares of Common Stock, Par Value $.01 per Share

Purchase Price - $5.00 per Share

TABLE OF CONTENTS

PROSPECTUS SUMMARY *

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS *

RISK FACTORS *

USE OF PROCEEDS *

PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION *

CAPITALIZATION *

DETERMINATION OF OFFERING PRICE *

DILUTION *

DIVIDEND POLICY *

PLAN OF DISTRIBUTION *

LEGAL PROCEEDINGS *

MANAGEMENT *

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT *

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS *

EXECUTIVE COMPENSATION *

DESCRIPTION OF SECURITIES *

SHARES ELIGIBLE FOR FUTURE SALE *

INTEREST OF NAMED EXPERTS AND COUNSEL *

BUSINESS AND PROPERTIES *

MARKET FOR SECURITIES *

TAX CONSEQUENCES *

LEGAL MATTERS *

EXPERTS *

WHERE YOU CAN FIND MORE INFORMATION *

FINANCIAL STATEMENTS *

Until May 18, 2004 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Delaware law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum offering amounts. Each amount, except for the commission registration fee and listing fee, is estimated.

	Minimum	Maximum
SEC Filing Fee	$ 2,800	$ 2,800
Non-Accountable Underwriter's Costs Accounting Fees and Expenses	195,000 15,000	483,000 20,000
Legal Fees and Expenses	125,000	155,000
Printing Fees and Advertising	35,000	90,000
Listing Fees	25,000	25,000
Fees of Transfer and Escrow Agent	10,000	35,000
Blue Sky Fees and Expenses	22,200	109,200
Travel and Public Relations	30,000	80,000
TOTAL	$ 460,000	$ 1,000,000

Item 26. Recent Sales of Unregistered Securities

1. Initial Issuance

Zion Oil & Gas, Inc. was formed as a Florida Corporation on April 6, 2000. Our first share issuance was made effective as of September 1, 2000, when Mr. John Brown and 25 different persons made their initial cash contribution of $2,400, for which they received 2,400,000 shares of common stock at the price of 1/10 of one cent per share (the par value at the time). John Brown knew personally all 25 persons, all of them were acquainted with the Joseph Project, and they all had assisted Mr. Brown in developing the project during a fourteen-year pre-formation period. Upon formation of Zion, Mr. Brown and the others contributed to Zion all of the technical, economic, legal and financial data they had accumulated over the years relating to oil and gas exploration in Israel. For accounting purposes, no monetary value was attached to the data. The names of the shareholders, shares received and the consideration are shown in the table below:

Domestic Purchasers	Shares	Consideration
Jane Anderson	5,000	$ 5.00
Dorothy Berger	10,000	$ 10.00
Jean Bowles	5,000	$ 5.00
Joan Brown	100,000	$ 100.00
John M. Brown	520,000	$ 520.00
Mark Brown	50,000	$ 50.00
Ralph DeVore	50,000	$ 50.00
Peter Donlin	5,000	$ 5.00
Jim Duncan	5,000	$ 5.00
Don & Ivy Green	195,000	$ 195.00
Norman & Rosemary Ingram	50,000	$ 50.00
Robert Jarvis	50,000	$ 50.00
Edwin L. Johnson	100,000	$ 100.00
Eliezer Kashai	5,000	$ 5.00
Ronald E. Lichtman	25,000	$ 25.00
Philip Mandelker	450,000	$ 450.00
David Patir	5,000	$ 5.00
Glen H. Perry	450,000	$ 450.00
Darwin K. Pratt	30,000	$ 30.00
Elisha Roih	150,000	$ 150.00
Jack Sherman	50,000	$ 50.00
Carol Joan Skarvi Trust	50,000	$ 50.00
Eugene Soltero	25,000	$ 25.00
Ursula Veselka	5,000	$ 5.00
Horst and/or Gerda Witt	5,000	$ 5.00
Dorothy Wolfe	5,000	$ 5.00
Totals	2,400,000	$ 2,400.00

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which exempts from registration transactions that do not involve a public offering. Given the nominal cost of the founders' shares as noted above, all of the founding investors had the financial ability to assume the risk of their total investment in the shares which were acquired by them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

2. Private Offering Completed in January 2001.

In January 2001, we completed a private placement in which we issued 235,000 shares of our common stock and warrants (the "A Warrants") to purchase 117,500 shares of common stock to four investors for a total consideration of $235,000.  The A Warrants are exercisable at $1.00 per share until December 31, 2004.  Of the A Warrants, 37,500 have been exercised.  The names of the shareholders, shares received, shares of common stock purchasable pursuant to the A Warrants received, and the consideration are shown in the table below:

Purchasers

Shares

A Warrants

Consideration

Carlton Cody

100,000

50,000

$ 100,000

Varon Family Limited Partnership

100,000

50,000

$ 100,000

John M. Brown

25,000

12,500

$ 25,000

Darryl Burman

10,000

5,000

$ 10,000

Totals

235,000

117,500

$ 235,000

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  We determined that the purchasers of securities described above were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

3. Private Offering Completed in August 2001

In August 2001, we completed a private placement in which we issued 190,000 shares of our common stock and A Warrants to purchase 158,333 shares of common stock to nine investors for a total consideration of $235,000.  Of the A Warrants, 12,000 have been exercised.  The names of the shareholders, shares received, shares of common stock purchasable under the A Warrants received, and the consideration are shown in the table below:

Purchaser

Shares

A Warrants

Consideration

John M. Brown

25,000

20,833

$ 25,000

Darryl Burman

5,000

4,167

$ 5,000

Carlton Cody

75,000

62,500

$ 75,000

Ralph DeVore

25,000

20,833

$ 25,000

David Halperin

5,000

4,167

$ 5,000

Philip Mandelker

10,000

8,333

$ 10,000

Irith Rappaport

25,000

20,833

$ 25,000

Elisha Roih

5,000

4,167

$ 5,000

Eugene Soltero

15,000

12,500

$ 15,000

Totals

190,000

158,333

$ 190,000

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  Seven of the nine investors (five of whom are officers or directors) were already shareholders of Zion.  We determined that the two new purchasers of securities described above were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing all the securities above bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

4. Private Offering Completed in May 2002.

In May 2002, we completed a private placement in which we issued 195,000 shares of our common stock and warrants (the "B Warrants") to purchase 97,500 shares of common stock to nine investors for a total consideration of $235,000.  The B Warrants are exercisable at $1.50 per share until the earlier of: (a) December 31, 2004; or (b) the termination date of any warrants issued in connection with a public or private offering in excess of $5,000,000.  Of the B Warrants, 30,000 have been exercised.  The names of the shareholders, shares received, shares of common stock purchasable under the B Warrants received, and the consideration are shown in the table below:

Purchaser

Shares

B Warrants

Consideration

East-DeMarco Family Limited Partnership

75,000

37,500

$ 75,000

Dr. David Feingold

50,000

25,000

$ 50,000

Christian Michel Fenet

10,000

5,000

$ 10,000

Danny Hayes

50,000

25,000

$ 50,000

Bonnie Jean and Don G. Whiteneck, JTWROS

10,000

5,000

$ 10,000

Totals

195,000

97,500

$ 195,000

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  We determined that the purchasers of securities described above were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

5. Series A Convertible Preferred Offering Completed in August 2002.

In August 2002, we completed a private placement in which we issued 4,600 shares of our Series A Convertible Preferred Stock and B Warrants to purchase 46,000 shares of common stock to 6 investors for a total cash consideration of $46,000.

Each share of the preferred stock was convertible at any time into ten shares of the our common stock, or in connection with a subsequent public placement of our securities in an amount of not less than $5,000,000 in gross proceeds, into the greater of (i) ten shares of common stock; or (ii) the number of shares of common stock which would equal $30 when multiplied by the issuing price of the public placement.  Under their terms, shares of preferred stock not previously converted at the option of the holder were to automatically be converted into shares of common stock on the fifth business day following the receipt by us of the first $5,000,000 in gross proceeds from a public placement.  If such a conversion did not occur by November 30, 2004, each share of preferred stock was to convert, at the election of the shareholder, into twenty shares of common stock.  Stock dividends were payable annually to holders of preferred stock, in shares of preferred stock at the rate of 0.1 share per share held.  Upon conversion of the preferred stock to common stock, one full year's dividend was to be paid.  On February 25, 2003 a stock dividend of 4,310 shares of preferred stock was paid to the holders of record on December 31, 2002.  Only July 9, 2003 all outstanding shares of preferred stock were converted into shares of common stock in the reorganization merger of Zion Florida into Zion Delaware at the ratio of 12 shares of common stock for each share of preferred stock.

None of the B Warrants have been exercised.  The names of the shareholders, shares received, shares of common stock purchasable under the B Warrants received, and the consideration are shown in the table below:

Purchasers:

Preferred

B Warrants

Consideration

Jane Anderson

1,000

10,000

$ 10,000

John F. Chadbourne, Jr.

1,000

10,000

$ 10,000

Ralph DeVore

250

2,500

$ 2,500

Dr. David Feingold

1,000

10,000

$ 10,000

Charles S. Kaliszewski

1,100

11,000

$ 11,000

Eugene Soltero

250

2,500

$ 2,500

Totals

4,600

46,000

$ 46,000

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  Four of the six investors (two of whom are officers or directors) were already shareholders of Zion.  We determined that the two new purchasers of securities described above were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing all the securities above bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

6. Series A Convertible Preferred and Common Stock Offering Completed in September 2002.

In September 2002, we completed a private placement in which we issued 3,400 shares of our preferred stock, 21,500 shares of our common stock, and B Warrants to purchase 34,000 shares of common stock to 3 investors for a total consideration of $34,000.  All 3,400 shares of preferred stock were converted into 40,800 shares of common stock in the reorganization merger.  None of the B Warrants have been exercised.  The names of the shareholders, shares of preferred and common stock purchased, and shares of common stock purchasable under the B Warrants received, and the consideration are shown in the table below:

Purchasers:

Preferred

Common

B Warrants

Consideration

Len Chapman

2,500

12,500

12,500

$ 25,000

Scott R. Lowden

500

5,000

2,500

$ 5,000

Ronald E. and Rebecca A. Merrill, JTWROS

400

4,000

2,000

$ 4,000

Totals

3,400

21,500

17,000

$ 34,000

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  We determined that the purchasers of securities described above were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

7. Series A Convertible Preferred Offering Completed in February 2003.

In February 2003, we completed a private placement in which we issued 50,254 shares of our Series A Convertible Preferred Stock and B Warrants to purchase 251,270 shares of common stock to 22 investors for a total consideration of $502,540.  Of the total consideration, $280,000 was paid in cash by 14 investors and $222,540 was a reduction of outstanding indebtedness owed by us to eight investors.

Cash Purchasers:

Preferred

B Warrants

Consideration

Marjorie Avery

1,000

5,000

$ 0,000

Dr. Paula Batterton

1,000

5,000

$ 10,000

Andrew H. Braiterman & Ronne Mandelker, JTWROS

2,000

10,000

$ 20,000

Michael A. Colton

1,000

5,000

$ 10,000

East-DeMarco Family Limited Partnership

7,500

37,500

$ 75,000

Z. Sheldon Fink

500

2,500

$ 5,000

Michael B & Melody S. Massey, JTWROS

1,000

5,000

$ 10,000

Connie Nichter

1,000

5,000

$ 10,000

Charles D. Petry and Thelma L. Petry

1,500

7,500

$ 15,000

R. D. Potach Inc Employees Profit Sharing Plan & Trust

7,500

37,500

$ 75,000

Richard Jonathan Rinberg

1,000

5,000

$ 10,000

Candace S. Stringer

1,000

5,000

$ 10,000

Billy Traylor

1,000

5,000

$ 10,000

Gerald Walpin

1,000

5,000

$ 10,000

Totals

28,000

140,000

$ 280,000

Debt Exchange Purchasers

Preferred

B Warrants

Consideration

William Avery

1,000

5,000

$ 10,000

I. Amihud Ben-Porath, Hamou & Co.

500

2,500

$ 5,000

John M. Brown

7,750

38,750

$ 77,500

Darwin's Beagle, Inc.

1,100

5,500

$ 11,000

Ralph DeVore

1,400

7,000

$ 14,000

Philip Mandelker

2,000

10,000

$ 20,000

Glen H. Perry

6,000

30,000

$ 60,000

Eugene Soltero

2,504

12,520

$ 25,040

Totals

22,254

111,270

$ 222,540

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  Ten of the 22 investors above were existing holders of Zion's equity securities, and five of those ten were officers or directors.  We determined that the twelve new purchasers of securities described above were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing all the securities above bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

8. Common Stock Offering Completed July 2003

On July10, 2003, we completed a private placement in which we issued 36,000 shares of our common stock to seven investors for a total consideration of $108,000.  The names of the shareholders, shares received, and the consideration are shown in the table below:

Name

Shares

Consideration

Mark W. Shriver

3,666

$ 10,998

Patrick J. & Kim Roncone JTWOS

7,000

$ 21,000

Donald D. Ellis

7,334

$ 22,002

Todd D. Bennett

5,000

$ 15,000

Anne Cooper

5,000

$ 15,000

Neri Laufer

5,000

$ 15,000

Philip Mandelker

3,000

$ 9,000

Totals

36,000

$ 108,000

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  One of the seven investors above is an officer and director of Zion.  We determined that the six new purchasers of securities described above were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

9. Stock and Warrants for Services

During 2001 and 2002 we issued 27,500 A Warrants and 30,000 B Warrants for services, for which we recorded $0 consideration.  20,000 A Warrants were issued to David Halperin for agreeing to act as a director designee and for assisting us in analyzing the potential market for investors in Europe.  7,500 A Warrants were issued to Larry R. Gilmore for reviewing our seismic lines and assisting us in geophysical interpretation.  30,000 B Warrants were issued to I. Amihud Ben-Porath, Hamou & Co. for providing local assistance to our general counsel in Tel Aviv.  None of the foregoing warrants have been exercised.

During 2002 and 2003 we issued 12,500 shares of common stock and 8,250 B Warrants for services recorded at $12,500.  12,000 shares of common stock and 8,000 B Warrants were issued to Charles Kaliszewski for $12,000 of financial consulting services performed in Texas and Argentina on our behalf.  500 shares of common stock and 250 B Warrants were issued to Paula Batterton for providing planning services for us in Houston.

The issuance of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  We determined that the recipients of securities described above were sophisticated investors who had the financial ability to assume the risk of their total investment and acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

10. M&B Comfort Letters

In November 2002, we issued 50,000 shares of common stock and B Warrants to purchase 25,000 shares of common stock to two of the principal shareholders of the M&B Companies in return for the issuance by the M&B Companies in October 2002 of a $2,000,000 comfort letter (extending and renewing a comfort letter originally issued in April 2000) to the Israeli Petroleum Commissioner on behalf of Zion.  The securities were equally divided between Mark Brown and Robert Jarvis and were valued at $50,000.

The issuance of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  We determined that the purchasers of securities described above (both of whom were existing shareholders) were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

11. Hal Lindsey Gift

In October 2002, we gave Hal Lindsey 50,000 shares of common stock upon the recommendation of our chairman, John Brown.  Mr. Lindsey has been a supporter of Israeli development for more than forty years through the Hal Lindsey ministries and we wanted to recognize that support in our gift.  The gift was recorded in our books as a $50,000 general and administrative expense.

The issuance of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  We determined that Mr. Lindsey accepted the gift for his own account and not with a view to any distribution thereof to the public.  The certificate evidencing the securities bears a legend stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

12. The Chairman's Notes.

During 2000 John Brown extended a $50,000 line of credit to Zion against which we initially borrowed approximately $25,000 to make our first license fee payment to the Israeli government and a down payment for our first seismic survey.  The loan bore an interest rate of 7% per annum and we eventually borrowed to the maximum amount.  During 2001, we repaid the outstanding $50,000 principal amount of the loan by delivering to Mr. Brown 50,000 shares of common stock and warrants to purchase 33,333 shares of common stock at the exercise price of $1.00 per share, in accordance with the same terms and conditions as the shares of common stock and warrants were being sold to unrelated third parties in private transactions during 2001.  These transactions were counted as cash purchases by Mr. Brown and included in #2 and #3 above.  Mr. Brown waived the interest.

During 2002, Mr. Brown entered into a new loan agreement with Zion at a 7% interest rate and advanced $50,000 to us under the loan agreement.  At the end of the year, Mr. Brown participated in our private placement of Series A Convertible Preferred Stock and received 5,000 shares of the preferred stock and warrants to purchase 25,000 shares of common stock at $1.50 per share in exchange for cancellation of our $50,000 indebtedness.  The exchange was made under the same terms and conditions as the sale at the same time by us to unrelated third parties of our preferred stock and $1.50 warrants and is included in #4 above.  Mr. Brown waived the interest.

The issuance of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  John Brown, the purchaser of securities, is the founder, chairman and chief executive officer of Zion.

13. Cimarron Line of Credit.

In early 2002, Zion borrowed $50,590 under a loan facility with Cimarron Resources, Inc, which is owned by Eugene Soltero, the president of Zion.  Cimarron obtained the monies to lend to Zion through a loan facility with Bank One.  The interest charged to us is the Cimarron's interest cost which accrues at Bank One's prime rate (4.25% at December 31, 2002) plus 2.5%.   The note was due on the earlier of (a) 30 days following the closing of an initial public offering by Zion; (b) the determination by the Board of Directors of Zion that Zion has raised funds in sufficient amounts to enable Zion to conduct operations prior to the closing of an initial public offering without need for recourse to the loan facility; or (c) the date or dates the principal amount of the monies advanced to Cimarron under the Bank One facility was due.  At the time the terms of the Bank One facility to Cimarron were amended in October 2003, the terms of Cimarron's loan facility to Zion was amended to convert the loan principal outstanding on September 30, 2003 of $50,000 into a 100 month term loan repayable monthly commencing December 1, 2004 in $500 increments, with Cimarron having the option commencing January 15, 2005 to call the loan in whole or in $5,000 increments on 30 days notice.  In connection with the conversion of Cimarron loan to Zion to a 100-month term loan, an option which had been granted to Cimarron to convert $50,000 of the loan principal into 50,000 shares of common stock was modified to allow its exercise by reduction of Zion accounts payable to Cimarron.  Effective September 30, 2003,

Cimarron exercised the option in consideration for the forgiveness of $50,000 of accounts payable in connection with services rendered to Zion by Mr. Soltero.  Cimarron transferred the shares to Mr. Soltero.

The issuance of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  Eugene Soltero, the control person of Cimarron, is the president and chief operating officer of Zion.

14. Rappaport Loan

In February 2003, we entered into a loan agreement with Ms. Irith Rappaport, a shareholder of Zion, to borrow the sum of up to $100,000 to cover certain obligations of Zion relating to this offering.  We paid a commitment fee valued at $10,000 in the form of 1,000 shares of preferred stock and a B Warrant (to purchase 5,000 shares of common stock), to her designees (two of her children).  This loan bears interest at the rate of 10% per annum and must be repaid at the earliest of (a) the closing of the minimum offering, (b) December 31, 2004, or (c) at such time or times as in the opinion of the directors of Zion, funds available to Zion so permit.

The issuance of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  We determined that the purchaser of securities described above, an existing shareholder, was a sophisticated investor who had the financial ability to assume the risk of her total investment, acquired the securities for her children's accounts and not with a view to any distribution thereof to the public.  The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

15. Options, Warrants and Shares Issued to Officers and Directors

In July 2000, Zion entered into a financial advisory and services agreement with Ralph DeVore, before he was elected a director, whereby Mr. DeVore assisted us in a number of areas, including business structuring, investor relations, introductions to investment bankers and investors, and other related financial services.  On December 31, 2000, Mr. DeVore was awarded a warrant (as provided in the agreement) giving him the right to purchase 80,000 shares of our common stock at $0.20 per share until December 31, 2004.  In February 2001, the agreement was modified and extended through June 30, 2001.  Mr. DeVore was elected a director in June 2001.  In August 2001 the agreement was extended through September 30, 2001 and Mr. DeVore was awarded another warrant, this one (as provided in the agreement) giving him the right to purchase 40,000 shares of our common stock at $0.20 per share until December 31, 2004.  As the 120,000 shares, upon purchase, would be restricted shares and there was no public market, the awards were valued at $0.  Following the expiration of the agreement, Mr. DeVore continued to provide financial advisory services on an as needed basis.  In 2002, for financial services rendered, he invoiced us $2,500 and used the receivable from us to purchase 2,500 shares of common stock and a B Warrant to purchase 1,250 shares.  In 2003, Mr. DeVore exercised his warrants to purchase 120,000 shares for $0.20 per share.  The B Warrant has not been exercised.

In addition, during the years 2001 through 2003 we issued to certain officers and directors options to purchase common stock at $1.00 per share until December 1, 2004 (the "$1.00 Options"), options to purchase common stock at $0.20 per share until December 31, 2004 (the "$0.20 Options"), warrants to purchase common stock at $3.00 per share until December 31, 2005 (the "$3.00 Warrants") and A Warrants (some of which options and warrants have been canceled or exercised as shown in the "Disposition" column) to purchase the number of shares shown in the following table below.  None of the A Warrants or the $3.00 warrants have been exercised.  All the options and warrants had a recorded value of $0 upon issuance because the underlying common stock would be restricted upon their issuance and there was no market for the shares of common stock.

Name

$1.00 Options

$0.20 Options

$3.00 Warrants

A Warrants

Date Issued

Disposition (if any)

Elisha Roih

5,000

8/15/2001

Eliezer Kashai

7,500

8/15/2001

Eugene Soltero

10,000

8/15/2001

Eugene Soltero

300,000

10/1/2001

Canceled 7/22/2002

Eugene Soltero

400,000

7/22/2002

Exercised 12/31/2002

Eliezer Kashai

45,000

10/10/2002

Exercised 1/2/2003

Z. Sheldon Fink

25,000

7/14/2003

Eitan Lubitch

25,000

7/14/2003

Paul Oroian

25,000

11/18/2003

Kent Siegel

25,000

11/18/2003

In January 2003 we issued 50,000 shares of common stock and an A Warrant to purchase 200,000 shares to William H. Avery in connection with his employment as vice-president of finance.  The transaction was recorded as a $50,000 charge to general and administrative expenses.  Effective September 30, 2003 Mr. Avery purchased 40,000 shares of common stock by a partial exercise of a warrant, in exchange for a reduction of $40,000 of our payables to him.  The warrant is still outstanding with respect to 160,000 shares.

The issuance of the options and warrants, as well as the issuance of shares of common stock purchased upon exercise of the options above, were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  All of the recipients and purchasers of the securities are officers, directors or key employees of Zion.

16.  Bonus and Relocation Reimbursement for John Brown

Effective September 30, 2003 we awarded a bonus to John Brown in the amount of $80,000 and paid him a non-accountable relocation expense reimbursement of $10,000.  He elected to invest the $90,000 by purchasing 3,000 shares of common stock at $3.00 per share, which was the same price of the most recent sale of our common stock to unrelated third parties.

The issuance of the shares of common stock was made in reliance upon Section 4(2) of the Securities Act, which provides exemptions for transactions not involving a public offering.  The purchaser of the securities is an executive officer of Zion.

17.  Exercise of Outstanding Warrants

During September through November 2003, eleven of our shareholders exercised their rights under currently outstanding warrants to purchase 172,583 shares of common stock for cash consideration of $107,750 and $90,958 reduction of Zion accounts payable as follows:

Purchaser

Shares

Cash

Carlton Cody

12,500

$ 12,500

Roy H. Cody

12,500

$ 12,500

Gerald Walpin

1,000

$ 1,500

Christian Fenet

5,000

$ 7,500

Richard Rinberg

5,000

$ 7,500

Michael Fink

2,500

$ 3,750

David Feingold

25,000

$ 37,500

Varon Family L.P.

25,000

$ 25,000

Totals

88,500

$107,750

Purchaser

Shares

 Reduction of
Payables

John Brown

47,083

$ 53,958

Glen Perry

25,000

$ 25,000

Ralph DeVore

12,000

$ 12,000

Totals

84,083

$ 90,958

The sales of securities above were made in reliance upon Section 4(2) of the Securities Act, which provide exemptions for transactions not involving a public offering.  All purchasers were existing stockholders of Zion and the shares purchased were purchased by way of warrants held by the stockholders that were acquired in the connection with their prior purchase or purchases of common or preferred stock.  The certificates evidencing the securities purchased bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

Item 27.   Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number

Identification of Exhibit

1.1

Underwriting Agreement

3.1*

Amended and Restated Certificate of Incorporation of Zion Oil & Gas, Inc.

3.2*

Amended and Restated Bylaws of Zion Oil & Gas, Inc.

4.1*

Specimen Certificate for Zion Common Stock, par value $.01 per share

5.1*

Opinion of Alice A. Waters, Attorney at Law, regarding legality of securities being registered

8.1*

Opinion of Lowden Van Brauman, LLP, regarding Israeli tax impact to

United States Shareholders

9.1*

Stockholders' and Voting Agreement (with John M. Brown)

9.2*

Stockholders' and Voting Agreement (with Ralph DeVore)

10.1

Ma'anit-Joseph License

10.3

Escrow Agreement

10.4*

Employment Letters of Intent with Executive Officers

16.1*

Letter on Change in Certifying Accountant

23.1*

Consent of Alice A. Waters, Attorney at Law (included in the opinion filed as Exhibit 5.1 to this registration statement)

23.2

Consent of Lane Gorman Trubitt, L.L.P.

23.3*

Consent of Lowden Van Brauman, LLP

24.1*

Powers of Attorney

_____________________

*Previously Filed

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

  To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:  (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  II-14

  For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  To provide to the Placement Agent(s) at each closing specified in the Selling Agreement certificates in such denominations and registered in such names as required by the Placement Agents to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 10, 2004.

 ZION OIL & GAS, INC.
(Registrant)

 By: /s/ JOHN M. BROWN
        John M. Brown
        Chairman of the Board and Chief Executive         Officer
(Principal Executive Officer)

 By: /s/ E.A. SOLTERO
        Eugene A. Soltero, President
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

 /s/ JOHN M. BROWN
John M. Brown

Chairman of the Board and Chief Executive Officer

February 10, 2004

 /s/ EUGENE A. SOLTERO
Eugene A. Soltero

President, Chief Operating Officer and Director

February 10, 2004

   *
Glen H. Perry

Executive Vice President and Director

February 10, 2004

   *
Philip Mandelker

General Counsel and Director

February 10, 2004

   *
Ralph F. DeVore

Director

February 10, 2004

   *
Eitan Lubitch

Director

February 10, 2004

   *
Z. Sheldon Fink

Director

February 10, 2004

   *
Paul Oroian

Director

February 10, 2004

   *
Kent Siegel

Director

February 10, 2004

          *    By: /s/ EUGENE A. SOLTERO
                      Eugene A. Soltero
Attorney-in-Fact